As filed with the Securities and Exchange Commission on July 17, 1998
                                                Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DERMA SCIENCES, INC.
             (Exact name of Registrant as specified in its charter)

  Pennsylvania                          5129                      23-2328753
(State or other                  (Primary Standard             (I.R.S. Employer
jurisdiction of              Industrial Classification       Identification No.)
incorporation or                    Code Number)
organization)


                         214 Carnegie Center, Suite 100
                               Princeton, NJ 08540
                                 (609) 514-4744
                   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                           Edward J. Quilty, Chairman
                         214 Carnegie Center, Suite 100
                               Princeton, NJ 08540
                                 (609) 514-4744
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Copies of all communications and notices to:
                          Raymond C. Hedger, Jr., Esq.
                                 Hedger & Hedger
                        1800 Linglestown Road, Suite 206
                              Harrisburg, PA 17110
                                 (717) 238-1800

     Approximate  date  of  commencement  of  proposed  sale  to  public:   Upon
consummation of the merger described herein (the "Merger").

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                  Proposed maximum       Proposed maximum
   Title of each class of       Amount to be      offering price per     aggregate offering    Amount of registration
securities to be registered    registered (1)            unit                 price(2)                   fee
=====================================================================================================================
Common Stock, $.01 par
value per share                   1,683,000         Not Applicable           $1,202,075                 $355
=====================================================================================================================

(1) Based upon the maximum number of shares of Common Stock of Derma Sciences, Inc. ("Derma Sciences") that may be issued in connection with the Merger.
(2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and computed pursuant to Rules 457(f) and (c) under the Securities Act based on (i) $0.500, the average of the high and low per share prices of Common Shares of Genetic Laboratories Wound Care Inc. ("Genetic Labs") on the NASD Electronic Bulletin Board for July 15, 1998 and (ii) the maximum number of Genetic Labs Common Shares to be acquired by Derma Sciences in connection with the Merger.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL

FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION SHATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              DERMA SCIENCES, INC.
                          PROXY STATEMENT - PROSPECTUS
                          ----------------------------

                      GENETIC LABORATORIES WOUND CARE, INC.
                                 PROXY STATEMENT
                          ----------------------------

                       JOINT PROXY STATEMENT - PROSPECTUS

     This Joint Proxy Statement-Prospectus (the "Joint Proxy Statement-Prospectus") is being furnished to shareholders of Derma Sciences, Inc., a Pennsylvania corporation ("Derma Sciences"), in connection with the solicitation of proxies by the Board of Directors of Derma Sciences for use at the special meeting of shareholders of Derma Sciences to be held on September 25, 1998, at 10:00 a.m., local time, at the offices of Derma Sciences, 214 Carnegie Center, Suite 100, Princeton, New Jersey (the "Derma Sciences Special Meeting"), or any adjournments or postponements thereof. This Joint Proxy Statement-Prospectus is also being furnished to shareholders of Genetic Laboratories Wound Care, Inc., a Minnesota corporation ("Genetic Labs"), in connection with the solicitation of proxies by the Board of Directors of Genetic Labs for use at the special meeting of shareholders of Genetic Labs to be held on September 25, 1998, at 10:00 a.m., local time, at the offices of Genetic Labs, 2726 Patton Road, St. Paul, Minnesota (the "Genetic Labs Special Meeting"), or any adjournments or postponements thereof.

     The Joint Proxy Statement-Prospectus describes the terms of the proposed merger (the "Merger") of Derma Merging Corporation ("Derma Merging"), a Pennsylvania corporation and a wholly owned subsidiary of Derma Sciences, with and into Genetic Labs pursuant to the Agreement and Plan of Merger dated as of July 7, 1998 (the "Merger Agreement") by and among Derma Sciences, Derma Merging and Genetic Labs.

     Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), among other things, (i) each issued and outstanding common share, par value $.01 per share, of Genetic Labs ("Genetic Labs Common Shares") (other than shares as to which dissenters' rights have been duly demanded under Minnesota law) will be converted into the right to receive 0.7 shares (the "Exchange Ratio"), with fractional shares rounded up to the next higher whole share, of fully paid and nonassessable shares of common stock, $.01 par value per share, of Derma Sciences (variously "Derma Sciences Common Stock" or "Common Stock"), and (ii) Derma Merging will be merged with and into Genetic Labs, with Genetic Labs surviving the Merger as a wholly owned subsidiary of Derma Sciences.

     THE EXCHANGE RATIO IS FIXED. ACCORDINGLY, A CHANGE IN THE MARKET PRICE OF DERMA SCIENCES COMMON STOCK BEFORE THE MERGER WILL AFFECT THE VALUE OF THE DERMA SCIENCES COMMON STOCK TO BE RECEIVED IN THE MERGER.

     At the Derma Sciences Special Meeting, shareholders of Derma Sciences will be asked to consider and vote upon a proposal to approve the issuance of up to 1,683,000 shares of Derma Sciences Common Stock in connection with the Merger (such number of shares or any portion thereof are referred to herein as the "Merger Shares"). Approval of such issuance by the shareholders of Derma Sciences is required by the rules of the National Association of Securities Dealers, Inc. ("NASD") because shares of Derma Sciences Common Stock are traded on the Nasdaq SmallCap Market and the number of shares to be issued in the Merger will exceed 20% of the issued and outstanding shares of Derma Sciences Common Stock. Shareholders of Derma Sciences are not voting upon approval of the Merger Agreement because such approval is not required under Pennsylvania law. In addition to the proposal regarding the issuance of the Merger Shares, at the Derma Sciences Special Meeting shareholders of Derma Sciences will be asked to consider and vote upon a proposal to amend the Derma Sciences, Inc. Stock Option Plan (the "Plan") to increase the number of shares of Derma Sciences Common Stock authorized to be issued under the Plan from 450,000 to 1,500,000 and to allow officers, directors, employees, associates, consultants and advisors of Derma Sciences' subsidiaries to be eligible for grants of stock options under the Plan.

     At the Genetic Labs Special Meeting, shareholders of Genetic Labs will be asked to consider and vote upon a proposal to approve the Merger Agreement.

     This Joint Proxy Statement-Prospectus also serves as a prospectus of Derma Sciences under the Securities Act of 1933, as amended, with respect to the Merger Shares. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY SHAREHOLDERS OF GENETIC LABS AND DERMA SCIENCES IN EVALUATING THE MERGER.

     This Joint Proxy Statement-Prospectus and the accompanying forms of proxy are first being sent to shareholders of Derma Sciences and shareholders of Genetic Labs on or about September 1, 1998.

                               -------------------

     THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT-PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

       The date of this Joint Proxy Statement-Prospectus is July 17, 1998.

                               -------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS JOINT PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN BY REFERENCE OR IN THE AFFAIRS OF DERMA SCIENCES OR GENETIC LABS SINCE THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO DERMA SCIENCES HAS BEEN PROVIDED BY DERMA SCIENCES AND THE INFORMATION CONTAINED HEREIN WITH RESPECT TO GENETIC LABS HAS BEEN PROVIDED BY GENETIC LABS.

     This Joint Proxy Statement-Prospectus incorporates by reference certain documents concerning Derma Sciences and Genetic Labs that are not presented or delivered herewith. Derma Sciences and Genetic Labs will provide, without charge, to each person (including any beneficial owner) to whom this Joint Proxy Statement-Prospectus is delivered, upon written or oral request by such person, a copy of any and all of the information that has been incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). In order to obtain timely delivery of any such documents, a person must request the information no later than September 18, 1998, i.e. five business days before the special meeting of shareholders of Genetic Labs and Derma Sciences. Such requests should be directed to Richard S. Mink, Chief Operating Officer, at Derma Sciences' principal executive offices, 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540, telephone (609) 514-4744 or to Arthur A. Beisang, Chairman and Chief Executive Officer, at Genetic Labs' principal executive offices, 2726 Patton Road, St. Paul, Minnesota 55113-1136, telephone (612) 633-0805.

                             ADDITIONAL INFORMATION

     Derma Sciences and Genetic Labs are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Reports filed since April, 1996 can also be inspected via the internet at http://www.sec.gov in the EDGAR archives.

     Derma Sciences has filed with the Commission a registration statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Derma Sciences Common Stock to be issued in connection with the Merger. This Joint Proxy Statement-Prospectus constitutes the prospectus of Derma Sciences filed as part of the Registration Statement. The Joint Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by with the Commission under the Exchange Act and are incorporated herein by reference:

     (a) Derma Sciences' Annual Report on Form 10-KSB for the year ended December 31, 1997 ("Derma Sciences' Form 10-KSB").
     (b) Derma Sciences' Quarterly Report on Form 10-QSB for the quarter ended March, 31, 1998.
     (c) Derma Sciences' Current Reports on Forms 8-K dated February 12, 1998, February 19, 1998, April 10, 1998, May 13, 1998, June 10, 1998, July
          9, 1998, and July 13, 1998.
     (d) Derma Sciences' definitive Proxy Statement for the Special Meeting of Shareholders held January 7, 1998 ("Derma Sciences' Special Meeting Proxy Statement").
     (e) Derma Sciences' definitive Proxy Statement for the Annual Meeting of Shareholders held May 12, 1998 ("Derma Sciences' Annual Meeting Proxy Statement").
     (f) The description of Derma Sciences' Common Stock contained in its registration statement on Form 8-A effective May 13, 1994.
     (g) The description of Derma Sciences' Preferred Stock contained in Derma Sciences' Special Meeting Proxy Statement.
     (h) Genetic Labs' Annual Report on Form 10-KSB for the year ended May 31, 1997 ("Genetic Labs' Form 10-KSB").
     (i) Genetic Labs' definitive Proxy Statement for the Annual Meeting of Shareholders held November 3, 1997 ("Genetic Labs' Annual Meeting Proxy Statement").
     (j) Genetic Labs' Quarterly Reports on Form 10-QSB for the quarters ended August 31, 1997, November 30, 1997 and February 28, 1998.
     (k) Genetic Labs' Current Reports on Form 8-K dated May 12, 1998 and July 14, 1998.

     All documents filed by Derma Sciences and Genetic Labs pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the date of the Special Meetings, in the case of Genetic Labs or the date on which the offering terminates, in the case of Derma Sciences, shall be deemed to be incorporated by reference into this Joint Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Joint Proxy Statement-Prospectus to the extent that such statement is modified or superseded by a statement in a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement-Prospectus.

                                TABLE OF CONTENTS

Section                                                                                            Page No.

ADDITIONAL INFORMATION .....................................................................            3
INCORPORATION BY REFERENCE .................................................................            3
SUMMARY .....................................................................................           7
    Parties to the Merger Agreement ........................................................            7
    Recent Developments ....................................................................            7
    The Derma Sciences Special Meeting .....................................................            7
    The Genetic Labs Special Meeting .......................................................            8
    The Merger and the Merger Agreement ....................................................            9
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS .................................           11
COMPARATIVE HISTORICAL AND PRO FORMA COMBINED PER SHARE DATA................................           11
RISK FACTORS ...............................................................................           12
    No Dividends ...........................................................................           12
    Outstanding Options .....................................................................          12
    Possible Volatility of Securities Prices ...............................................           13
    Absence of Historical Profitability; Recent Losses; Accumulated Deficit ................           13
    Quarterly Fluctuations .................................................................           13
    Restructuring of Distribution System ...................................................           13
    Government Regulation and Product Approval .............................................           13
    Declining Sales and Dependence on a Single Product Line ................................           14
    Healthcare Reimbursement ...............................................................           14
    Patents and Proprietary Technology .....................................................           14
    Dependence on Third Party Manufacturers ................................................           14
    Genetic Labs' Dependence on Single Customer ............................................           14
    Technological Change and Competition ...................................................           14
    Attraction and Retention of Key Personnel ..............................................           15
    Acquisition, Business Combinations and Strategic Alliances .............................           15
    Product Liability; Insurance ...........................................................           15
    Integration of Acquired Business .......................................................           15
RECENT DEVELOPMENTS ........................................................................           16
    Settlement of ABS LifeSciences, Inc. Litigation.........................................           16
    Completion of Convertible Securities Offering...........................................           16
    Sunshine Products, Inc. Purchase........................................................           16
THE DERMA SCIENCES SPECIAL MEETING .........................................................           17
    Date, Time and Place ...................................................................           17
    Purpose of the Derma Sciences Special Meeting ..........................................           17
    Record Date ............................................................................           17
    Required Vote ..........................................................................           17
    Proxies ................................................................................           17
    Availability of Accountants ............................................................           18
THE GENETIC LABS SPECIAL MEETING ...........................................................           18
    Date, Time and Place ...................................................................           18
    Purpose of the Derma Sciences Special Meeting ..........................................           19
    Record Date ............................................................................           19
    Required Vote ..........................................................................           19
    Proxies ................................................................................           20
    Availability of Accountants ............................................................           20
THE MERGER .................................................................................           20
    Background of the Merger ...............................................................           21
    Derma Sciences' Reasons for the Merger; Recommendation of the
       Derma Sciences Board of Directors....................................................           21
    Genetic Labs' Reasons for the Merger; Recommendation of the
       Genetic Labs Board of Directors......................................................           22
    Closing; Effective Time ................................................................           23

                                       4

    Form of the Merger; Merger Consideration ...............................................           23
    Exchange of Stock Certificates .........................................................           23
    Interests of Certain Persons in the Merger .............................................           24
       Stock Options .......................................................................           24
       Employment Agreements ...............................................................           25
       Indemnification .....................................................................           25
    Certain Federal Income Taxes Consequences of the Merger ................................           26
       The Merger ..........................................................................           26
       Federal Income Tax Consequences to Dissenters .......................................           27
    Accounting Treatment ...................................................................           27
    Regulatory Filings and Approvals .......................................................           27
    Restrictions on Sales of Shares by Affiliates ..........................................           27
    Quotation of Derma Sciences Common Stock on Nasdaq .....................................           27
    Dissenters' Rights .....................................................................           28
    Delisting and Deregistration of Genetic Labs Common Shares After the Merger ............           30
    The Merger Agreement ...................................................................           30
       Conversion of Shares; Exchange Ratio ................................................           30
       Representations and Warranties ......................................................           31
       Conduct of Business Prior to Effective Time .........................................           31
       No Other Negotiations ...............................................................           32
       Indemnification .....................................................................           33
       Genetic Labs Stock Options ..........................................................           33
       Conditions to Consummation of the Merger ............................................           34
       Termination and Termination Fee .....................................................           35
       Extension, Waiver and Amendment .....................................................           35
    Related Agreements .....................................................................           36
    Operations After the Merger ............................................................           36
INFORMATION CONCERNING DERMA SCIENCES ......................................................           36
INFORMATION CONCERNING GENETIC LABS ........................................................           37
COMPARATIVE PER SHARE MARKET PRICE DATA ....................................................           37
    Historical Comparative Per Share Data ..................................................           37
    Recent Comparative Per Share and Equivalent Per Share Data .............................           38
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS AND
    STATEMENTS OF OPERATIONS ...............................................................           38
    Unaudited Pro Forma Combined Condensed Balance Sheets ..................................           39
    Unaudited Pro Forma Combined Condensed Statements of Operations ........................           40
Notes to Unaudited Pro Forma Combined Condensed Balance Sheets and
       Statement of Operations..............................................................           43
COMPARISON OF RIGHTS OF HOLDERS OF DERMA SCIENCES COMMON
    STOCK AND GENETIC LABS COMMON SHARES ...................................................           43
    Introduction ...........................................................................           43
    Authorized Common Stock ................................................................           44
    Board or Shareholder Approved Preferred Stock ..........................................           44
    Voting Rights ..........................................................................           44
    Number of Directors ....................................................................           45
    Election of Board of Directors .........................................................           45
    Vote on Merger, Consolidation or Sale of Substantially All Assets ......................           45
    Special Meetings of Shareholders .......................................................           46
    Shareholder Action by Written Consent ..................................................           46
    Amendment of Articles of Incorporation .................................................           46
    Amendment of Bylaws ....................................................................           47
    Liability and Indemnification of Officers and Directors ................................           47
    Payment of Dividends ...................................................................           48
    Anti-takeover Protection ...............................................................           48
    Appraisal Rights .......................................................................           49
OWNERSHIP OF DERMA SCIENCES COMMON STOCK ...................................................           50
DIRECTORS AND OFFICERS OF DERMA SCIENCES AND GENETIC LABS...................................           51

                                       5

PROPOSAL TO AMEND THE DERMA SCIENCES, INC. STOCK OPTION PLAN ...............................           51
    Summary of the Plan ....................................................................           51
       General Purpose .....................................................................           51
       Amendment and Restatement............................................................           51
       Administration of the Plan ..........................................................           52
    Federal Income Tax Consequences of the Plan ............................................           52
       Nonqualified Stock Options ..........................................................           52
       Incentive Stock Options .............................................................           52
       Alternative Minimum Tax .............................................................           52
       Exercise with Previously-Owned Shares ...............................................           53
       The Corporation Deduction ...........................................................           53
       1997 Tax Act ........................................................................           53
OWNERSHIP OF GENETIC LABS COMMON STOCK .....................................................           53
LEGAL OPINION ..............................................................................           54
EXPERTS ....................................................................................           54
MANAGEMENT AND ADDITIONAL INFORMATION.......................................................           54
APPENDICES
    Merger Agreement .......................................................................            A
    Sections 303A.471 and 302A.473 of the Minnesota Business Corporation Act
       Relating to Rights of Dissenting Shareholders........................................            B
    Derma Sciences, Inc. Stock Option Plan .................................................            C

                                       6

                                     SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by more detailed information appearing elsewhere in this Joint Proxy Statement-Prospectus, including the Appendices hereto, or in the documents incorporated herein by reference. Shareholders of Derma Sciences and Genetic Labs are urged to read carefully this Joint Proxy Statement-Prospectus, including the Appendices hereto, and the documents incorporated herein by reference, in their entirety.

PARTIES TO THE MERGER AGREEMENT

Derma Sciences, Inc.

     Derma Sciences, Inc., a Pennsylvania corporation ("Derma Sciences"), is engaged in the development, marketing and sales of proprietary and non-proprietary topical, nutrient-based wound care products for the management of certain chronic, non-healing skin ulcerations such as pressure and venous ulcers, surgical incisions and burns. The mailing address of Derma Sciences' principal executive offices is: 214 Carnegie Center, Suite 100, Princeton, New Jersey and its telephone number is (609) 514-4744.

     Derma Merging Company, a Pennsylvania corporation and wholly owned subsidiary of Derma Sciences ("Derma Merging"), was incorporated in July, 1998 for the purposes of the transactions contemplated by the Merger Agreement (as defined below). Derma Merging engages in no other business. The mailing address of Derma Merging's principal offices is c/o Derma Sciences, Inc., 214 Carnegie Center, Suite 100, Princeton, New Jersey and the telephone number is (609) 514-4744.

Genetic Laboratories Wound Care, Inc.

     Genetic Laboratories Wound Care, Inc. ("Genetic Labs") was incorporated on January 19, 1988, in the State of Minnesota as a dividend to the shareholders of Bioplasty, Inc. pursuant to an agreement between Bioplasty, Inc. and Genetic Labs dated as of February 29, 1988. Genetic Labs acquired the wound care business and certain other assets of Bioplasty, Inc. Genetic Labs' executive offices are located at 2726 Patton Road, St. Paul, Minnesota 55113-1136 and the telephone number is (612) 633-0805.

     Genetic Labs is engaged in the development, marketing and sale of proprietary consumable wound care products. Genetic Labs' primary products are sterile pressure sensitive adhesive wound closure strips, specialty pressure sensitive adhesive fasteners and tubular net dressings. Genetic Labs purchases from independent manufacturers products that are made to the specifications of Genetic Labs. Genetic Labs sells its products to a group of distributors servicing hospitals, clinics and long term care facilities within and outside the United States. This group of distributors is augmented by more than 20 independent manufacturer's representatives in the United States.

RECENT DEVELOPMENTS

     Recently, Derma Sciences settled litigation with ABS LifeSciences, Inc., closed a private offering of $4,000,000 in aggregate principal amount of its convertible securities and executed a letter of intent to purchase all of the outstanding capital stock of Sunshine Products, Inc. See "Recent Developments."

THE DERMA SCIENCES SPECIAL MEETING

Date, Time and Place

     The special meeting of shareholders of Derma Sciences (the "Derma Sciences Special Meeting") is anticipated to be held on September 25, 1998 at 10:00 a.m., local time, at the offices of Derma Sciences, Princeton, New Jersey.

Purpose

     At the Derma Sciences Special Meeting, the shareholders of Derma Sciences will be asked to consider and vote upon a proposal to approve the issuance of up to 1,683,000 shares of Derma Sciences Common Stock (such number of shares or any portion thereof are referred to herein as the "Merger Shares") pursuant to the Agreement and Plan of Merger, dated as of July 7, 1998 (the "Merger Agreement"), by and among Derma Sciences, Derma Merging and Genetic Labs providing for, among other things, the merger of Derma Merging with and into Genetic Labs (the "Merger"), a copy of which is attached as Appendix A to this Joint Proxy Statement-Prospectus. Approval of such issuance is required by the rules of the National Association of Securities Dealers, Inc. because shares of Derma Sciences Common Stock are traded on the Nasdaq SmallCap Market and the number of shares to be issued in the Merger will exceed 20% of the issued and outstanding shares of Derma Sciences Common Stock.

     In addition to the proposal regarding the issuance of the Merger Shares, at the Derma Sciences Special Meeting, shareholders of Derma Sciences will be asked to consider and vote upon proposals to amend the Derma Sciences, Inc. Stock Option Plan (the "Plan") to increase the number of shares of Derma Sciences Common Stock authorized to be issued under the Plan from 450,000 to 1,500,000 and to allow personnel of Derma Sciences' subsidiaries to participate in the Plan.

Record Date

     The Board of Directors of Derma Sciences (the "Derma Sciences Board") anticipates fixing the close of business on August 14, 1998 as the record date (the "Derma Sciences Record Date") for the determination of shareholders of Derma Sciences entitled to notice of and to vote at the Derma Sciences Special Meeting. As of the Derma Sciences Record Date, there are expected to be issued and outstanding 4,567,632 shares of Derma Sciences Common Stock and 1,750,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") assuming no exercises of stock options or warrants or conversions of newly issued convertible securities.

Required Vote

     The representation in person or by proxy of at least a majority of the votes represented by the outstanding shares of Derma Sciences Common Stock and Preferred Stock entitled to be cast at the Derma Sciences Special Meeting is necessary to establish a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present or represented for purposes of determining whether a quorum is present on any matter. The approval of the issuance of shares of Derma Sciences Common Stock in the Merger requires the affirmative vote of a majority of the votes cast at the Derma Sciences Special Meeting by the holders of the shares of Derma Sciences Common Stock and Preferred Stock. As of June 30, 1998, directors and executive officers of Derma Sciences and their affiliates had the right to cast votes representing approximately 19.1% of all votes represented by the issued and outstanding shares of Derma Sciences Common Stock and Derma Sciences Preferred Stock entitled to be cast at the Derma Sciences Special Meeting. See "The Derma Sciences Special Meeting-Required Vote." See "Ownership of Derma Sciences Common Stock."

Proxies

     Shares of Derma Sciences Common Stock and Preferred Stock represented by properly executed proxies received prior to or at the Derma Sciences Special Meeting will, unless such proxies or voting directions shall have been revoked, be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy or voting directions, the shares will be voted FOR approval of the issuance of the Merger Shares and FOR approval of the amendment and restatement of the Plan. See "The Derma Sciences Special Meeting-Proxies."

GENETIC LABS SPECIAL MEETING

Date, Time and Place

     The Special Meeting of shareholders of Genetic Labs (the "Genetic Labs Special Meeting") is anticipated to be held on September 25, 1998 at 10:00 a.m., local time, at Genetic Labs' principal offices, St. Paul Minnesota.

Purpose

     At the Genetic Labs Special Meeting, the shareholders of Genetic Labs will be asked to consider and vote upon the proposal to approve the Merger Agreement.

Record Date

     The Board of Directors of Genetic Labs (the "Genetic Labs Board") anticipates fixing the close of business on August 14, 1998 as the record date (the "Genetic Labs Record Date") for the determination of shareholders of Genetic Labs entitled to notice of and to vote at the Genetic Labs Special Meeting. As of the Genetic Labs Record Date, there are expected to be 2,404,150 common shares, par value $.01 per share, of Genetic Labs ("Genetic Labs Common Shares") issued and outstanding assuming no exercise of currently outstanding stock options.

Required Vote

     The affirmative vote of the holders of at least a majority of the issued and outstanding Genetic Labs Common Shares entitled to vote at the Genetic Labs Special Meeting is required to approve the Merger Agreement. As of the Genetic Labs Record Date, directors and executive officers of Genetic Labs and their affiliates had the right to vote approximately 37.5% of all issued and outstanding Genetic Labs Common Shares entitled to vote at the Genetic Labs Special Meeting. See "Ownership of Genetic Labs Common Stock."

Proxies

     Genetic Labs Common Shares represented by properly executed proxies received prior to or at the Genetic Labs Special Meeting will, unless such proxies shall have been revoked, be voted in accordance with the instructions indicated therein. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR approval of the Merger Agreement. See "The Genetic Labs Special Meeting-Proxies."

THE MERGER AND THE MERGER AGREEMENT

Closing; Effective Time

     The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place on the day on which each of certain conditions to the Merger set forth in the Merger Agreement is satisfied or waived, or on such other date and at such other time and place as Derma Sciences and Genetic Labs shall agree (the "Closing Date"). The Merger will become effective upon the filing of the Articles of Merger with the Office of the Secretary of State of the State of Minnesota as required by Minnesota law (the "Effective Time"). Such filing will be made as soon as practicable on or after the Closing Date. See "The Merger-Closing; Effective Time" and "The Merger-The Merger Agreement-Conditions to Consummation of the Merger."

Form of the Merger; Merger Consideration

     At the Effective Time, Derma Merging will merge with and into Genetic Labs and Genetic Labs will survive the Merger as a wholly owned subsidiary of Derma Sciences.

     In addition, at the Effective Time, among other things, (i) each issued and outstanding common share, par value $.01 per share, of Genetic Labs ("Genetic Labs Common Shares") (other than shares as to which dissenters' rights have been duly demanded under Minnesota law) will be converted into the right to receive
0.7 shares (the "Exchange Ratio"), with fractional shares rounded up to the next higher whole share, of fully paid and nonassessable shares of Derma Sciences Common Stock, and (ii) Derma Merging will be merged with and into Genetic Labs, with Genetic Labs surviving the Merger as a wholly owned subsidiary of Derma Sciences. The number of shares of Derma Sciences Common Stock to be received by shareholders of Genetic Labs in the Merger for each Genetic Labs Common Share held by them is approximately 1,683,000. The closing price per share of Derma Sciences Common Stock on the Nasdaq SmallCap Market on July 15, 1998 (the last full trading day for which closing prices were available at the time of the printing of this Joint Proxy Statement-Prospectus) was $1.25.

Exchange of Stock Certificates

     As soon as practicable after the Effective Time, StockTrans, Inc. (the "Exchange Agent") will mail transmittal instructions and a form of letter of transmittal to each person who was, at the Effective Time, a holder of record of Genetic Labs Common Shares. The transmittal instructions will describe the procedures for surrendering certificates that prior to the Merger represented Genetic Labs Common Shares ("Genetic Labs Certificates") in exchange for certificates representing shares of Derma Sciences Common Stock. GENETIC LABS
SHAREHOLDERS SHOULD NOT SUBMIT THEIR GENETIC LABS CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL THEY HAVE RECEIVED THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. See "The Merger-Exchange of Stock Certificates" and "The Merger-The Merger Agreement-Conversion of Shares; Exchange Ratio."

Conditions to the Merger

     The respective obligations of Derma Sciences, Derma Merging and Genetic Labs to consummate the Merger are subject to the fulfillment or waiver (where permissible) of certain conditions set forth in the Merger Agreement. See "The Merger-The Merger Agreement-Conditions to Consummation of the Merger."

Termination

     The Merger Agreement is subject to termination at the option of either Derma Sciences or Genetic Labs if the Effective Time has not occurred before December 31, 1998, and prior to such time upon the occurrence of certain events. Under certain circumstances, if Derma Sciences or Genetic Labs terminates the Merger Agreement, one party will be required to pay the other party a fee in the amount of up to $500,000. See "The Merger-The Merger Agreement-Termination and Termination Fee."

Related Agreements

     On May 1, 1998, Genetic Labs entered into certain Employment Agreements which, pursuant to the Merger Agreement, Derma Sciences will guarantee. See "The Merger-Related Agreements."

Recommendation of the Derma Sciences Board of Directors

     The Derma Sciences Board has approved the Merger Agreement and the issuance of the Merger Shares and unanimously recommends that shareholders of Derma Sciences vote FOR approval of such issuance. The Derma Sciences Board's recommendation is based upon a number of factors described in this Joint Proxy Statement-Prospectus. See "The Merger-Derma Sciences' Reasons for the Merger; Recommendation of the Derma Sciences Board of Directors."

Recommendation of the Genetic Labs Board of Directors

     The Genetic Labs Board of Directors has approved the Merger Agreement and unanimously recommends that shareholders of Genetic Labs vote FOR approval of the Merger Agreement. The Genetic Labs' Board's recommendation is based upon a number of factors described in this Joint Proxy Statement-Prospectus. See "The Merger-Genetic Labs' Reasons for the Merger; Recommendation of the Genetic Labs Board of Directors."

Interests of Certain Persons in the Merger

     In considering the recommendation of the Genetic Labs Board with respect to the Merger Agreement, shareholders should be aware that certain members of Genetic Labs management and the Genetic Labs Board have certain interests in the Merger that are in addition to the interests of shareholders of Genetic Labs generally. See "The Merger-Interests of Certain Persons in the Merger."

Certain Federal Income Tax Consequences of the Merger

     No ruling has been (or will be) sought from the Internal Revenue Service as to the anticipated federal income tax consequences of the Merger. Consummation of the Merger is conditioned upon receipt of an opinion of Hedger & Hedger, counsel to Derma Sciences, to the effect that, based upon certain facts, representations and assumptions, for federal income tax purposes the Merger will constitute a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Genetic Labs shareholders are urged to consult their tax advisors as to the specific tax consequences to them of the Merger. See "The Merger-Certain Federal Income Tax Consequences of the Merger."

Accounting Treatment

        Derma Sciences intends to treat the Merger as a "pooling of interests" for accounting and financial reporting purposes. See "The Merger-Accounting Treatment."

Resale Restrictions

     All shares of Derma Sciences Common Stock received in connection with the Merger by shareholders of Genetic Labs will be freely transferable except that shares of Derma Sciences Common Stock received by persons who are deemed to be "affiliates" (as such term is defined for purposes of Rule 145 under the Securities Act of 1933, as amended) of Genetic Labs at the time of the Special Meetings may be resold by such persons only in certain permitted circumstances. See "The Merger-Restrictions on Sales of Shares by Affiliates."

Dissenters' Rights

     Under the MBCA, each holder of Genetic Labs Common Shares will be entitled to object to the Merger and demand payment for such holder's Genetic Labs Common Shares. See "The Merger-Dissenters' Rights" and Appendix B hereto. Holders of Derma Sciences Common Stock are not entitled to object to the Merger or to demand payment for their shares under the Pennsylvania Business Corporation Law.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This Proxy Statement-Prospectus contains or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties, including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance and any statement of assumptions underlying the foregoing. Such forward-looking statements may be contained in, among other places, "The Merger-Background of the Merger," and "The Merger-Reasons for the Merger; Recommendation of the Board." Although Derma Sciences and Genetic Labs believe that the expectations reflected in such forward-looking statements, to the extent applicable to each of them, are reasonable, neither can give any assurance that such expectations will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Important factors that could cause actual results to differ materially from expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Proxy Statement-Prospectus, including, without limitation, in conjunction with the forward-looking statements included herein. All subsequent written and oral forward-looking statements attributable to Derma Sciences, Genetic Labs or persons acting on their behalf are expressly qualified in their entirety by the Cautionary Statements.

          COMPARATIVE HISTORICAL AND PRO FORMA COMBINED PER SHARE DATA

     The following table sets forth certain historical per common share data for Derma Sciences and Genetic Labs and unaudited pro forma and equivalent pro forma per common share data. Earnings (loss) per common share are presented for: (1) each of the years ended December 31, 1996 and 1997 (in the case of Derma Sciences) and December 31, 1997 and May 31, 1997 (in the case of Genetic Labs), and (2) the calendar quarter ended March 31, 1998. No cash dividends were declared by Derma Sciences or Genetic Labs during the periods presented. This data should be read in conjunction with the condensed financial data and the pro forma financial data included in this Proxy Statement-Prospectus and the separate financial statements of Derma Sciences and the financial statements of

Genetic Labs and the notes thereto incorporated by reference in this Proxy Statement-Prospectus. The pro forma financial data are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the beginning of the earliest period presented and should not be construed as indicative of future operations.


                                               DERMA                                 DERMA           GENETIC LABS-
                                             SCIENCES-           GENETIC LABS-      SCIENCES-         EQUIVALENT
                                           HISTORICAL(1)(2)    HISTORICAL(1)(2)   PRO FORMA(3)       PRO FORMA(4)
                                           ----------------    ----------------   ------------       ------------

Net Income (Loss) Per Share (Basic
   And Diluted):
   For the years ended December 31,
      1996 and May 31, 1997                    $(0.35)             $0.05             $(0.23)             $(0.16)
   For the twelve months ended
December 31, 1997 (unaudited)                  $(0.58)             $0.05             $(0.39)             $(0.27)
   For the three months ended
      March 31, 1998 (unaudited)               $ 0.01              $0.01             $ 0.01              $ 0.01

Book Value Per Common Share:

   March 31, 1998 (unaudited)                  $ 0.48              $0.52             $ 0.55              $ 0.39

___________________
(1) Historical earnings per common share are based upon the weighted average number of common shares outstanding for each period indicated.
(2) Historical book values per common share are computed by dividing common shareholders' equity by the number of shares of common stock outstanding at the end of each period indicated.
(3) Unaudited pro forma earnings per common share are based upon the weighted average number of common shares outstanding for each period indicated.
(4) Unaudited equivalent pro forma per common share data are calculated by multiplying the unaudited pro forma per common share data by the Exchange Ratio of 0.7.

                                  RISK FACTORS

     As a result of the Merger, shareholders of Genetic Labs will become shareholders of Derma Sciences. Genetic Labs shareholders should be aware that ownership of Derma Sciences Common Stock involves certain risks, including those described below, which could adversely affect the value of their holdings. Derma Sciences does not make, nor has it authorized any other person to make, any representation about the future market value of its Common Stock. In addition to the other information contained in this Joint Proxy Statement-Prospectus, the appendices hereto and the documents incorporated by reference, the following risk factors should be considered carefully in evaluating the Merger. The following factors should also be considered carefully by the shareholders of Derma Sciences in determining whether to vote in favor of the issuance of the Merger Shares.

     No Dividends. Derma Sciences has not paid any cash dividends on its Common Stock to date. Payment of dividends on the Common Stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. Derma Sciences does not intend to declare dividends on its Common Stock in the foreseeable future.

     Outstanding Options and Warrants. Derma Sciences has issued options to purchase its Common Stock to current and former members of its board of directors, current and former executive officers and certain outside consultants. Presently, options to purchase 1,191,000 shares of Common Stock, at per share exercise prices ranging from $.80 to $2.50, are outstanding. Derma Sciences has warrants to purchase its Common Stock outstanding in the amount of 2,300,000 shares exercisable at prices ranging from $0.80 to $1.00 per share. The exercise of these options and warrants would have a dilutive effect on ownership interests of existing shareholders as well as shareholders from this Merger.

     Possible Volatility of Securities Prices. The market price of the Common Stock has in the past been, and may in the future continue to be, volatile. Because the Exchange Ratio is fixed, a change in the market price of Derma Sciences Common Stock before the Merger will affect the value of the Derma
Sciences Common Stock to be received in the Merger. A variety of events, including quarter to quarter variations in operating results, news announcements or the introduction of new products by Derma Sciences or its competitors, as well as market conditions in the wound care industry or changes in earnings estimates by securities analysts, may cause the market price of the Common Stock to fluctuate significantly. In addition, the stock market in recent years has experienced significant price and volume fluctuations which have affected market prices of equity securities of many companies and which often have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock.

     Absence of Historical Profitability; Recent Losses; Accumulated Deficit. Derma Sciences had limited profitability in the years ended December 31, 1994 and 1995 and incurred losses in the years ended December 31, 1996 and 1997 of $1,436,265 and $2,416,244, respectively. Derma Sciences reported net income in the quarter ended March 31, 1998 of $59,497 (unaudited). Derma Sciences' revenues are derived solely from sales of its wound care products. Inasmuch as Derma Sciences will continue to have a high level of operating expense, Derma Sciences' ability to achieve future profitability will depend upon its ability to attain corresponding increases in revenues. Derma Sciences' accumulated deficit at March 31, 1998 was $4,021,356.

     Quarterly Fluctuations. Derma Sciences' quarterly revenues and operating results have varied significantly in the past and may continue to do so in the future. In particular, Derma Sciences' distributors and other customers may purchase several months of inventory at one time which may cause fluctuations in quarterly revenues. Future revenues and operating results may also fluctuate significantly from quarter to quarter and will depend upon, among other factors:
(i) demand for Derma Sciences' products and new product introductions by Derma Sciences or its competitors or transitions to new products, (ii) the timing of orders and shipments, (iii) the mix of sales between products, (iv) competition, including pricing pressures, (v) the timing of regulatory and third-party reimbursement approvals, and (vi) the timing of research and development expenditures. Accordingly, period-to-period comparisons of Derma Sciences' revenues and operating results should not be relied upon as an indication of future performance and the results of any quarterly period may not be indicative or results to be expected for a full year.

     Restructuring of Distribution System. Derma Sciences is engaged in the restructuring of its product distribution system pursuant to which certain of Derma Sciences' former master distributors will be supplemented or replaced by a direct sales force employed by Derma Sciences. There can be no assurance that Derma Sciences will be able to continue to successfully expand its sales and marketing staff, that such an expanded sales and marketing staff will be cost-effective, or that Derma Sciences' increased direct sales and marketing efforts will be successful. Derma Sciences also sells its products through international distributors of medical products. There can be no assurance that Derma Sciences or its distributors will be successful in marketing or selling Derma Sciences' products.

     Ability to Renew Present Financing. Derma Sciences has a line of credit arrangement with PNC Bank (the "Bank") in a maximum amount of $800,000. As of the date hereof, Derma Sciences has borrowed $689,000 under this line of credit. The line of credit matured May 31, 1998 and Derma Sciences and the Bank are currently negotiating renewal of the line of credit. Although in the past the Bank has renewed Derma Sciences' line of credit upon maturity, there can be no assurance that it will continue to do so. If the Bank does not renew the line of credit, there can be no assurance that Derma Sciences will be able to arrange alternative financing on terms satisfactory to it.

     Government Regulation and Product Approval. The development, manufacturing and marketing of Derma Sciences' and Genetic Labs' products are subject to extensive and rigorous regulation by numerous governmental authorities in the United States and other countries. The marketing and sale of products may not take place in the United States absent compliance with applicable regulations of the United States Food and Drug Administration ("FDA"). The manufacture of the products must be in accordance with standards set by the Good Manufacturing Practice ("GMP") regulations.

     In the future, government regulations may be promulgated which could delay regulatory approval of Derma Sciences' and Genetic Labs' products. Adverse governmental regulation which might arise from future legislative or administrative action cannot be predicted. There can be no assurance that additional products developed by Derma Sciences and Genetic Labs will be determined to be safe and efficacious or meet other applicable regulatory standards. Even if such approvals are obtained, post-market evaluation of the products, if required, could result in suspension or limitation of approvals. Delays in obtaining U.S. or foreign approvals could adversely affect the marketing of Derma Sciences' and Genetic Labs' products.

     Declining Sales and Dependence on a Single Product Line. Derma Sciences' revenues are principally derived from the sale of its wound care products. If the market for wound care products were to decline for any reason, Derma Sciences' results of operations would be adversely affected. Derma Sciences' sales declined in 1996 by $1,166,647, or 20%, to $4,557,931 from $5,724,578 in
1995. Sales for 1997 declined by $547,783, or 12%, to $4,010,148. Although sales increased $997,813, or 133%, in the first quarter, 1998 to $1,749,546 from $751,733 in the first quarter, 1997, there can be no assurance that this trend will continue.

     Healthcare Reimbursement. Derma Sciences' and Genetic Labs' ability to sell their products in certain areas depends in part upon the extent to which a consumer is able to obtain reimbursement for the cost of these companies' products from government health administration authorities, private health coverage insurers and other organizations. Uncertainty exists as to the future reimbursement status of healthcare products such as those sold by Derma Sciences and Genetic Labs.

     Government and other third party payors are attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for healthcare products. Whereas federal and state governments, as well as private insurers, will continue to pursue programs designed to control or reduce the cost of health care, there can be no assurance as to whether, or to what extent, reimbursements for Derma Sciences' and Genetic Labs' products will continue to be available.

     Patents and Proprietary Technology. Derma Sciences has been awarded a U.S. patent and several foreign patents relative to its Dermagran Spray, Dermagran Ointment, Dermagran II Moisturizing Spray and Dermagran II Ointment. Genetic Labs has been awarded patents on Suture Strip(R) in the United States and United Kingdom and NG Strip(R), Cath-Strip(R), and UC Strip(R) products in the United States. The Genetic Labs patents begin to expire in the year 2005. Derma Sciences' and Genetic Labs' success may depend, in part, on their ability to obtain additional patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. There can be no assurance that Derma Sciences or Genetic Labs will develop additional proprietary products that are patentable, that any patents issued to either company or their licensors will provide Derma Sciences and Genetic Labs with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have an adverse effect on the ability of Derma Sciences and Genetic Labs to do business. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate any of Derma Sciences' or Genetic Labs' products or design around the patented products developed by Derma Sciences and Genetic Labs. As such, investors should not rely upon patent protection to afford Derma Sciences or Genetic Labs a significant competitive advantage in marketing their products.

     Dependence on Third Party Manufacturers. Neither Derma Sciences nor Genetic Labs have the capability to manufacture products and do not intend to develop such capabilities in the foreseeable future. Derma Sciences and Genetic Labs believe that there are numerous available manufacturers for its products. However, if Derma Sciences and Genetic Labs are unable to obtain or retain third party manufacturing on commercially acceptable terms, they may be delayed in their ability to commercialize products or may not be able to commercialize products as planned. The dependence upon third parties for the manufacture of products may adversely affect these companies' profit margins and their ability to develop and deliver products on a timely and competitive basis.

     Genetic Labs' Dependence on Single Customer. One of Genetic Labs' distributors accounted for more than 10% of its net sales for the 1997 and 1998 fiscal years. Genetic Labs believes its relationship with this distributor is strong. Genetic Labs' customer base remained relatively constant during fiscal year 1998. Genetic Labs has developed relationships with several large distributors of medical products in the hospital, clinic, and long term care markets, and continues to work on strengthening these relationships. Currently, many distributors in the marketplace are consolidating. Genetic Labs' sales have not been affected negatively by this consolidation activity.

     Technological Change and Competition. Derma Sciences and Genetic Labs operate in a rapidly evolving field and new developments are expected to continue at a rapid pace. Derma Sciences' competition via large pharmaceutical companies, biotechnology companies, joint ventures, research and academic institutions and others is intense and may increase. Genetic Labs' main competitor is 3M Corporation. Currently, 3M Corporation owns approximately 90% of the market share for pressure sensitive adhesive wound closure strips. Many of the companies and institutions in competition with Derma Sciences and Genetic Labs have substantially greater capital resources, research and development staffs and facilities than Derma Sciences and Genetic Labs and substantially greater experience in obtaining regulatory approvals and manufacturing and marketing products. The activities of these entities represent significant long-term competition for Derma Sciences and Genetic Labs. In addition, competitors may succeed in developing technologies and products that are more effective than any that are being developed by Derma Sciences and Genetic Labs or that would otherwise render these companies' technology and products obsolete or noncompetitive.

     Attraction and Retention of Key Personnel. The future performance of both Derma Sciences and Genetic Labs depends in significant measure upon the continued service of its senior management and upon its ability to attract and retain highly skilled managerial, marketing and sales personnel. Derma Sciences and Genetic Labs face competition for such personnel from other companies in their industry, research and academic institutions, government entities and other organizations. By virtue of these companies' small size and limited resources relative to other companies in their industries, there can be no assurance that Derma Sciences and Genetic Labs will continue to be able to attract and retain the personnel required to achieve profitability and growth.

     Acquisitions, Business Combinations and Strategic Alliances. Derma Sciences has sought to expand its business through, among other strategies, acquisitions, business combinations and strategic alliances. Derma Sciences believes that its customers will in the future demand that Derma Sciences offer a more complete product line relative to wound care. Derma Sciences believes that in many cases the most efficient means to add to its product line is to acquire, develop or license such products via acquisitions, business combinations or strategic alliances with other companies.

     Derma Sciences continuously evaluates and considers other businesses of varying sizes as potential strategic partners and candidates for acquisition and has engaged in discussions with certain businesses in pursuit of possible transactions. Certain of these businesses may be substantial in size compared to Derma Sciences. Except as otherwise disclosed in this Joint Proxy Statement-Prospectus, there are currently no understandings, agreements or commitments with respect to any acquisition, business combination or strategic alliance. Moreover, there can be no assurance that Derma Sciences will enter into any such transaction or, if Derma Sciences does identify and consummate such a transaction, that the transaction will enable Derma Sciences to achieve its goals.

     Competition for suitable acquisitions, business combinations and strategic alliances and the cost of these transactions have recently been increasing. The future availability of desirable prospects for these transactions in the wound care industry is uncertain. In addition, assuming that Derma Sciences is able to identify appropriate transaction prospects, the execution and implementation of acquisitions, business combinations and strategic alliances involves a significant time commitment from senior management and can result in large restructuring costs. There can be no assurance that suitable opportunities will be identified, that transactions can be consummated or that assets, businesses or relationships acquired in such transactions can be integrated successfully into Derma Sciences' operations.

     Product Liability; Insurance. The commercial sale of pharmaceuticals may expose Derma Sciences and Genetic Labs to liability claims incident to alleged adverse effects caused by these products. These claims might be made directly by consumers, distributors, wholesalers, dealers or others selling the products. Derma Sciences has obtained $1,000,000 per occurrence, $2,000,000 aggregate, product liability insurance. Genetic Labs has obtained $2,000,000 per occurrence, $2,000,000 aggregate, product liability insurance. However, such coverage is becoming increasingly expensive and there is no assurance that liability insurance will continue to be available at a reasonable cost or that such insurance is, or will be, sufficient to cover claims.

     Integration of Acquired Business; Management of Growth. The integration of the operations of Derma Sciences and Genetic Labs following the Merger will require the dedication of management resources which will temporarily detract from attention to the day-to-day business of the combined company. The combination of the two companies will also require integration of the companies' product offerings and the coordination of their research and development and sales and marketing efforts. The difficulties of assimilation, in particular, the possible loss of key personnel, may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining two different corporate cultures. The process of combining the two organizations may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses, which could have an adverse effect on the revenues and operating results of the combined company, at least in the near term. There can be no assurance that the combined entity will be able to retain its key technical and management personnel or that the combined entity will realize any of the other anticipated benefits of the Merger. Both Derma Sciences and Genetic Labs have experienced periods of growth. The combined company's ability to manage its growth effectively will require it to continue to improve its operational, financial and information management systems and controls, and to attract, retain, motivate and manage employees effectively. The failure of the combined company to manage growth in multiple areas of its business effectively would have a material adverse effect on its results of operations.

                               RECENT DEVELOPMENTS

SETTLEMENT OF ABS LIFESCIENCES, INC. LITIGATION

     On June 8, 1998 Derma Sciences and ABS LifeSciences, Inc. ("ABS") agreed to a settlement of their respective claims and counter claims asserted in the civil action ABS LifeSciences, Inc. v. Derma Sciences, Inc. (the "Action"). The settlement provides that Derma Sciences pay to ABS a total of $550,000 and return to ABS all unsold Chronicure inventory. The Action will be dismissed with prejudice. Derma Sciences anticipates taking a charge of approximately $750,000 (unaudited) against second quarter, 1998 earnings as a result of the settlement. For further details relative to this settlement, please refer to Derma Sciences' Current Report on Form 8-K filed June 10, 1998.

COMPLETION OF CONVERTIBLE SECURITIES OFFERING

     Derma Sciences on July 8, 1998 closed a private placement of convertible securities ("Securities") in which an aggregate of $4 million was raised. Terms of the Securities require that upon approval of the Derma Sciences' shareholders of a new class of Series B Convertible Preferred Shares ("Preferred Stock"), the Securities will automatically convert into units ("Unit(s)"), as hereafter defined, at the rate of $1.20 per Unit. Each Unit will consist of one share of Preferred Stock convertible into one share of Common Stock and one warrant ("Warrant(s)") to purchase one share of Common Stock exercisable at $1.35 per share. Derma Sciences expects to seek shareholder approval for creation of the Preferred Stock at a special meeting of shareholders which is anticipated to occur in August, 1998. For further information, please refer to Derma Sciences' Current Report on Form 8-K filed July 9, 1998.

SUNSHINE PRODUCTS, INC. PURCHASE

     Derma Sciences, on July 13, 1998, announced the execution of a nonbinding letter of intent to purchase all of the issued and outstanding capital stock of Sunshine Products, Inc. ("Sunshine") for $1.2 million in cash. In addition, Derma Sciences would grant to Sunshine stockholders options to purchase a total of 75,000 shares of Derma Sciences' common stock at the market value thereof on the grant date and would satisfy Sunshine's indebtedness to its stockholders in the aggregate amount of approximately $25,000. Among other items, closing of the purchase is conditioned upon: (1) release of Sunshine stockholders from personal guarantees of Sunshine corporate loans, (2) execution of mutually satisfactory executive employment agreements between Sunshine stockholders and Derma
Sciences, (3) execution of a definitive purchase agreement, (4) successful completion of due diligence examinations by Derma Sciences, (5) successful completion of audits of the financial statements of Sunshine, and (6) approval of the purchase by the board of directors of Derma Sciences.

     Sunshine is a manufacturer and marketer of general purpose and specialized skincare products for hospitals, nursing homes and other institutional facilities. Sunshine also manufactures private label cosmetic, skincare and specialty products in accordance with customer specifications. The Sunshine product line includes body washes, shampoos, an incontinent wash, a moisture barrier ointment, skin moisturizers and lotions, over-the-counter hand washes and sanitizers and a hard surface disinfectant. Unaudited Sunshine revenues and net loss for calendar years 1995 through 1997 were as follows:

                         1995                  1996                  1997
                         ----                  ----                  ----

          Revenues    $2,325,338            $2,435,212            $2,839,794
          Net Loss    $  (28,443)           $  (19,908)           $   (6,286)

      There can be no assurance that Derma Sciences will be able to complete the acquisition and successfully integrate Sunshine's operations with those of Derma Sciences. For further information, please refer to Derma Sciences Current Report on Form 8-K filed July 13, 1998.

                       THE DERMA SCIENCES SPECIAL MEETING

DATE, TIME AND PLACE

     The  special  meeting of the  shareholders  of Derma  Sciences  (the "Derma
Sciences Special Meeting") is scheduled to be held on September 25, 1998, at 10:00 a.m. local time, at the offices of Derma Sciences located in Princeton, New Jersey.

PURPOSE OF THE DERMA SCIENCES SPECIAL MEETING

     At the Derma Sciences Special Meeting, the shareholders of Derma Sciences will be asked to consider and vote upon a proposal to approve the issuance of up to 1,683,000 shares of Derma Sciences Common Stock in the Merger (such shares or any portion thereof are referred to herein as the "Merger Shares"). In addition to the proposal regarding the issuance of the Merger Shares, at the Derma Sciences Special Meeting, shareholders of Derma Sciences will be asked to consider and vote upon proposals to amend the Derma Sciences, Inc. Stock Option Plan (the "Plan") to increase the number of shares of Derma Sciences Common Stock authorized to be issued under the Plan from 450,000 to 1,500,000 and to allow, officers, directors, employees, associates consultants and advisors of Derma Sciences' subsidiaries to participate in the Plan.

RECORD DATE

     The Board of Directors of Derma Sciences (the "Derma Sciences Board") anticipates fixing the close of business on August 14, 1998 as the record date (the "Derma Sciences Record Date") for the determination of holders of Derma Sciences Common Stock entitled to notice of and to vote at the Derma Sciences Special Meeting. As of the Derma Sciences Record Date, there are expected to be issued and outstanding 4,567,632 shares of Derma Sciences Common Stock held by approximately 1,000 holders of record assuming no exercises of stock options or warrants or conversions of newly issued convertible securities.

REQUIRED VOTE

     The representation in person or by proxy of at least a majority of the votes represented by the outstanding shares of Derma Sciences Common Stock and Preferred Stock entitled to be cast at the Derma Sciences Special Meeting is necessary to establish a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present or represented for purposes of determining whether a quorum is present on any matter. The approval of the issuance of shares of Derma Sciences Common Stock in the Merger requires the affirmative vote of a majority of the votes cast at the Derma Sciences Special Meeting by the holders of the shares of Derma Sciences Common Stock and Preferred Stock.

     Holders of record of Derma Sciences Common Stock and Preferred Stock on the Derma Sciences Record Date are entitled to cast one vote on each proposal to be presented to shareholders of Derma Sciences at the Derma Sciences Special Meeting.

     As of June 30, 1998, directors and executive officers of Derma Sciences and their affiliates had the right to cast votes representing approximately 19.1% of all votes represented by the issued and outstanding shares of Derma Sciences Common Stock and Preferred Stock. Such persons have indicated to Derma Sciences that they intend to cast all of such votes in favor of the Merger.

PROXIES

     All shares of Derma Sciences Common Stock and Preferred Stock represented by properly executed proxies received prior to or at the Derma Sciences Special Meeting and not revoked will be voted in accordance with the instructions indicated therein. Properly executed proxies (or voting directions) which do not contain voting instructions will be voted FOR approval of the issuance of the Merger Shares and FOR approval of the amendment and restatement of the Plan. Shareholders are urged to mark the box on the proxy to indicate how their shares are to be voted.

     If an executed proxy (or voting directions) is returned and the shareholder has abstained from voting on a matter listed on the proxy, the shares represented by such proxy (or voting directions) will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of approval of such matter. If an executed proxy (or voting directions) is returned by a broker holding shares of Derma Sciences Common Stock in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on any matter (a so-called "broker non-vote"), such shares will be considered present at the meeting for purposes of determining the presence of a quorum and of calculating the vote, but will not be considered to have been voted in favor of approval of such matter.

     It is not expected that any matter other than that referred to herein will be brought before the Derma Sciences Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy. Shares represented by proxies which have been voted AGAINST approval of the issuance of the Merger Shares will not be voted in respect of any motion made for adjournment of the Derma Sciences Special Meeting for purposes of soliciting additional votes to approve such issuance.

     Any Derma Sciences shareholder who executes and returns a proxy (or voting directions) may revoke such proxy (or voting directions) at any time before it is voted by: (i) notifying in writing the Secretary of Derma Sciences at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540, (ii) granting a subsequent proxy (or voting directions) or (iii) appearing in person and voting at the Derma Sciences Special Meeting. Attendance at the Derma Sciences Special Meeting will not in and of itself constitute revocation of a proxy (or voting directions).

     Of the expenses incurred in connection with the printing and mailing of this Joint Proxy Statement-Prospectus, it is estimated that approximately 75% will be borne by Derma Sciences and 25% will be borne by Genetic Labs. Derma Sciences has retained StockTrans, Inc. ("StockTrans") at an estimated cost of $2,500 plus reimbursement of expenses, to assist in the solicitation of proxies by mail. Derma Sciences and StockTrans will also request banks, brokers, and other intermediaries holding shares beneficially owned by others to send this Joint Proxy Statement-Prospectus to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

AVAILABILITY OF ACCOUNTANTS

     Representatives of Ernst & Young LLP, accountants to Derma Sciences, will be present at the Derma Sciences Special Meeting, will have the opportunity to make a statement should they desire to do so and are expected to be available to respond to appropriate questions.

                        THE GENETIC LABS SPECIAL MEETING

DATE, TIME AND PLACE

     The special meeting of the shareholders of Genetic Labs (the "Genetic Labs Special Meeting") is scheduled to be held on September 25, 1998, at 10:00 a.m., local time, at the offices of Genetic Labs, St. Paul, Minnesota.

PURPOSE OF THE GENETIC LABS SPECIAL MEETING

     At the Genetic Labs Special Meeting, the shareholders of Genetic Labs will be asked to consider and vote upon a proposal to approve the Merger Agreement, pursuant to which, among other things, Derma Merging will merge with and into Genetic Labs and Genetic Labs will survive the Merger as a wholly owned subsidiary of Derma Sciences. Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, among other things,
(i) each issued and outstanding common share, par value $.01 per share, of Genetic Labs ("Genetic Labs Common Shares") (other than shares as to which dissenters' rights have been duly demanded under Minnesota law) will be converted into the right to receive 0.7 shares (the "Exchange Ratio"), with fractional shares rounded up to the next higher whole share, of fully paid and nonassessable shares of common stock, $.01 par value per share, of Derma Sciences Common Stock, and (ii) Derma Merging will be merged with and into Genetic Labs, with Genetic Labs surviving the Merger as a wholly owned subsidiary of Derma Sciences. The number of shares of Derma Sciences Common Stock to be received by shareholders of Genetic Labs in the Merger for each Genetic Labs Common Share held by them is approximately 1,683,000. The closing price per share of Derma Sciences Common Stock on the Nasdaq SmallCap Market on July 15, 1998 (the last full trading day for which closing prices were available at the time of the printing of this Joint Proxy Statement-Prospectus) was $1.25. The closing price per share of Genetic Labs Common Stock on the NASD Electronic Bulletin Board on July 15, 1998 was $0.500. As of the date of this Proxy Statement-Prospectus, Derma Sciences does not own any Genetic Labs Common Shares.

RECORD DATE

     The Board of Directors of Genetic Labs (the "Genetic Labs Board") anticipates fixing the close of business on August 14, 1998 as the record date (the "Genetic Labs Record Date") for the determination of holders of Genetic Labs Common Stock entitled to notice of and to vote at the Genetic Labs Special Meeting. As of the Genetic Labs Record Date, there are expected to be issued and outstanding 2,404,150 shares of Genetic Labs Common Stock assuming no additional options are exercised.

REQUIRED VOTE

     A majority of the outstanding Genetic Labs Common Shares entitled to vote at the Genetic Labs Special Meeting must be present, either in person or by proxy to constitute a quorum at the Genetic Labs Special Meeting. Under the Minnesota Business Corporation Act (the "MBCA"), the affirmative vote of at least a majority of the Genetic Labs Common Shares issued and outstanding and entitled to vote at the Genetic Labs Special Meeting is required to approve the Merger Agreement.

     Since approval of the Merger Agreement requires the affirmative vote of a majority of all outstanding Genetic Labs Common Shares, whether or not such Genetic Labs Common Shares are voted at the Genetic Labs Special Meeting, abstentions, failures to vote and broker non-votes will have the same effect as votes against approval of the Merger Agreement for purposes of determining whether the requisite majority has been obtained.

     As of the Genetic Labs Record Date, directors and executive officers of Genetic Labs and their affiliates had the right to vote approximately 37.5% of all issued and outstanding Genetic Labs Common Shares entitled to vote at the Genetic Labs Special Meeting.

     A Genetic Labs shareholder who has voted in favor of the Merger Agreement may be deemed to have ratified the terms of the Merger Agreement, including the fairness thereof, and, accordingly, may be precluded from challenging the fairness of the Merger Agreement in a subsequent legal proceeding. Moreover, since dissenters' rights are available to shareholders of Genetic Labs who comply with the Minnesota statutory provisions discussed below under the caption "The Merger-Dissenters' Rights," the MBCA provides that a shareholder of Genetic Labs (whether or not such shareholder votes for or against the Merger Agreement, or fails to vote, abstains or exercises dissenters' rights with respect to the Merger Agreement) has no right at law or in equity to set aside the approval of the Merger Agreement or the consummation of the Merger, except if such approval or consummation is fraudulent with respect to such shareholder or Genetic Labs. Accordingly, Genetic Labs may use a shareholder's vote with respect to the Merger Agreement as a defense to a subsequent challenge to the Merger.

PROXIES

     All Genetic Labs Common Shares represented by properly executed proxies received prior to or at the Genetic Labs Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies which do not contain voting instructions will be voted FOR approval of the Merger Agreement. Shareholders are urged to mark the box on the proxy to indicate how their shares are to be voted.

     If an executed proxy is returned and the shareholder has abstained from voting on approval of the Merger Agreement, the Genetic Labs Common Shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of approval of the Merger Agreement. If an executed proxy is returned by a broker holding Genetic Labs Common Shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on any matter (a so-called "broker non-vote"), such shares will not be considered present at the meeting for purposes of determining the presence of a quorum and of calculating the vote and will not be considered to have been voted in favor of approval of the Merger Agreement. Because approval of the Merger Agreement requires the affirmative vote of at least a majority of the Genetic Labs Common Shares issued and outstanding and entitled to vote at the Genetic Labs Special Meeting, abstentions and broker non-votes will have the same effect as a vote against approval of the Merger Agreement.

     It is not expected that any matter other than that referred to herein will be brought before the Genetic Labs Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy. Shares represented by proxies which have been voted AGAINST approval of the Merger Agreement will not be voted in respect of any motion made for adjournment of the Genetic Labs Special Meeting for purposes of soliciting additional votes to approve the Merger Agreement.

     Any Genetic Labs shareholder who executes and returns a proxy may revoke such proxy at any time before it is voted by: (i) notifying in writing the Secretary of Genetic Labs at 2726 Patton Road, St. Paul, Minnesota 55113-1136,
(ii) granting a subsequent proxy or (iii) appearing in person and voting at the Genetic Labs Special Meeting. Attendance at the Genetic Labs Special Meeting will not in and of itself constitute revocation of a proxy.

     The expenses incurred in connection with the printing and mailing of this Joint Proxy Statement-Prospectus are expected to be borne approximately 75% by Derma Sciences and 25% by Genetic Labs.

     Genetic Labs will request banks, brokers, and other intermediaries holding shares beneficially owned by others to send this Joint Proxy Statement-Prospectus to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of Genetic Labs.

AVAILABILITY OF ACCOUNTANTS

     Representatives of McGladrey & Pullen, LLP, accountants to Genetic Labs, will be present at the Genetic Labs Special Meeting, will have the opportunity to make a statement should they desire to do so and are expected to be available to respond to appropriate questions.

     GENETIC LABS SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR GENETIC LABS COMMON SHARES WILL BE MAILED AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME OF THE MERGER.

                                   THE MERGER

     This section of the Joint Proxy Statement-Prospectus describes certain aspects of the proposed Merger, including the Merger Agreement. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy
Statement-Prospectus and is incorporated herein by reference. While Derma Sciences and Genetic Labs believe that such description covers the material

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


terms  of  the  Merger  Agreement,   all  shareholders  of  Derma  Sciences  and
shareholders of Genetic Labs are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

     Derma  Sciences has  historically  sought to expand its  business  through, among other strategies, strategic alliances, acquisitions and business combinations. Derma Sciences continuously evaluates and considers other businesses of varying sizes as potential strategic partners and candidates for acquisition and has engaged in discussions with certain businesses in pursuit of possible transactions. Hambrecht & Quist, Derma Sciences' financial advisor, introduced Genetic Labs to Derma Sciences in mid March, 1998.

DERMA SCIENCES' REASONS FOR THE MERGER; RECOMMENDATION OF THE DERMA SCIENCES BOARD OF DIRECTORS

     At its meeting on June 25, 1998, the Derma Sciences Board of Directors ("Derma Sciences Board") determined that the Merger is in the best interests of Derma Sciences and its shareholders, approved the Merger Agreement and determined to recommend to the Derma Sciences shareholders approval and adoption of the Merger Agreement and issuance of the Merger Shares. In so voting, Derma Sciences' directors considered a variety of factors, including the factors set forth below. The Derma Sciences Board did not assign relative weights to these factors. Rather, the Derma Sciences Board viewed its determinations and recommendations as being based on the totality of the information presented and considered by it.

     THE DERMA SCIENCES BOARD HAS DETERMINED THE MERGER AND THE ISSUANCE OF THE MERGER SHARES TO BE IN THE BEST INTERESTS OF DERMA SCIENCES AND ITS SHAREHOLDERS. ACCORDINGLY, THE DERMA SCIENCES BOARD HAS APPROVED THE MERGER AGREEMENT AND THE ISSUANCE OF SUCH SHARES AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF DERMA SCIENCES VOTE FOR APPROVAL OF THE ISSUANCE OF THE MERGER SHARES.

     The emergence of new competitors and several consolidations in Derma Sciences' industry contributed to concern over whether Derma Sciences had sufficient resources to compete effectively. Derma Sciences believes that the strategic combination between itself and Genetic Labs would create: (i) a stronger wound care company with a broader range of products; (ii) a superior distribution system; and (iii) a dynamic combination of employees with proven development talent.

     Potential significant revenue enhancements to the Merger include: (i) increased sales of the combined companies' products through more distribution outlets; (ii) an increased customer base; (iii) product line extensions; and
(iv) increased international sales through utilization of Derma Sciences' and Genetic Labs' international presences.

     The anticipated substantial cost savings resulting from the Merger include:
(i) reduced cost of goods sold through stronger purchasing power; (ii) reduced sales and marketing expenses through reductions in overlapping sales organizations and marketing programs; (iii) realization of economies of sale in trade allowance programs; (iv) consolidation of promotion costs and technical support costs; and (v) lower general and administrative costs through elimination of overlapping cost structures and reduction of overhead.

     The Derma Sciences' management believes the Merger is in line with its goal of implementing strategic acquisitions, thereby broadening its product lines and increasing its revenue streams. Genetic Labs' extensive line of wound closure strips and specialty catheter fasteners, together with its recently introduced wound irrigation system, represent important synergistic additions to Derma Sciences' expanding line of wound care products. In addition, Genetic Labs' well-developed access to hospitals and alternate care facilities and Derma Sciences' presence in the extended care and home healthcare markets is expected to create a powerful combination.

     In reaching its determination with respect to the Merger and the issuance of the Merger Shares, the Derma Sciences Board considered a variety of factors, although it did not assign any relative or specific weight to the factors considered. The factors considered by the Derma Sciences Board included, among others, the following:

(1) Lack of overlap in the Genetic Labs' product mix with Derma Sciences such as to significantly enhance Derma Sciences' prospects of expanding its product offerings, growth and competitive position;

(2) The status of Genetic Labs as an established company with a history of consistent revenue growth and profitability;

(3)  Genetic  Labs'  high  quality   proprietary   products   with   established
     distribution outlets that, once integrated with Derma Sciences, are expected to enhance the potential for further revenue growth;

(4)  The expectation of significant revenue enhancements, cost savings and other
     synergistic   benefits  by  combining  Derma  Sciences  and  Genetic  Labs, including those revenue enhancements and cost savings described above;

(5)  Potential increases in revenues, cash flow, profits and shareholder value;

(6)  Genetic  Labs'  financial  condition  and  results  of  operations,   Derma
     Sciences' competitive position in its business, as well as other financial information and general economic conditions;

(7) The proposed structure of the transaction as a tax-free reorganization accounted for under the "pooling of interests" method of accounting;

(8) The prospective financial performance of Derma Sciences and Genetic Labs on a combined basis;

(9) The possible alternatives to the Merger including, among others, continuing to operate Derma Sciences as an independent entity and the risks associated therewith; and

(10) A review with Derma Sciences' outside counsel, Hedger & Hedger, of the terms of the Merger Agreement, including the circumstances under which either Derma Sciences or Genetic Labs can terminate the Merger Agreement (and the fees triggered thereby) and the closing conditions to the Merger contained therein.

     After careful consideration of the foregoing factors and consultation with its outside financial and legal advisors, the Derma Sciences Board concluded that the Merger and the issuance of the Merger Shares is in the best interests of Derma Sciences' shareholders. In considering the foregoing factors and in reaching such conclusion, the Derma Sciences Board also considered: (i) knowledge of, and ongoing review by, the Derma Sciences Board as to the wound care market and the opportunities and strategies for the future growth of Derma Sciences; and (ii) review by management of Derma Sciences of Genetic Labs' business, including its products, customers and employees, and the evaluation of the potential synergies resulting from the combination of Derma Sciences and Genetic Labs.

GENETIC LABS' REASONS FOR THE MERGER; RECOMMENDATION OF THE GENETIC LABS BOARD OF DIRECTORS

     At its meeting on June 26, 1998, the Genetic Labs Board of Directors determined that the Merger is in the best interests of Genetic Labs and its shareholders, approved the Merger Agreement and determined to recommend approval and adoption of the Merger Agreement and the Merger to the Genetic Labs shareholders. In so voting, Genetic Labs' directors considered a variety of factors, including the factors set forth below. The Genetic Labs Board did not assign relative weights to these factors. Rather, the Genetic Labs Board viewed its determinations and recommendations as being based on the totality of the information presented and considered by it.

     The Genetic Labs Board has determined that the Merger is fair to, and in the best interests of, Genetic Labs and its shareholders. The Merger Agreement was negotiated by the directors and management of Genetic Labs with the consultation and legal advice from the firm of Mackall, Crounse & Moore PLC. In reaching its determination, the Genetic Lab Board considered, without limitation, the following:

(1) The Merger affords Genetic Labs shareholders the opportunity to continue equity participation in a larger, more diversified medical device company while reducing their exposure to the risks inherent in Genetic Labs' dependence upon the market for wound closure products and the difficulties of competing against larger companies with more diversified product lines and greater financial resources.

(2) The Exchange Ratio presents Genetic Labs shareholders with the possibility of obtaining a premium for their shares of Genetic Labs common stock relative to the historic trading values of such common stock.

(3) The liquidity of Genetic Labs shareholders' investment will be increased by exchanging Genetic Labs stock, which trades on the local over the counter market, for Derma Sciences stock, which trades on the Nasdaq SmallCap Market.

(4) Genetic Labs will have increased access to capital through Derma Sciences, a larger medical products company and its investment banking relationships.

(5) Genetic Labs shareholders have the opportunity to participate in rapid growth through Derma Sciences' aggressive growth strategy of acquiring additional medical products and medical companies.

(6) Genetic Labs will benefit from economic synergies expected to result from the Merger.

(7) Given the limited pre-conditions to consummation, the Merger is likely to be consummated.

(8) The Merger will be nontaxable to the shareholders of Genetic Labs for United States federal income tax purposes.

CLOSING; EFFECTIVE TIME

     The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place on the day on which each of certain conditions to the Merger (as defined below) set forth in the Merger Agreement is satisfied or waived, or on such other date and at such other time and place as Derma Sciences and Genetic Labs shall agree (the "Closing Date"). The Merger will become effective upon the filing of the Articles of Merger with the Office of the Secretary of State of the State of Minnesota as required by Minnesota law (the "Effective Time"). Such filing will be made as soon as practicable on or after the Closing Date.

FORM OF THE MERGER; MERGER CONSIDERATION

     At the Effective Time, among other things: (i) each issued and outstanding common share, par value $.01 per share, of Genetic Labs ("Genetic Labs Common Shares") (other than shares as to which dissenters' rights have been duly demanded under Minnesota law) will be converted into the right to receive 0.7 shares (the "Exchange Ratio"), with fractional shares rounded up to the next higher whole share, of fully paid and nonassessable shares of Derma Sciences Common Stock, and (ii) Derma Merging will be merged with and into Genetic Labs, with Genetic Labs surviving the Merger as a wholly owned subsidiary of Derma Sciences.

     A description of the relative rights, privileges and preferences of the Derma Sciences Common Stock, including certain material differences between the rights of holders of Genetic Labs Common Shares and Derma Sciences Common Stock, is set forth under the caption "Comparison of Rights of Holders of Derma Sciences Common Stock and Genetic Labs Common Shares."

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Time, StockTrans, Inc. (the "Exchange Agent") will mail transmittal instructions and a form of letter of transmittal to each person who was, at the Effective Time, a holder of record of Genetic Labs Common Shares. The transmittal instructions will describe the procedures for surrendering certificates which prior to the Effective Time represented Genetic Labs Common Shares ("Genetic Labs Certificates") in exchange for certificates representing Derma Sciences Common Stock ("Derma Sciences Certificates").

     SHAREHOLDERS   OF  GENETIC  LABS  SHOULD  NOT  SUBMIT  THEIR  GENETIC  LABS
CERTIFICATES FOR EXCHANGE UNLESS AND UNTIL THEY HAVE RECEIVED THE TRANSMITTAL INSTRUCTIONS AND A FORM OF LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     When a holder of Genetic Labs Common Shares delivers his or her Genetic Labs Certificates to the Exchange Agent along with a properly executed letter of transmittal and any other required documents, such Genetic Labs Certificates will be canceled and such holder will receive Derma Sciences Certificates representing the number of shares of Derma Sciences Common Stock to which such holder is entitled under the Merger Agreement. If any Derma Sciences Certificate is to be issued in a name other than that in which the corresponding Genetic

Labs Certificate is registered, it is a condition to the exchange of the Genetic Labs Certificate that the holder of such certificate comply with applicable transfer requirements and pay any applicable transfer or other taxes.

     Holders of Genetic Labs Common Shares will not be entitled to receive any dividends or other distributions on the Derma Sciences Common Stock until the Merger has been consummated and they have surrendered their Genetic Labs Certificates in exchange for Derma Sciences Certificates. Subject to applicable laws, such dividends and distributions, if any, which have a record date on or after the Effective Time and a payment date prior to surrender will be paid upon surrender of the shareholder's Genetic Labs Certificates, and such dividends and distributions, if any, which have a record date on or after the Effective Time and a payment date subsequent to such surrender will be paid at the appropriate payment date following surrender of the holder's Genetic Labs Certificates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Genetic Labs Board with respect to the Merger and the Merger Agreement, Genetic Labs shareholders should be aware that certain members of Genetic Labs' management and the Genetic Labs Board have certain interests in the Merger that are in addition to the interests of shareholders of Genetic Labs generally. The Genetic Labs Board was aware of these interests and considered them, among other matters, in approving the Merger and the Merger Agreement. As of the date of this Joint Proxy Statement-Prospectus, Genetic Labs' executive officers are as follows: Arthur A. Beisang, Chairman and Chief Executive Officer; H. James Thompson, President; Brian Gardow, Chief Financial Officer; and Robert A. Ersek, M.D., Medical Director and Secretary. As of the date of this Joint Proxy Statement-Prospectus, the members of the Genetic Labs Board are as follows: Arthur A. Beisang, Chairman; John H. Olson; and Robert A. Ersek, M.D.

        Following the Merger,  Genetic Labs' executive  officers will be: Edward
J. Quilty, Chairman of the Board; Arthur A. Beisang, Chief Executive Officer; H. James Thompson, President and Chief Operating Officer, and Robert A. Ersek, M.D., Medical Director. In addition, the Board of Directors will be as follows:
Edward J. Quilty; Arthur A. Beisang and Robert A. Ersek, M.D.

Stock Options

     Genetic Labs has granted stock options pursuant to its stock option plans. Total outstanding options are 259,900 shares ranging in exercise prices from $0.25 to $0.625 per share. The following executives hold options to purchase the number of shares indicated: Mr. Beisang - 27,000 shares; Mr. Thompson - 80,000 shares; Dr. Ersek - 39,000 shares; Mr. Gardow - 20,000 shares; and Mr. Olson - 26,000 shares.

     Under the terms of the Merger Agreement, each Genetic Labs stock option that is outstanding immediately prior to the Effective Time shall be converted into an option (a "New Option") to purchase the number of shares of Derma Sciences Common Stock equal to the product of: (i) the number of Genetic Labs Common Shares subject to such Genetic Labs stock option and (ii) the Exchange Ratio, at a per share exercise price equal to (A) the per share exercise price of such Genetic Labs stock option, divided by (B) the Exchange Ratio. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Genetic Labs stock option immediately prior to the Effective Time.

Employment Agreements

     On May 1, 1998, Genetic Labs entered into employment agreements with Messrs. Beisang, Thompson and Ersek. Each of the agreements is for a term of three years. Each agreement provides for an annual cost-of-living increase in the base salary. Additional compensation based on pre-tax profits of the Company may be paid to executives determined by the Compensation Committee of the Board of Directors.

     The agreements of Messrs. Beisang and Ersek provide that the executive may terminate his employment upon the occurrence of any of the following events: (i) a change in a majority ownership or control of Genetic Labs which occurs as a result of a merger, a sale of all or substantially all of Genetic Labs' assets or the acquisition of a majority of Genetic Labs' outstanding stock by a single party or a group acting in concert; (ii) any attempted termination of such individual's employment by Genetic Labs prior to the expiration or not in accordance with any termination event as set forth in the agreement; or (iii) any material diminution of, or any adverse change occurs in the terms or conditions of such individual's employment duties, responsibilities or authority, except for any isolated, insubstantial, inadvertent matter not occurring in bad faith which is remedied by Genetic Labs within 30 days. In the event of such a termination by the individual covered by the agreement, Genetic Labs shall immediately pay to such individual (without discount or offset) a severance payment equal to the gross base compensation otherwise payable to such individual over the remaining term of the agreement. Mr. Thompson's employment agreement does not provide for the foregoing severance payment.

     Mr. Beisang, Dr. Ersek and Mr. Thompson are paid an annual base salary of $70,600, $32,000 and $99,600, respectively. The agreements with Messrs. Beisang and Ersek provide that each executive retains the right to new products or patents which the executive develops and contain a covenant not to compete by the executive during the employment period and for one year thereafter. For further information relative to the aforedescribed agreements, please refer to Genetic Labs' Current Report on Form 8-K filed on July 14, 1998 which document is incorporated herein by reference.

     Pursuant to the Merger Agreement, Derma Sciences will guarantee Genetic Labs' performance under the executive employment agreements described above.

Indemnification

     The Merger Agreement provides that Derma Sciences shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or becomes prior to the Effective Time, an officer, director, employee or agent of Genetic Labs (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Derma Sciences, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was director, officer, employee or agent of Genetic Labs if such Claim pertains to any matter or fact arising, existing or occurring on or prior to Effective Time (including, without limitation, the transactions contemplated hereby), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities") to the fullest extent permitted by Derma Sciences' charter and bylaws and applicable Pennsylvania law. The obligations of Derma Sciences described in the Merger Agreement shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; and provided further that nothing in this Merger Agreement shall be deemed to modify applicable Pennsylvania law regarding indemnification of former officers and directors.

     From and after the Effective Time, the directors, officers and employees of Genetic Labs who become directors, officers or employees of Derma Sciences,
Derma Merging or any other of Derma Sciences' subsidiaries shall also have indemnification rights with prospective application. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of Derma Sciences or Derma Merging are entitled under the provisions of the charter, bylaws or similar governing documents of Derma Sciences or Derma Merging, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary, based upon current law, is a general discussion of certain federal income tax consequences of the Merger to Derma Sciences, Genetic Labs and holders of Genetic Labs Common Shares assuming the Merger is consummated as contemplated herein. This summary is based upon the Internal Revenue Code (the "Code"), applicable Treasury regulations thereunder and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary applies to holders of Genetic Labs Common Shares who hold their Genetic Labs Common Shares as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of Genetic Labs Common Shares in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, and holders who acquired Genetic Labs Common Shares pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan), and it does not discuss any aspect of state, local, foreign or other tax laws.

     No ruling has been (or will be) sought from the Internal Revenue Service as to the anticipated tax consequences of the Merger. Hedger & Hedger, counsel to Derma Sciences, has advised Derma Sciences and Genetic Labs that set forth below are in its opinion the material U.S. federal income tax consequences of the Merger to Derma Sciences, Genetic Labs and holders of Genetic Labs Common Shares assuming the Merger is consummated as contemplated herein. HOLDERS OF GENETIC LABS COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

The Merger

     It is a condition to the consummation of the Merger that Derma Sciences and Genetic Labs receive an opinion of counsel from Hedger & Hedger that the Merger, in accordance with the terms of the Merger Agreement, of Derma Merging with and into Genetic Labs, with Genetic Labs surviving the Merger as a wholly owned subsidiary of Derma Sciences, will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code. The opinion of Hedger & Hedger will be expressly based upon the accuracy of certain assumptions and truth and accuracy of certain representations made to such counsel by Derma Sciences, Genetic Labs and certain holders of Genetic Labs Common Shares regarding, among other things, the retention of a significant continuing equity interest in Derma Sciences by the historic shareholders of Genetic Labs and the retention by Genetic Labs of substantially all of its own assets. As a reorganization for federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code, the Merger will result in the following general federal income tax consequences:

(1) Derma Sciences, Genetic Labs and Derma Merging will not recognize any gain or loss as a result of the Merger.

(2) No gain or loss will be recognized by holders of Genetic Labs Common Shares who exchange their Genetic Labs Common Shares for Derma Sciences Common Stock.

(3) Each holder's aggregate tax basis in the Derma Sciences Common Stock received in the Merger will equal his aggregate tax basis in the Genetic Labs Common Shares exchanged therefor.

(4) Provided that the Genetic Labs Common Shares are held as a capital asset at the Effective Time, the holding period of Derma Sciences Common Stock received in the Merger in exchange therefor will include the holding period of such Genetic Labs Common Shares.

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Federal Income Tax Consequences to Dissenters

     The payment of cash to a holder of Genetic Labs Common Shares who exercises dissenters' rights under the MBCA with respect to such shares will result in a taxable transaction to such holder. See "The Merger-Dissenters' Rights." Such payment will be treated as a distribution in redemption of the Genetic Labs Common Shares with respect to which dissenters' rights were exercised and perfected the consequences of which will be determined in accordance with
Section 302 of the Code.

     THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS. SHAREHOLDERS OF GENETIC LABS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

ACCOUNTING TREATMENT

     Derma Sciences intends to treat the Merger as a "pooling of interests" for accounting and financial reporting purposes.

REGULATORY FILINGS AND APPROVALS

     Neither  Derma   Sciences  nor  Genetic  Labs  is  aware  of  any  material governmental or regulatory approval required for consummation of the Merger other than compliance with applicable securities law and certain filings under the MBCA.

RESTRICTIONS ON SALE OF SHARES BY AFFILIATES

     The shares of Derma Sciences Common Stock to be issued in connection with the Merger will have been registered under the Securities Act. Such shares will be freely transferable under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to any person who is deemed to be an affiliate (as such term is defined for purposes of Rule 145 under the Securities Act, an "Affiliate") of Genetic Labs at the time of the Genetic Labs Special Meeting. Persons who may be deemed to be Affiliates of Genetic Labs include individuals or entities that control, are controlled by, or are under common control with Genetic Labs and may include certain officers and directors of Genetic Labs as well as principal shareholders of Genetic Labs. Affiliates may not sell their shares of Derma Sciences Common Stock acquired in connection with the Merger except pursuant to: (i) an effective registration statement under the Securities Act covering the resale of such shares, (ii) paragraph (d) of Rule 145 under the Securities Act or (iii) any other applicable exemption under the Securities Act. The registration statement filed by Derma Sciences under the Securities Act in connection with the Merger, of which this Joint Proxy Statement-Prospectus forms a part, does not cover the resale of shares of Derma Sciences Common Stock to be received by affiliates of Genetic Labs in the Merger.

     Pursuant to the Merger Agreement, Genetic Labs has agreed that at least 30 days prior to the Effective Time, Genetic Labs will cause to be delivered to Derma Sciences a letter identifying all persons who are or will be, at the time of the Genetic Labs Record Date, Affiliates of Genetic Labs. Genetic Labs is obligated under the Merger Agreement to use reasonable best efforts to procure written agreements ("Affiliate Agreements") from such persons containing appropriate representations and covenants intended to ensure compliance with the Securities Act. Derma Sciences' obligations under the Merger Agreement to effect the Merger are conditioned upon the receipt of an Affiliate Agreement from each Affiliate so identified by Genetic Labs.

QUOTATION OF DERMA SCIENCES COMMON STOCK ON THE NASDAQ SMALLCAP MARKET

     Derma Sciences has agreed to use its reasonable best efforts to cause the Merger Shares to be listed for quotation on the Nasdaq SmallCap Market.

DISSENTERS' RIGHTS

     Sections 302A.471 and 302A.473 of the MBCA entitle any holder of Genetic Labs Common Shares who objects to the Merger, in lieu of receiving the shares of Derma Sciences Common Stock to which he or she would otherwise be entitled pursuant to the Merger Agreement, to dissent from the Merger and obtain payment in cash for the "fair value" of his or her Genetic Labs Common Shares. ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF THESE DISSENTERS' RIGHTS SHOULD REVIEW CAREFULLY THE PROVISIONS OF SECTIONS 302A.471 AND 302A.473 OF THE MBCA (A COPY OF WHICH IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT-PROSPECTUS), PARTICULARLY THE SPECIFIC PROCEDURAL STEPS REQUIRED TO PERFECT SUCH RIGHTS. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED.

     Set forth below (to be read in conjunction with the full text of Section 302A.473 appearing in Appendix B to this Joint Proxy Statement-Prospectus) is a brief description of the procedures relating to the exercise of dissenters' rights. The following description does not purport to be a complete statement of the provisions of Section 302A.473 and is qualified in its entirety by reference thereto.

     Under Section 302A.473 of the MBCA, if a corporation calls a shareholder meeting at which a plan of merger to which such corporation is a party is to be voted upon, the notice of the meeting must inform each shareholder of right to dissent and must include a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedure to be the followed under such Sections. This Joint Proxy Statement-Prospectus constitutes such notice to shareholders of Genetic Labs and the applicable statutory provisions of the MBCA are attached to this Joint Proxy Statement-Prospectus as Appendix B.

     The Merger Agreement must be approved by the holders of a majority of the outstanding Genetic Labs Common Stock.

     Under Section 302A.473, Subd. 3, a shareholder who wishes to exercise dissenters' rights (a "Dissenter") must file with Genetic Labs (at Genetic Labs' address, 2726 Patton Road, St. Paul, Minnesota 55113-1136, Attention: H. James Thompson, President), before the vote on the Merger, a written notice of intent to demand the "fair value" of the Genetic Labs Common Shares owned by the shareholder. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES IN FAVOR OF THE MERGER. A VOTE AGAINST THE MERGER WILL NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE. NOTE, HOWEVER, THE SUBMISSION OF A BLANK PROXY WILL CONSTITUTE A VOTE IN FAVOR OF THE MERGER AND A WAIVER OF STATUTORY DISSENTERS' RIGHTS. As used in this Section regarding dissenters' rights, and pursuant to
Section 302A.473, Subd. 1(c), the "fair value" of dissenting shares means the value of the shares of Genetic Labs immediately before the Effective Time of the Merger.

     The Merger Agreement must be approved by the holders of a majority of the outstanding Genetic Labs Common Stock. If the Merger is approved by the shareholders of Genetic Labs, Genetic Labs will send to all Dissenters who filed the necessary notice of intent to demand the fair value of their shares and who did not vote their shares in favor of the Merger a notice containing certain information required by Section 302A.473, Subd. 4, including without limitation:
(i) the address to which a Dissenter must send a demand for payment and certificates representing shares in order to obtain payment for such shares and the date by which they must be received; (ii) a form to be used to certify the date on which the Dissenter (or the beneficial owner on whose behalf the Dissenter dissents) acquired such Genetic Labs Common Shares (or an interest in them) and to demand payment; and (iii) a copy of Sections 302A.471 and 302A.473 and a brief description of the procedures to be followed under such Sections. In order to receive the fair value of the shares under Section 302A.473, a Dissenter must demand payment and deposit certificates representing the shares within 30 days after such notice from Genetic Labs is given. Under Minnesota law, notice by mail is given by Genetic Labs when deposited in the United States mail.

     A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 302A.473, SUBD. 4, WILL LOSE THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER SECTION 302A.473, SUBD. 3.

     Pursuant to Section 302A.471,Subd. 2, a Genetic Labs shareholder may not assert dissenters' rights as to less than all of the shares of Genetic Labs Common Shares registered in the name of such shareholder, unless the Shareholder dissents with respect to all shares that are beneficially owned by another person, but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the Dissenter will be determined as if the shares were registered in the names of the respective beneficial owners.

     A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of such beneficial owner, and will be treated as a dissenting shareholder under the terms of
Section 302A.471 and 302A.473, if the beneficial owner submits written consent of the shareholder holding such beneficial owner's shares to Genetic Labs at the time of or before the assertion of dissenters' rights.

     Except as provided below, if demand for payment and deposit of stock certificates is duly made by a Dissenter with Genetic Labs as required by the notice, then after the Effective Time or the receipt of valid demand for payment, whichever is later, Genetic Labs will pay the Dissenter an amount which Genetic Labs estimates to be the fair value of the Dissenter's Genetic Labs Common Shares, with interest, if any. The payment must be accompanied by: (i) Genetic Labs' closing balance sheet and statement of income for a fiscal year ending not more than 16 months prior to the Effective Time, (ii) Genetic Labs' latest available interim financial statement, (iii) a brief description of the method used by Genetic Labs to compute such estimated payment, and (iv) a copy of Sections 302A.471 and 203A.473, and a brief description of the procedure to be followed in demanding supplemental payment. The Genetic Labs estimate of fair value of the Genetic Labs Common Shares held by a Dissenter may be less than, equal to or greater than the value of the shares of Derma Sciences Common Stock that would have been issued with respect to such Genetic Labs Common Shares in the Merger if such shareholder had not dissented. For the purpose of a Dissenter's rights under Section 302A.471 and 302A.473, "interest" means interest commencing five days after the effective date of the Merger until the date of payment, calculated at the rate provided in Minnesota Statutes Section
549.09 (presently 5%).

     Genetic Labs may withhold such remittance with respect to Genetic Labs Common Shares for which the Dissenter demanding payment was not the registered owner (or the person on whose behalf such Dissenter acts was not the beneficial owner) as of the first public announcement date of the Merger. If the dissenter has not voted his shares in favor of the Merger Agreement and has filed with Genetic Labs before the vote on the Merger Agreement a written notice of intent to demand the fair value off the Genetic Labs Common Shares owned by such shareholder, Genetic Labs within 60 days must forward to the Dissenter the material described in the preceding paragraph, a statement of reasons for withholding the remittance, and an offer to pay the Dissenter the estimated fair value listed in the materials if the Dissenter agrees to accept the amount in full satisfaction.

     If the Dissenter believes the payment received from Genetic Labs is less than the fair value of the Genetic Labs Common Shares, with interest, if any, such Dissenter must give written notice to Genetic Labs of his or her own estimate of the fair value of the Genetic Labs Common Shares, with interest, if any, within 30 days after the date of Genetic Labs' remittance, and must demand payment of the difference between his or her estimate and Genetic Labs' remittance ("Demand"). If the Dissenter fails to give written notice of such estimate to Genetic Labs within the 30-day time period, such Dissenter will be entitled only to the amount remitted by Genetic Labs. If the Dissenter makes a demand, the procedures, costs and expenses described below for petitioning the court shall apply.

     If Genetic Labs fails to remit payment within 60 days of the deposit of certificates, it must return all deposited certificates and cancel all transfer restrictions. However, Genetic Labs may require deposit at a later time and again give notice that contains: (i) the address to which a demand for payment and share certificates must be sent in order to obtain payment and the date by which they must be received; (ii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and the demand for payment; and (iii) a copy of Sections 302A.471 and 302A.473 and a brief description of the procedures to be followed under such Sections.

     If Genetic Labs receives a Demand, it must, within 60 days after receiving the Demand, either pay to the Dissenter the amount demanded or agreed to by the Dissenter after discussion with Genetic Labs or file in court a petition requesting that the court determine the fair value of the shares plus interest. The petition must be filed in Ramsey County, Minnesota, The petition must name as parties all Dissenters who made a demand for payment and who have not reached agreement with Genetic Labs. The jurisdiction of the Court is plenary and exclusive.

     The court will then determine whether each Dissenter in question has fully complied with the provisions of Section 302A.473, and for all Dissenters who have fully complied and not forfeited statutory dissenters' rights, will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by Genetic Labs or a Dissenter. The fair value of the shares as determined by the court is binding on all shareholders and may be less than, equal to or greater than the value of the shares of Derma Sciences Common Stock to be issued in the Merger. Each Dissenter is entitled to judgment in cash for the amount by which the fair value of the Genetic Labs Common Shares as determined by the court, plus interest, exceeds the estimated payment previously remitted by Genetic Labs to the Dissenter. However, under the statute, Dissenters are not liable to Genetic Labs for the amount, if any, by which payments remitted by Genetic Labs to the Dissenters exceed the fair value of such shares determined by the court, plus interest. The costs and expenses of the court proceeding will be assessed against Genetic Labs, except that the court may assess part or all of those costs and expenses against a Dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

     If the court finds that Genetic Labs has failed to comply substantially with Section 302A.473, the court also may assess against Genetic Labs such fees and expenses, if any, of attorneys or experts as the court deems equitable. Such fees and expenses may also be assessed against any person who has acted arbitrarily, vexatiously or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions. The Court may award, in its discretion, out of the award to the Dissenters, if any, fees and expenses to the Dissenters' legal representative(s).

     Under Section 302A.471, Subd. 4, a shareholder of Genetic Labs has no right at law or equity to set aside the approval of the Merger Agreement or the consummation of the Merger, except if such approval or consummation is fraudulent with respect to such shareholder or Genetic Labs.

     Holders of shares of Derma Sciences Common Stock are not entitled to exercise dissenters' or appraisal rights pursuant to any provision of the PBCL with regard to the Merger. Pursuant to Section 1571 of the PBCL, a shareholder may, under certain circumstances, dissent and exercise appraisal rights only if a proposed merger or consolidation is to be submitted for approval by such shareholders. The holders of Derma Sciences Common Stock are not being asked to approve the Merger.

DELISTING AND DEREGISTRATION OF GENETIC LABS COMMON SHARES AFTER THE MERGER

     If the Merger is consummated, the Genetic Labs Common Shares will be delisted from the NASD Electronic Bulletin Board and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

     The following description of the Merger Agreement is not intended to be complete and is qualified in its entirety by the Merger Agreement attached hereto as Appendix A.

Conversion of Shares; Exchange Ratio

     As soon as practicable after the Effective Time, the Exchange Agent will send a notice and transmittal form, with instructions, to each holder of Genetic Labs Common Shares of record at the Effective Time advising such holder of the effectiveness of the Merger and of the procedure for surrendering to the Exchange Agent the Genetic Labs Certificates in exchange for Derma Sciences Certificates. SHAREHOLDERS SHOULD NOT SEND IN THEIR GENETIC LABS CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

     Upon  surrender  to  the  Exchange  Agent  of  one  or  more  Genetic  Labs
Certificates, together with a properly completed and signed letter of transmittal, there will be issued and mailed to the holder thereof a Derma Sciences Certificate or Certificates representing the number of whole shares of Derma Sciences Common Stock to which such holder is entitled under the Merger Agreement. Until surrendered as described above, Genetic Labs Certificates will, after the Effective Time, represent only the right to receive, upon such surrender, a Derma Sciences Certificate or Certificates. No dividends or distributions that are declared on shares of Derma Sciences Common Stock will be paid to persons entitled to receive certificates representing shares of Derma Sciences Common Stock until such persons surrender their Genetic Labs Certificates.

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


     Pursuant to the Merger Agreement, the Exchange Ratio holds that each share of Genetic Labs Common Stock will be exchanged for 0.7 shares of Derma Sciences Common Stock.

Representations and Warranties

     The Merger Agreement contains various customary representations and warranties of Derma Sciences and Genetic Labs made to each other relating to, among other things: (i) each of Derma Sciences', Derma Merging's and Genetic Labs' organization and similar corporate matters and the organization and similar corporate matters regarding subsidiaries of Derma Sciences; (ii) each of Derma Sciences', Derma Merging's and Genetic Labs' capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iv) conflicts under articles of incorporation or bylaws, required consents or approvals and violations of certain instruments or law; (v) documents filed with the Commission and the accuracy of the information contained therein; (vi) absence of certain specified material changes, material undisclosed liabilities or material defaults; (vii) in the case of Genetic Labs,
(A) absence of material litigation, (B) certain tax and employee benefit matters and (C) certain intellectual property matters; (viii) compliance with applicable law; (ix) the accuracy of information supplied by each of Derma Sciences and Genetic Labs in connection with the preparation of the Registration Statement and this Joint Proxy Statement-Prospectus; (x) in the case of Genetic Labs, that it has not proposed, adopted, approved or implemented any shareholder rights plan, or authorized the issuance of any similar dividend or the distribution of any securities to its shareholders, or entered into any agreement with respect to the foregoing (any such plan, authorization, dividend, distribution or agreement being referred to herein as a "Shareholder Rights Plan"), which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by the Merger Agreement; (xi) in the case of Genetic Labs and Derma Sciences, the approval of the Merger
Agreement by their respective boards of directors; and (xii) in the case of Derma Sciences, Derma Sciences is not, and prior to the Effective Time will not be, the "beneficial owner" (as defined in Section 302A.011 of the MBCA) of any Genetic Labs Common Shares.

Conduct of Business Prior to the Effective Time

     The Merger Agreement provides that from the date thereof to the Effective Time, except as otherwise permitted by the Merger Agreement or agreed to in writing by Derma  Sciences:  (i) Genetic  Labs will  conduct its business in the ordinary and usual course consistent with past practice, and will use its reasonable efforts to preserve intact the present business organization, will keep available the services of its present officers and key employees, will preserve the goodwill of those having business relationships with it and will not hire any person as an employee or consultant where such person's annual compensation would exceed $75,000; and (ii) Genetic Labs will not: (A) amend its charter, bylaws or other organization documents; (B) split, combine or reclassify any shares of its outstanding capital stock; (C) declare, set aside, or pay any dividend or other distribution payable in cash, stock or property; directly or indirectly redeem or otherwise acquire any shares of its capital stock; (D) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), other than in connection with the exercise of Genetic Labs options; (E) merge or consolidate with another entity; (F) acquire or purchase an equity interest in or a substantial portion of the assets of another organization or enter into any material contract, except in the ordinary and usual course of business consistent with past practice; (G) sell or dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (H) incur, assume or prepay any material indebtedness other than in the ordinary course of business and consistent with past practice; (I) assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other persons other than in the ordinary course of business and consistent with past practice; (J) make any loans, advances or capital contributions to or investments in any other person; authorize any capital expenditures in excess of the amounts currently budgeted; (K) permit any insurance policy naming Genetic Labs as a beneficiary or loss payee to be canceled or terminated other than in the ordinary course of business; (L) enter into any contract, commitment or arrangement with respect to any of the foregoing; (M) adopt, enter into, terminate or amend (except as may be required by applicable law) any Genetic Labs Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee; (N) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for normal increases in salary compensation in the ordinary course of business and consistent with past practice; (O) take any action to fund or in any way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Genetic Labs Plan

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


(including Genetic Labs stock option plans); (P) take any action with respect to, or make any material change in, its accounting policies or procedures; (Q) knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code; (R) or propose, adopt, approve or implement any Shareholder Rights Plan which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by the Merger Agreement.

     The Merger Agreement provides that from the date thereof to the Effective Time, except as otherwise permitted by the Merger Agreement or agreed to in writing by Genetic Labs: (i) Derma Sciences will conduct its business (and that of its subsidiaries) in the ordinary and usual course consistent with past practice, and will use its reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it; and (ii) Derma Sciences will not: (A) split, combine or reclassify any shares of its outstanding capital stock; (B) declare, set aside or pay any dividend or other distribution payable in cash, stock or property; (C) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Derma Sciences Common Stock upon the exercise of Derma Sciences Stock Options outstanding on the date of this Agreement; (D) merge or consolidate with another entity; (E) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (F) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (G) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (H) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business and consistent with past practice; (I) make any loans, advances or capital contributions to, or investments in, any other person; (J) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; (K) permit any insurance policy naming Derma Sciences as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; (L) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; (M) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of Derma Sciences or other securities of Derma Sciences; (N) take any action with respect to, or make any material change in, its accounting policies or procedures; (O) or knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     The Merger Agreement also provides that, from the date thereof until the Effective Time, Derma Merging will not engage in any activities of any nature except as contemplated by the Merger Agreement.

No Other Negotiations

     The Merger Agreement provides that, upon execution of the Merger Agreement, Genetic Labs was not engaged in or would immediately terminate any discussions with any third party concerning an Alternative Acquisition (as defined below). The Merger Agreement provides further that, from and after the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, Genetic Labs will not directly or indirectly: (i) solicit, engage in discussions or negotiate with any person or take any other action intended or designed to facilitate the efforts of any person, other than Derma Sciences, relating to the possible acquisition of Genetic Labs (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (any such efforts by any such person, including a firm proposal to make such an acquisition, being referred to herein as an "Alternative Acquisition"), (ii) provide information with respect to Genetic Labs to any person, other than Derma Sciences, relating to a possible Alternative Acquisition by any person, other than Derma Sciences, (iii) enter into an agreement with any person, other than Derma Sciences, providing for a possible Alternative Acquisition, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by Derma Sciences.

     The Merger Agreement provides that, notwithstanding the foregoing, the restrictions set forth in the Merger Agreement will not prevent the Genetic Labs Board (or its agents pursuant to its instructions) from taking any of the following actions: (i) furnishing information concerning Genetic Labs and its business, properties and assets to any third party; or (ii) negotiating with such third party concerning an Alternative Acquisition provided that certain events shall have occurred, including: (A) that such third party shall have made a written proposal to the Genetic Labs Board to consummate an Alternative Acquisition which proposal meets certain specified criteria, and if consummated, based on the advice of Genetic Labs' investment bankers, the Genetic Labs Board determines is financially more favorable to the shareholders of Genetic Labs than the terms of the Merger (a "Superior Proposal"); (B) that the Genetic Labs Board shall have determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Superior Proposal;
(C) that the Genetic Labs Board shall have determined, after consultation with its outside legal counsel, that the fiduciary duties of the Genetic Labs Board require Genetic Labs to furnish information to and negotiate with such third party; and, (D) Derma Sciences shall have been notified in writing of such Superior Proposal, including all of its terms and conditions, and shall have been given copies of such proposal.

     In addition to the foregoing, the Merger Agreement provides that Genetic Labs may not accept or enter into any agreement concerning an Alternative Acquisition for a period of not less than 48 hours after Derma Sciences' receipt of a copy of such proposal of an Alternative Acquisition. Upon compliance with the foregoing, Genetic Labs will be entitled to: (i) not recommend or change its recommendation to the Genetic Labs shareholders concerning the Merger; and (ii) enter into an agreement with such third party concerning an Alternative Acquisition provided that Genetic Labs shall immediately make payment in full to Derma Sciences of a $500,000 termination fee. See "The Merger--The Merger Agreement--Termination and Termination Fee."

Indemnification

     The Merger Agreement provides that all rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors and officers of Genetic Labs under the provisions existing as of the date of the Merger Agreement, in Genetic Labs' Articles of Incorporation or Bylaws shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement), survive the Effective Time, and, as of the Effective Time, the Surviving Corporation shall assume all obligations of Genetic Labs in respect thereof as to any claim or claims asserted prior to or within a six-year period immediately after the Effective Time.

Genetic Labs Stock Options

     Genetic Labs has granted stock options pursuant to its stock option plans. Total outstanding options are 259,900 shares ranging in exercise prices from $0.25 to $0.625 per share. The following executives hold options to purchase the number of shares indicated: Mr. Beisang - 27,000 shares; Mr. Thompson - 80,000 shares; Dr. Ersek - 39,000 shares; Mr. Gardow - 20,000 shares; and Mr. Olson - 26,000 shares.

     Under the terms of the Merger Agreement, each Genetic Labs stock option that is outstanding immediately prior to the Effective Time shall be converted into an option (a "New Option") to purchase the number of shares of Derma Sciences Common Stock equal to the product of: (i) the number of Genetic Labs Common Shares subject to such Genetic Labs stock option and (ii) the Exchange Ratio, at a per share exercise price equal to (A) the per share exercise price of such Genetic Labs stock option divided by (B) the Exchange Ratio. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Genetic Labs stock option immediately prior to the Effective Time.

Conditions to Consummation of the Merger

     The Merger will occur only if the Merger Agreement is approved by the requisite vote of holders of Genetic Labs Common Shares and the issuance of the Merger Shares is approved by the requisite vote of holders of Derma Sciences Common Stock. In addition, consummation of the Merger is subject to the satisfaction or waiver (to the extent such waiver is permitted by law) of certain other conditions. A failure of any such condition to be satisfied, if not waived, would prevent consummation of the Merger.

     The obligations of both Derma Sciences and Genetic Labs to consummate the Merger are subject to satisfaction of the following conditions: (i) no governmental entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by the Merger Agreement; (ii) all filings with and approvals and consents of any governmental entity, the failure of which to make or obtain would have a material adverse effect at or after the effective time of the Merger on either Derma Sciences or the Surviving Corporation, shall have been made or obtained; (iii) the Registration Statement of which this Joint Proxy Statement-Prospectus is a part shall have become effective under the Securities Act and shall not be subject to a stop order or proceeding of the Commission seeking a stop order, and Derma Sciences shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Merger Shares; and (iv) the Merger Shares shall have been approved for listing on the Nasdaq SmallCap Market, upon official notice of issuance.

     In addition to the foregoing conditions, the obligation of Derma Sciences to consummate the Merger is subject to satisfaction or waiver of the following conditions: (i) the representations and warranties of Genetic Labs set forth in the Merger Agreement that are qualified with reference to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Merger Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time, and the aggregate effect of all inaccuracies in the representations and warranties of Genetic Labs set forth in the Merger Agreement does not and will not have a material adverse effect on the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of Genetic Labs; (ii) Genetic Labs shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; (iii) Derma Sciences shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Genetic Labs to the effect that the conditions set forth in (i) and (ii) above have been fulfilled; (iv) Derma Sciences shall have received from each "affiliate" of Genetic Labs a written agreement whereby such affiliate agrees not to sell, transfer or otherwise dispose of any shares of Derma Sciences Common Stock received in the Merger except in compliance with the requirements of the Securities Act. See "The Merger-Restrictions on Sale of Shares by Affiliates;" and (v) Derma Sciences shall have received an opinion of Hedger & Hedger, counsel to Derma Sciences, to the effect that for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code.

     In addition to the foregoing conditions, the obligation of Genetic Labs to consummate the Merger is subject to satisfaction or waiver of the following conditions: (i) the representations and warranties of Derma Sciences set forth in the Merger Agreement that are qualified with reference to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of such agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time, and the aggregate effect of all inaccuracies in the representations and warranties of Derma Sciences set forth in the Merger Agreement does not and will not have a material adverse effect on the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of Derma Sciences; (ii) Derma Sciences shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; and (iii) Genetic Labs shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Derma Sciences to the effect that the conditions set forth in (i) and (ii) above have been fulfilled.

Termination and Termination Fee

     The Merger Agreement may be terminated at any time before the Merger becomes effective: (i) by mutual consent of Derma Sciences and Genetic Labs;
(ii) by either Derma Sciences or Genetic Labs if the Merger has not become effective before December 31, 1998 (unless caused by the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations thereunder); (iii) by either Derma Sciences or Genetic Labs if any permanent injunction or action by any governmental entity of competent jurisdiction preventing the consummation of the Merger has become final and non-appealable; (iv) by either Derma Sciences or Genetic Labs if there has been a breach of any representation or warranty of the other party which would have a material adverse affect on that other party or if there has been a breach in any material respect of any agreement or covenant to be performed and complied with by that other party under the Merger Agreement which breach is not curable, or if curable, is not cured within 30 days after written notice of such breach is given to that other party by the party not in breach; (v) by Derma Sciences if the Genetic Labs Board (A) fails to recommend approval of the Merger Agreement by the shareholders of Genetic Labs or withdraws or amend or modifies in a manner adverse to Derma Sciences and Derma Merging its recommendation or approval in respect of the Merger Agreement, (B) makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition or (C) takes any action with respect to an Alternative Acquisition that would be prohibited by the "no solicitation" provisions of the Merger Agreement; (vi) by Genetic Labs if such termination is necessary to allow Genetic Labs to enter into an agreement with respect to a Superior Proposal (subject to prior payment of the termination fee as described below); or (vii) by Derma Sciences or Genetic Labs if their respective shareholders do not approve the issuance of the Merger Shares or the Merger Agreement, respectively.

     In the event the Merger Agreement is terminated pursuant to any of the foregoing provisions, the Merger will be deemed abandoned and such termination will be without liability of any party thereto except for liability for breach of the Merger Agreement and except as set forth below in the following paragraph. In the event of such a termination, the provisions of the Merger Agreement regarding confidentiality and fees and expenses shall survive.

     If the Merger Agreement is terminated by Derma Sciences by reason of the circumstances described in clause (v) above, or by Genetic Labs by reason of the circumstances described in clause (vi) above, then Genetic Labs shall pay to Derma Sciences promptly, but in no event later than two business days after such termination, a fee of $500,000. If the Merger Agreement is terminated by reason of the circumstances described in clause (i) or (ii) above and the Derma Sciences Board (A) withdraws or amends or modifies in any manner adverse to Genetic Labs its recommendation to the Derma Sciences shareholders with respect to the Merger Agreement or (B) makes any recommendation with respect to any proposed acquisition of Derma Sciences (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of Derma Sciences' capital stock or assets (an "Acquisition Transaction") other than a recommendation to reject such Acquisition Transaction and in either such case the shareholders of Derma Sciences do not approve the issuance of the Merger Shares, then Derma Sciences shall promptly, but in no event later than two business days after the date of such termination, pay to Genetic Labs a fee of $500,000.

Extension, Waiver and Amendment

     At any time prior to the Effective Time, Derma Sciences or Genetic Labs may: (i) extend the time for performance of any obligations or other acts of the other under the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other contained in the Merger Agreement; or (iii) waive compliance by the other with any agreements contained in the Merger Agreement or with any conditions contained therein which may legally be waived.

     The Merger Agreement may not be amended except in writing signed by each of the parties thereto. The Merger Agreement may be amended without the approval of Derma Sciences shareholders or Genetic Labs shareholders, except that no such amendment will be made following approval and adoption of the Merger Agreement by Genetic Labs shareholders if such amendment would require further shareholder approval under applicable law, unless such further approval has been obtained.

RELATED AGREEMENTS

     On May 1, 1998, Genetic Labs entered into employment agreements with Messrs. Beisang, Thompson and Ersek. Each of the agreements is for a term of three years. Each agreement provides for an annual cost-of-living increase in the base salary. Additional compensation based on pre-tax profits of the Company may be paid to executives determined by the Board of Directors' Compensation Committee.

     The agreements Messrs. Beisang and Ersek provide that the executive may terminate his employment upon the occurrence of any of the following events: (i) a change in a majority ownership or control of Genetic Labs which occurs as a result of a merger, a sale of all or substantially all of Genetic Labs' assets; or the acquisition of a majority of Genetic Labs' outstanding stock by a single party or a group acting in concert; (ii) any attempted termination of such individual's employment by Genetic Labs prior to the expiration or not in accordance with any termination event as set forth in the agreement; or (iii) any material diminution of, or any adverse change occurs in the terms or conditions of such individual's employment duties, responsibilities or authority, except for any isolated, unsubstantial, inadvertent matter not occurring in bad faith, which is remedied by Genetic Labs within 30 days. In the event of such a termination by the individual covered by the agreement, Genetic Labs shall immediately pay to such individual (without discount or offset) a severance payment equal to the gross base compensation otherwise payable to such individual over the remaining term of the agreement. Mr. Thompson's agreement does not contain the foregoing severance provisions.

     Mr. Beisang, Dr. Ersek and Mr. Thompson are paid an annual base salary of $70,600, $32,000 and $99,600, respectively. The agreements with Messrs. Beisang and Ersek provide that each executive retains the right to new products or patents which the executive develops and contain covenants not to compete by the executive during the employment period and for one year thereafter. For further information relative to the aforedescribed agreements, please refer to Genetic Labs' Current Report on Form 8-K filed on July 14, 1998.

     Pursuant to the Merger Agreement, Derma Sciences will guarantee Genetic Labs' performance under the executive employment agreements described above.

OPERATIONS AFTER THE MERGER

     Pursuant to the Merger Agreement, at the Effective Time, the directors of Genetic Labs will be Edward J. Quilty, Arthur A. Beisang and Robert A. Ersek, M.D. The officers of Genetic Labs will be Edward J. Quilty, Chairman of the Board of Directors, Arthur A. Beisang, Chief Executive Officer, H. James
Thompson, President and Chief Operating Officer, and Robert A. Ersek, M.D., Medical Director.

     Following the Merger, Derma Sciences plans to maintain Genetic Labs as a separate business unit of Derma Sciences. Derma Sciences intends to conduct an evaluation of existing administrative functions, such as finance, human resources, information technology, legal and general overhead costs of both companies with a view to consolidating certain of these functions where operationally feasible.

                      INFORMATION CONCERNING DERMA SCIENCES

     Derma Sciences, Inc., a Pennsylvania corporation ("Derma Sciences"), was incorporated under the laws of Colorado on September 10, 1984. On June 3, 1996 Derma Sciences changed its state of domicile to Pennsylvania. Derma Sciences' executive offices are located at 214 Carnegie Center, Suite 100, Princeton, New Jersey and its telephone number is (609) 514-4744.

     Derma Sciences is engaged in the development, marketing and sales of topical nutrient-based wound care products for the management of certain chronic, non-healing skin ulcerations such as pressure and venous ulcers, surgical incisions and burns. As such wounds primarily afflict the elderly, Derma Sciences markets its products mainly to healthcare providers to the geriatric community such as nursing homes, similar extended care facilities, hospitals and home healthcare agencies throughout the United States. In 1997, sales of wound care products in the United States were estimated at $2.6 billion. This amount is expected to increase at a rate of 5% annually.

                       INFORMATION CONCERNING GENETIC LABS

        Genetic Laboratories Wound Care, Inc. ("Genetic Labs") was incorporated on January 19, 1988, in the State of Minnesota as a dividend to the shareholders of Bioplasty, Inc. pursuant to an agreement between Bioplasty, Inc. and Genetic Labs dated as of February 29, 1988. Genetic Labs acquired the wound care business and certain other assets of Bioplasty, Inc. Genetic Labs' executive offices are located at 2726 Patton Road, St. Paul, Minnesota 55113-1136 and its telephone number is (612) 633-0805.

     Genetic Labs is engaged in the development, marketing and sale of proprietary consumable wound care products. Genetic Labs' primary products are sterile pressure sensitive adhesive wound closure strips, specialty pressure sensitive adhesive fasteners and tubular net dressings. Genetic Labs purchases from independent manufacturers products that are made to the specifications of Genetic Labs. Genetic Labs sells its products to a group of distributors servicing hospitals, clinics and long term care facilities within and outside the United States. This group of distributors is augmented by more than 20 independent manufacturer's representatives in the United States.

                     COMPARATIVE PER SHARE MARKET PRICE DATA

     Derma Sciences Common Stock is traded on the Nasdaq SmallCap Market under the symbol "DSCI" and on the Boston Stock Exchange and the Pacific Stock Exchange under the symbol "DMS." Genetic Labs Common Shares are traded on the NASD Electronic Bulletin Board under the symbol "GELW."

HISTORICAL COMPARATIVE PER SHARE DATA

     The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share of Derma Sciences Common Stock and Genetic Labs
Common Shares as quoted on the Nasdaq SmallCap Market and the NASD Electronic Bulletin Board, respectively. Derma Sciences' and Genetic Labs' fiscal years end December 31 and May 31, respectively. Accordingly, the periods reflected in the table depict for Derma Sciences the three months ended March 31, June 30, September 30 and December 31 and for Genetic Labs the three months ended August 31, November 30, February 28 and May 31.

                                                       DERMA SCIENCES           GENETIC LABS
                                                        COMMON STOCK            COMMON STOCK
                                                        ------------            ------------
                                                      HIGH        LOW         HIGH         LOW
         Fiscal 1996:
                First Quarter   ................     $4.750      $2.250      $0.938       $0.500
                Second Quarter  ................     $4.750      $2.625      $1.125       $0.875
                Third Quarter   ................     $3.875      $2.250      $1.125       $0.125
                Fourth Quarter  ................     $3.125      $1.750      $0.875       $0.500

         Fiscal 1997

                First Quarter   ................     $2.125      $1.125      $0.813       $0.438
                Second Quarter  ................     $2.063      $0.625      $0.625       $0.375
                Third Quarter   ................     $1.250      $0.625      $0.750       $0.500
                Fourth Quarter  ................     $1.750      $0.813      $0.688       $0.438

         Fiscal 1998:

                First Quarter   ................     $2.125      $1.000      $0.469       $0.375
                Second Quarter  ................     $2.125      $1.500      $0.750       $0.375
                Third Quarter   ................      N/A         N/A        $0.531       $0.438
                Fourth Quarter  ................      N/A         N/A        $1.125       $0.438

RECENT COMPARATIVE PER SHARE AND EQUIVALENT PER SHARE DATA

     The following table sets forth the closing prices per share of Derma Sciences Common Stock and Genetic Labs Common Shares as reported on the Nasdaq SmallCap Market and the NASD Electronic Bulletin Board, respectively, on May 11, 1998, the business day preceding public announcement of the Merger, and on July 15, 1998, and the equivalent per share prices (as explained below) of Genetic Labs Common Shares on such dates.

                                                                                              GENETIC LABS
                                       DERMA SCIENCES              GENETIC LABS                EQUIVALENT
                                        COMMON STOCK               COMMON STOCK              PER SHARE PRICE
                                        ------------               ------------              ---------------
May 11, 1998 ................              $2.125                     $0.460                     $1.488
July 15, 1998................              $1.250                     $0.500                     $0.875

     The equivalent per share price of a Genetic Labs Common Share represents the closing price of a share of Derma Sciences Common Stock on such date multiplied by the Exchange Ratio computed as of such date.


UNAUDITED  PRO  FORMA  COMBINED  CONDENSED  BALANCE  SHEETS  AND  STATEMENTS  OF
OPERATIONS

     The following Unaudited Pro Forma Combined Condensed Balance Sheets and Statements of Operations give effect to the Merger of Derma Sciences and Genetic Labs under the "pooling of interests" method of accounting. Genetic Labs' fiscal year end is May 31. The Unaudited Pro Forma Combined Condensed Balance Sheet combines Derma Sciences' unaudited balance sheet and Genetic Labs unaudited balance sheet at March 31, 1998 as if the Merger occurred on March 31, 1998. The Unaudited Pro Forma Combined Condensed Statements of Operations combine the historical results of operations of Derma Sciences and Genetic Labs for the three months ended March 31, 1998 and the year ended December 31, 1997 as if the Merger had occurred at the beginning of these periods. The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1996 combines the Pro Forma results of Derma Sciences for the year ended December 31, 1996 and the results of Genetic Labs for the twelve months ended May 31, 1997 as if the Merger had occurred at the beginning of 1996 and the results of Genetic Labs for the twelve months ended May 31, 1997 had been achieved for the twelve months ended December 31, 1997.

     The Unaudited Pro Forma Combined Condensed Balance Sheets and Statements of Operations do not reflect cost savings and synergies which might be achieved from the Merger. The Unaudited Pro Forma Combined Condensed Balance Sheets and Statements of Operations do not purport to be indicative of the operating results or financial position that would have been achieved had the Merger been effected for the periods indicated or the results or financial position which may be obtained in the future. These Unaudited Pro Forma Combined Condensed Balance Sheets and Statements of Operations are based on, and should be read in conjunction with, the audited and unaudited financial statements of Derma Sciences, including the notes thereto, and the audited and unaudited financial statements of Genetic Labs, including the notes thereto, which are included in documents incorporated by reference in this Joint Proxy Statement-Prospectus. See "Incorporation By Reference."

                              DERMA SCIENCES, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                                 MARCH 31, 1998

                                     ASSETS

                                                         DERMA                  GENETIC             PRO FORMA            COMBINED
                                                       SCIENCES                  LABS              ADJUSTMENTS          PRO FORMA
                                                       --------                 ------             -----------          ---------
Current Assets
   Cash and cash equivalents ......................   $ 1,530,412           $    389,949       $         --          $ 1,920,361
   Accounts receivable, net........................       523,924                398,592                 --              922,516
   Inventory.......................................       856,906                596,240                 --            1,453,146
   Current portion of officers' notes receivable...        19,330                  --                    --               19,330
   Prepaid expenses and other current assets.......       371,255                 51,077                 --              422,332
                                                      -----------            -----------        --------------        ----------
     Total Current Assets..........................     3,301,827              1,435,858                 --            4,737,685

Property and equipment, net........................       134,440                113,004                 --              247,444

Officers' notes receivable.........................        90,979                  --                    --               90,979
Intangibles, net...................................       370,413                  --                    --              370,413
Other assets.......................................        54,985                 11,874                 --               66,859
                                                     ------------            -----------        --------------       -----------
       Total Assets................................   $ 3,952,644           $  1,560,736       $         --          $ 5,513,380
                                                       ==========              =========        ==============         =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
   Bank line of credit.............................   $   689,000           $      --          $         --          $   689,000
   Current portion of long-term debt...............         --                     6,213                 --                6,213
   Accounts payable................................       540,663                170,991                 --              711,654
   Accrued expenses and other current liabilities..       510,911                134,117                 --              645,028
                                                       ----------             ----------        --------------        ----------
     Total Current Liabilities.....................     1,740,574                311,321                 --            2,051,895

Long-term debt, net of current portion.............          --                    3,894                --                 3,894
                                                   ---------------          ------------        --------------      ------------

       Total Liabilities...........................     1,740,574                315,215                 --            2,055,789
                                                        ---------             ----------        --------------         ---------

Shareholders' Equity
   Common stock, $.01 par value, authorized
     15,000,000 shares, issued and outstanding
     4,567,632 shares..............................        45,676                  --                   16,817            62,493
   Common stock, $.01 par value, authorized
     12,000,000 shares, issued and outstanding
     2,402,350 shares..............................         --                    24,024            (   24,024)             --
   Convertible preferred stock, $.01 par value,
     authorized 1,750,000 shares, issued and
     outstanding 1,750,000 shares..................        17,500                  --                    --               17,500
   Additional paid-in capital......................     6,170,250                647,078                 7,207         6,824,535
   Retained earnings (accumulated deficit).........    (4,021,356)               574,419                 --           (3,446,937)
                                                        ---------             ----------        --------------        -----------
     Total Shareholders' Equity....................     2,212,070              1,245,521                 --            3,457,591
                                                        ---------              ---------        --------------        ----------
       Total Liabilities and Shareholders' Equity..   $ 3,952,644           $  1,560,736       $         --          $ 5,513,380
                                                        =========              =========        ==============         =========

See accompanying notes.

                              DERMA SCIENCES, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 1998

                                                         DERMA                  GENETIC             PRO FORMA            COMBINED
                                                       SCIENCES                  LABS              ADJUSTMENTS          PRO FORMA
                                                       --------                 ------             -----------          ---------
Net sales..........................................   $ 1,749,546           $    784,811       $         --          $ 2,534,357

Cost of sales......................................       243,862                289,356                 --              533,218
                                                       ----------             ----------        --------------        ----------

Gross profit.......................................     1,505,684                495,455                 --            2,001,139
                                                        ---------             ----------        --------------         ---------

Operating Expenses
   Product development.............................       180,127                  --                    --              180,127
   Selling, general and administrative.............     1,275,729                467,773                 --            1,743,502
                                                        ---------             ----------        --------------         ---------
     Total Operating Expenses......................     1,455,856                467,773                 --            1,923,629
                                                        ---------             ----------        --------------         ---------

Income from operations.............................        49,828                 27,682                 --               77,510
                                                       ----------             ----------        --------------        ----------

Other Income (Expense)
   Interest income.................................        24,374                  --                    --               24,374
   Other income....................................         --                     1,312                 --                1,312
   Interest expense................................    (   14,705)                 --                    --          (    14,705)
                                                        ---------         --------------        --------------        ----------
     Total Other Income ...........................         9,669                  1,312                 --               10,981
                                                       ----------             ----------        --------------        ----------

Income before income taxes.........................        59,497                 28,994                 --               88,491
   Income taxes....................................         --                     8,380                 --                8,380
                                                    -------------             ----------        --------------        ----------

Net income.........................................   $    59,497           $     20,614       $         --          $    80,111
                                                      ===========            ===========       ===============        ==========

Net income per common share -
   basic and diluted...............................   $      0.01           $       0.01       $         --          $      0.01
                                                    =============          =============       ===============      ============

Weighted average number of common
   shares outstanding..............................     4,567,632              2,402,350           (   720,705)        6,249,277
                                                        =========              =========            ==========         =========

See accompanying notes.

                              DERMA SCIENCES, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997


                                                         DERMA                  GENETIC             PRO FORMA            COMBINED
                                                       SCIENCES                  LABS              ADJUSTMENTS          PRO FORMA
                                                       --------                 ------             -----------          ---------
Net sales..........................................   $ 4,010,148            $ 3,016,759     $           --          $ 7,026,907

Cost of sales......................................       793,212              1,090,980                 --            1,884,192

Gross profit.......................................     3,216,936              1,925,779                 --            5,142,715

Operating Expenses
   Product development.............................       386,283                   -                    --              386,283
   Selling, general and administrative.............     5,335,467              1,772,947                 --            7,108,414
                                                        ---------              ---------        --------------         ---------
     Total Operating Expenses......................     5,721,750              1,772,947                 --            7,494,697
                                                        ---------              ---------        --------------         ---------

Income (loss) from operations......................    (2,504,814)               152,832                 --           (2,351,982)
                                                        ---------             ----------        --------------         ---------

Other Income (Expense)
   Interest income.................................       154,155                  --                    --              154,155
   Other income....................................         --                     4,759                 --                4,759
   Interest expense................................   (    65,585)                 --                    --           (   65,585)
                                                       ----------           ------------        --------------        ----------
     Total Other Income ...........................        88,570                  4,759                 --               93,329
                                                       ----------           ------------        --------------        ----------

Income (loss) before income taxes..................    (2,416,244)               157,591                 --           (2,258,653)
   Income taxes....................................           --                  44,000                 --               44,000
                                                       ----------            -----------        --------------        ----------

Net income (loss)..................................   $(2,416,244)          $    113,591       $         --          $(2,302,653)
                                                        =========             ==========        ==============         =========

Net income (loss) per common share -
   basic and diluted...............................   $       (0.58)        $       0.05       $         --          $     (0.39)
                                                       ============          ===========       ===============       ===========

Weighted average number of common shares
   outstanding.....................................     4,150,965              2,401,954           (   720,586)        5,832,333
                                                        =========              =========            ==========         =========

See accompanying notes.

                              DERMA SCIENCES, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                                                         DERMA                  GENETIC
                                                       SCIENCES                  LABS             PRO FORMA             COMBINED
                                                    DECEMBER 31, 1996         MAY 31, 1997       ADJUSTMENTS           PRO FORMA
                                                    -----------------         ------------       -----------           ---------
Net sales..........................................   $ 4,557,931           $ 2,906,215        $         --          $ 7,464,146

Cost of sales......................................     1,062,392              1,071,651                 --            2,134,043
                                                        ---------              ---------        --------------         ---------

Gross profit.......................................     3,495,539              1,834,564                               5,330,103
                                                        ---------

Operating Expenses
   Product development.............................       803,744                  --                    --              803,744
   Selling, general and administrative.............     4,308,971              1,687,417                 --            5,996,388
                                                        ---------             ----------        --------------         ---------
     Total Operating Expenses......................     5,112,715              1,687,417                 --            6,800,132
                                                        ---------              ---------        --------------         ---------

Income (loss) from operations......................    (1,617,176)               147,147                 --           (1,470,029)
                                                        ---------             ----------        --------------         ---------

Other Income (Expense)
   Interest income.................................       151,854                  --                    --              151,854
   Other income....................................          -                     5,140                 --                5,140
   Interest expense................................    (   63,919)                 --                    --           (   63,919)
                                                        ---------            -----------        --------------         ---------
     Total Other Income............................        87,935                  5,140                 --               93,075
                                                        ---------            -----------        --------------         ---------

Income (loss) before income taxes..................    (1,529,241)               152,287                 --           (1,376,954)
   Income taxes (benefits).........................    (   92,976)                39,500                 --           (   53,476)
                                                        ---------            -----------        --------------       -----------

Net income (loss)..................................   $(1,436,265)          $    112,787       $         --          $(1,323,478)
                                                        =========            ===========        ==============         =========

Net income (loss) per common share -
   basic and diluted...............................   $     (0.35)          $       0.05       $         --          $     (0.23)
                                                       ==========            ===========        ==============        ==========
Weighted average number of common shares
   outstanding.....................................     4,079,233              2,401,392            (  720,418)        5,760,207
                                                        =========              =========             =========         =========

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS AND STATEMENTS OF OPERATIONS

A.  PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

     On July 7, 1998, Derma Sciences, Inc. ("Derma Sciences") entered into a definitive merger agreement (the "Merger Agreement") with Genetic Laboratories, Inc. ("Genetic Labs"), pursuant to which Derma Sciences is expected to acquire Genetic Labs in exchange for approximately 1,683,000 shares of common stock, par value $.01 per share, of Derma Sciences common stock.

     The Unaudited Pro Forma Combined Condensed Balance Sheets and Statements of Operations are intended for information purposes and are not necessarily indicative of the future combined financial position or future results of operations of the combined entity. These Unaudited Pro Forma Combined Condensed Balance Sheets and Statements of Operations should be read in conjunction with the financial statements and notes thereto included in Derma Sciences' and Genetic Labs Current Reports on Form 8-K, Annual Reports on Form 10-KSB and Interim Reports on Form 10-QSB.

B. PRO FORMA ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS AND STATEMENTS OF OPERATIONS

Unaudited Pro Forma Combined Condensed Balance Sheet

     The Unaudited Pro Forma Combined Condensed Balance Sheet reflects the merger of Derma Sciences and Genetic Labs under the pooling method of accounting, as if the transaction had occurred on March 31, 1998. The Pro Forma adjustment to reflect the cancellation of the outstanding common stock of Genetic Labs and the issuance of new common stock for the Genetic Labs common shares by Derma Sciences is reflected under the Stockholder's equity section of the balance sheet through common stock and additional paid-in capital. The common stock of Genetic Labs was reduced by $24,024 while the common stock of Derma Sciences was increased by $16,817 and the additional paid-in capital of Derma Sciences was increased by $7,207 due to the calculation of the Exchange Ratio of 0.7 shares of Derma Sciences Common Stock for each share of Genetic Labs Common Stock outstanding.

Unaudited Pro Forma Combined Condensed Statements of Operations

     The Unaudited Pro Forma Combined Condensed Statements of Operations have been prepared assuming the merger of Derma Sciences and Genetic Labs had taken place at the beginning of such periods. Pro Forma adjustments during each of the periods which include the three months ended March 31, 1998, the year ended December 31, 1997 and the year ended December 31, 1996 (year ended May 31, 1997 for Genetic Labs) reflect the reduction in the weighted average number of common shares outstanding for Genetic Labs due to the exchange/conversion with Derma Sciences common shares. This reduction of shares amounted to approximately
721,000 during such periods. The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1996 includes net sales and net income of Genetic Labs for the five months ended May 31, 1997 of $1,185,220 and $40,994, respectively, which are also included in the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1997. There were no inter-corporate transactions that required elimination.

         COMPARISON OF RIGHTS OF HOLDERS OF DERMA SCIENCES COMMON STOCK
                          AND GENETIC LABS COMMON STOCK

INTRODUCTION

     Derma Sciences is incorporated under the laws of the Commonwealth of Pennsylvania and Genetic Labs is incorporated under the laws of the State of Minnesota. If the Merger is consummated, the holders of Genetic Labs Common Shares, whose rights as shareholders are currently governed by Minnesota law, the Genetic Labs Articles of Incorporation (the "Genetic Labs Articles"), and the Bylaws of Genetic Labs (the "Genetic Labs Bylaws"), will, upon the exchange of their Genetic Labs Common Shares pursuant to the Merger Agreement, become holders of shares of Derma Sciences Common Stock, and their rights as such will be governed by Pennsylvania law, by the Articles of Incorporation of Derma Sciences (the "Derma Sciences Articles") and the Bylaws of Derma Sciences (the "Derma Sciences Bylaws"). The material differences between the rights of holders of Genetic Labs Common Shares and of the rights of holders of Derma Sciences Common Stock, resulting from differences in their governing documents and the application of Minnesota or Pennsylvania law thereto, are summarized below.

     The following summary does not purport to be a complete statement of the rights of holders of Derma Sciences Common Stock under applicable Pennsylvania laws, the Derma Sciences Articles and the Derma Sciences Bylaws or a comprehensive comparison with the rights of the holders of Genetic Labs Common
Shares under applicable Minnesota laws, the Genetic Labs Articles and the Genetic Labs Bylaws, or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the Pennsylvania Business Corporation Law ("PBCL") and the governing corporate instruments of Derma Sciences, to the MBCA and the governing corporate instruments of Genetic Labs to which holders of Genetic Labs Common Shares are referred. For information as to how such documents may be obtained, see "Incorporation By Reference."

AUTHORIZED CAPITAL STOCK

     The PBCL requires that a corporation's articles of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. The Derma Sciences Articles provide that Derma Sciences has authority to issue 16,750,000 shares of capital stock, of which 15,000,000 shares are shares of Derma Sciences Common Stock, and 1,750,000 shares are Series A Convertible Preferred Stock, par value $.01 per share. For a complete description of Derma Sciences' Capital Stock, please refer to Derma Sciences' Form 8-A and Special Meeting Proxy Statement which documents are incorporated herein by reference.

     The MBCA requires that a corporation's articles of incorporation set forth the aggregate number of shares of stock which the corporation has authority to issue and, if separate classes or series are to be issued, the articles shall set forth (or allow the board to establish) the classes or series into which such stock may be divided and the number of shares of each class which the corporation is authorized to issue and, if there is more than one class or series, the relative rights and preferences of each class or series. The Genetic Labs Articles provide that Genetic Labs has authority to issue 12,000,000 Genetic Labs Common Shares.

BOARD OR SHAREHOLDER APPROVED PREFERRED STOCK

     The PBCL permits a corporation's articles of incorporation to allow its board of directors to issue, without shareholder approval, series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions. Derma Sciences' articles do not so provide. Currently there are 1,750,000 shares of Series A Convertible Preferred Stock outstanding. However, please see "Recent Developments" for information about the possible issuance of additional preferred stock.

     The MBCA permits a corporation's articles of incorporation to allow its directors to determine the designation of a class or series and to fix the relative rights and preferences of a class or series of stock. The Genetic Labs Articles grant such power to the Genetic Labs Board. Currently, there are no preferred shares of Genetic Labs outstanding.

VOTING RIGHTS

     The PBCL states that, unless a corporation's articles of incorporation or, with respect to clauses (ii) and (iii) below, the bylaws specify otherwise, (i) each share of its capital stock is entitled to one vote, (ii) a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a shareholders meeting and (iii) in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the act of the shareholders. The holders of shares of Derma Sciences Common Stock and Preferred Stock are entitled to one vote per share on all matters to be voted on by the shareholders of Derma Sciences.

     The MBCA states that, (i) each share of capital stock is entitled to one vote, unless otherwise provided in the articles of incorporation, (ii) a majority of voting power of the shares entitled to vote constitutes a quorum unless otherwise provided in the articles of incorporation or bylaws, and (iii) action on a matter (other than matters, such as mergers and sales of substantially all assets, which require the affirmative vote described below) is approved by the greater of (A) a majority of the voting power of the shares present and entitled to vote on such matter or (B) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum.

     Holders of Genetic Labs Common Shares are entitled to one vote per share on all matters as to which shareholders are entitled to vote.

NUMBER OF DIRECTORS

     Under the PBCL, the number of directors shall be fixed by, or in the manner provided in, a corporation's bylaws. A corporation's board of directors may change the authorized number of directors by an amendment to the corporation's bylaws, if fixed therein, or in such manner as is provided therein. The Derma
Sciences Bylaws provide that the number of members of the board of directors shall consist of not less than 3 nor more than 15 directors, such number to be established by the Board of Directors of Derma Sciences or its shareholders. The number of directors on the Derma Sciences Board is currently five.

     The MBCA provides that the number of directors shall be fixed by or determined in the manner provided in the articles of incorporation or the bylaws. The Genetic Labs Bylaws state that the shareholders have the power to fix the number of directors from time to time. The Genetic Labs Board currently consists of three members.

ELECTION OF BOARD OF DIRECTORS

     The PBCL provides that a corporation's directors shall be elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the PBCL, a corporation's articles of incorporation may provide that shareholders of a corporation can elect directors by cumulative voting. The Derma Sciences Articles do not provide for cumulative voting. See "Comparison of Rights of Holders of Derma Sciences Common Stock and Genetic Labs Common Shares-Voting Rights."

     The PBCL permits, but does not require, the adoption of a "classified" board of directors with staggered terms under which part of the board of directors is elected each year for a maximum term of four years. In general, under the PBCL, any or all of the directors of a corporation may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors, except that the PBCL authorizes removal of a member of a classified board by the shareholders only for cause. The Derma Sciences Articles do not provide for a classified board of directors.

     Under the MBCA, the method of election for directors may be imposed by or in the manner provided in the articles of incorporation or bylaws. The MBCA provides that unless the articles of incorporation provide otherwise, the shareholders of a corporation can elect directors by cumulative voting. The Genetic Labs Articles provide that there shall be no cumulative voting.

     The MBCA permits, but does not require, a corporation to divide its directors into classes as provided in its articles of incorporation and bylaws. In general, under the MBCA, any or all of the directors of a corporation may be removed, with or without cause, by vote of the holders of the proportion or number of voting power of the shares of the classes or series the director represents sufficient to elect them, unless the articles of incorporation or bylaws otherwise provide. The Genetic Labs Articles and Bylaws provide for staggered terms for directors but do not modify the statutory removal provisions.

VOTE ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

     The PBCL generally requires approval of any merger, consolidation or sale of substantially all the assets of a corporation at a meeting of shareholders by vote of the holders of a majority of all shares voting. The articles of incorporation of a Pennsylvania corporation may provide for a greater vote. The Derma Sciences Articles do not contain such a provision.

     The MBCA also generally requires approval of any merger or sale of substantially all the assets of a corporation that is not in the usual and regular course of business by a majority of the voting power of all shares entitled to vote. Under the MBCA, the articles of incorporation may provide for a greater vote. The Genetic Labs Articles do not contain such a provision.

SPECIAL MEETINGS OF SHAREHOLDERS

     Under the PBCL, special shareholder meetings of a corporation may be called by its board of directors and by any person or persons authorized to do so by its articles of incorporation or bylaws. Under the Derma Sciences Articles and Bylaws, special meetings of Derma Sciences' shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Derma Sciences Board, the Chairman of the Board or the President or by holders of shares entitled to cast not less than twenty percent (20%) of the votes at the meeting.

     Under the MBCA, a special meeting of shareholders may be called by the chief executive officer, the chief financial officer, two or more directors, the person or persons authorized by the articles of incorporation or bylaws to call a special meeting, or upon demand of a shareholder or shareholders holding ten percent (10%) or more of the voting power of the shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called upon demand of a shareholder or shareholders holding twenty-five percent (25%) or more of the voting power of the shares entitled to vote. Such shareholders must deliver to the chief executive officer or the chief financial officer one or more written demands for the meeting, stating the purpose or purposes for which it is to be held. The Genetic Labs Bylaws state that a special meeting of shareholders may be called by the President, the Chairman, three or more directors, holders of at least ten percent (10%) of the outstanding voting shares, or by resolution of the Board of Directors. Written notice of a special meeting shall be given not less than ten days (or in the case involving a merger, share exchange or sale, lease or exchange of assets, not less than fourteen days) nor more than sixty days before the meeting.

SHAREHOLDER ACTION BY WRITTEN CONSENT

     Under the PBCL, any action by a corporation's shareholders must be taken at a meeting of such shareholders, unless a consent in writing setting forth the action so taken is signed by the shareholders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Actions by written consent, however, may not be taken if otherwise provided for in the articles of incorporation. The Derma Sciences Articles contain no such prohibition.

     The MBCA provides that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing.

AMENDMENT OF ARTICLES OF INCORPORATION

     The PBCL allows amendment of a corporation's articles of incorporation if its board of directors adopts a resolution setting forth the amendment proposed, or if shareholders holding at least ten percent (10%) or more of the shares entitled to vote propose an amendment, and the shareholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the shareholders or, if so directed by the board, at the next annual shareholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. The holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment, whether or not entitled to vote thereon by the articles of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under the PBCL, a corporation's articles of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the PBCL and the provision of the articles of incorporation requiring such greater vote cannot be altered, amended or repealed except by such greater vote. The Derma Sciences Articles do not contain provisions requiring a vote greater than that specified in the PBCL to amend the Derma Sciences Articles.

     Except as otherwise provided in the MBCA, the MBCA requires shareholder approval of amendments to a corporation's articles of incorporation. To amend the articles of incorporation, a resolution approved by the affirmative vote of a majority of the directors present, or proposed by a shareholder or shareholders holding three percent (3%) or more of the voting power of shares entitled to vote (and, in the event that the corporation is publicly held, this provision does not conflict with federal securities laws), that sets forth the proposed amendment shall be submitted to the shareholders. The amendment is generally approved by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except that if the articles of incorporation or the MBCA provide for a greater number of votes to adopt such an amendment, such greater number shall be necessary to amend that provision. A separate vote by class or series to approve an amendment to the articles of incorporation must be held if the proposed amendment would among other things: (i) change the rights or preferences of the shares of the class or series or (ii) change the aggregate number of authorized shares of the class or series. The Genetic Labs Articles do not contain any provisions regarding amendments which depart from those described above in the MBCA.

AMENDMENT OF BYLAWS

     Under the PBCL, the power to adopt, amend or repeal a corporation's bylaws resides with the shareholders entitled to vote thereon, and with the directors of such corporation if such power is conferred upon the board of directors by the bylaws. The Derma Sciences Bylaws authorize the Derma Sciences Board or shareholders at any meeting to make, alter or repeal the corporation's Bylaws.

     Under the MBCA, a corporation's shareholders retain the power to amend the corporation's bylaws at any time, and the board of directors also has the power to amend the bylaws, except for certain provisions relating to quorums of shareholders and certain matters relating to directors. The Genetic Labs Bylaws permit the shareholders or the Genetic Labs Board to alter, amend or repeal the Genetic Labs Bylaws.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The PBCL permits a corporation, and the Bylaws of Derma Sciences provide that it shall have the power, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of Derma Sciences, or is or was serving at the request of Derma Sciences as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or in the case of actions undertaken other than in his official capacity, not opposed to, the best interest of Derma Sciences, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of Derma Sciences, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Derma Sciences unless and only to the extent that the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

     The MBCA permits a corporation to eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director through a provision in the corporation's articles of incorporation, except liability for: (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful distributions or violations of the Minnesota securities laws, (iv) any transaction from which the director received an improper personal benefit or (v) any act or omission occurring prior to the adoption of the article providing for such limitation of liability. The Genetic Labs Articles provide for such limitation of liability.

     Under the MBCA, unless the articles of incorporation or bylaws otherwise provide, directors as well as officers and employees shall be indemnified against judgments, penalties, fines, settlements and expenses (including attorneys' fees) incurred in connection with legal proceedings if: (i) they have not been indemnified by another organization, (ii) they acted in good faith,
(iii) they received no improper personal benefit, (iv) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful and (v) generally speaking, they reasonably believed their conduct to be in the corporation's best interest. A corporation shall advance expenses if:
(i) the director, officer or other individual furnishes a written affirmation of his or her good faith belief that he or she has met the applicable statutory standards for indemnification, (ii) he or she furnishes a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation and (iii) a determination is made on behalf of the corporation, in the manner provided in the MBCA, that the facts then known would not preclude indemnification. The Genetic Labs Bylaws provide to directors, officers, employees and agents indemnification to the full extent provided by the MBCA.

PAYMENT OF DIVIDENDS

     The PBCL permits the payment of dividends and other distributions if, after giving effect to such dividend or other distribution the corporation will be able to pay its debts in the ordinary course of business or the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Under the PBCL, if a dividend is paid out of capital surplus, shareholders need not be so notified, and dividends may in certain cases also be paid out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year. The holders of Derma Sciences Common Stock are entitled to receive, pursuant to the Derma Sciences Articles, dividends payable either in cash, in property, or in shares of capital stock.

     The MBCA permits distributions by a corporation if, after giving effect to such distribution, the corporation will be able to pay its debts in the ordinary course of business, unless the articles of incorporation or bylaws otherwise limit distributions and subject to certain limitations for the benefit of certain preferred shares. The Genetic Labs Articles and Bylaws do not contain any provisions regarding distributions which depart from those described above in the MBCA.

ANTI-TAKEOVER PROTECTION

     Both Minnesota and Pennsylvania have enacted legislation aimed at regulating takeovers of certain corporations and protecting shareholders of such corporations in connection with certain business combinations. Under the MBCA, if a publicly-held corporation has an interested shareholder (a beneficial holder of at least 10 percent of the outstanding voting shares, including an affiliate or associate of the corporation who, within the preceding four years, was a 10 percent shareholder regardless of such person's present shareholdings), the corporation is precluded from entering into certain specified business combinations (including mergers and sales of substantially all assets) with, or proposed by, or on behalf of, the interested shareholder (or affiliated or associated persons) for at least four years after the shareholder acquired its 10 percent stock interest. The four year restriction does not apply, however, if a committee of the board of directors consisting of all of its disinterested directors (excluding current officers and employees of the corporation and persons who were officers or employees of the corporation within the preceding five years) approved the acquisition of the 10 percent stock interest or the business combination before the date on which the shareholder acquires its 10 percent interest.

     A Minnesota corporation is also subject to the control share acquisition provisions of the MBCA which, subject to certain exceptions, require the approval of the holders of a majority of the corporation's voting shares and a majority of the corporation's voting shares held by disinterested shareholders before a person purchasing 20 percent or more of the corporation's voting shares can vote the shares in excess of 20 percent. Similar shareholder approvals are required at the 33 1/3 percent and majority thresholds.

     The MBCA also contains "anti-greenmail" provisions which, under certain circumstances, restrict the ability of publicly-held corporations to repurchase shares for more than the market value thereof from a person or group holding shares constituting five percent or more of the corporation's voting power if such person or group has beneficially owned such shares for less than two years.

     Finally, the MBCA also contains a fair price provision which provides that an offeror may not acquire shares of a publicly-held Minnesota corporation within two years following the offeror's last purchase of shares pursuant to a takeover offer with respect to that class unless the shareholder is afforded, at the time of the acquisition, a reasonable opportunity to dispose of the shares to the offeror upon terms substantially equivalent to those provided in the earlier takeover offer. Share acquisitions covered by the fair price provision of the MBCA include those made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction. The MBCA's fair price provision does not apply, however, if the acquisition of shares is approved by a committee of the board's disinterested directors before the purchase of any shares by the offeror pursuant to a takeover offer. Also, for purposes of the fair price provision, certain transactions are expressly excluded from the definition of a "takeover offer." Such exempted transactions include: (a) repurchase offers by the corporation unless made in response to a hostile takeover bid; (b) tender offers which, if consummated, including the offeror's other share acquisitions within the preceding 12 months, would not result in the acquisition of more than two percent of a class of stock; and (c) offers for shares of certain regulated entities, including insurance companies, financial institutions and public service utilities.

     Although Pennsylvania has not enacted provisions similar to the Minnesota control share acquisition provisions or "anti-greenmail" provisions contained in the MBCA, it has enacted provisions that limit certain business combinations of Pennsylvania corporations (without regard to any nexus with Pennsylvania) with interested shareholders. Under the PBCL, an interested shareholder (a shareholder whose beneficial ownership in the corporation is at least 20 percent of the outstanding voting securities, rather than the 10 percent provided in the
MBCA) is precluded from entering into certain business combinations with the corporation for a period of 5 years (rather than the 4 year restriction provided in the MBCA) following the date on which the shareholder became an interested shareholder unless, among other exceptions, prior to such date the board of directors (rather than the committee of disinterested directors as provided in the MBCA) approves either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder. Unlike the MBCA, the PBCL provides that the business combination provisions have no effect if:
(i) the tender offer or other transaction by which the shareholder became an interested shareholder results in such shareholder beneficially owning at least 80 percent of the voting securities of the corporation (exclusive of shares owned by directors who are also officers and shares owned by certain employee stock option plans), or (ii) the business combination is approved by the board of directors and all of the shares held by shareholders other than the interested shareholder.

     Derma Sciences has "opted out" of the foregoing anti-takeover provisions to the extent permitted by the PBCL.

APPRAISAL RIGHTS

     Under the PBCL, shareholders of corporations being acquired pursuant to a merger have the right to serve upon the corporation a written demand for appraisal of their shares when the shareholders receive any form of consideration for their shares other than: (i) shares of the surviving corporation, (ii) shares of any other corporation (A) listed on a national securities exchange, or (B) held of record by more than 2,000 shareholders or
(iii) cash in lieu of fractional shares or any combination thereof. Shareholders entitled to appraisal rights subsequently receive cash from the corporation equal to the fair value of their shares immediately before the effectuation of the corporate action to which the dissenter objects. Corporations may enlarge these statutory rights by including in their articles of incorporation a provision allowing appraisal rights in any merger in which the corporation is a constituent corporation. The Derma Sciences Articles contain no such provision.

     The MBCA grants shareholders the right to dissent and receive payment of the fair value of their shares in the event of certain amendments or changes to the articles of incorporation adversely affecting their shares, or certain business transactions, including certain mergers. Unless the articles of incorporation, bylaws or a resolution approved by the board of directors otherwise provide, this right is not available to a shareholder of the surviving corporation in a merger if his shares are not entitled to vote on the merger. The Genetic Labs Articles and Genetic Labs Bylaws do not modify this limitation on dissenters' appraisal rights. See "The Merger-Dissenters' Rights" for a more detailed discussion of dissenter's rights under the MBCA.

                    OWNERSHIP OF DERMA SCIENCES' COMMON STOCK

     The following table sets forth as of June 30, 1998 certain information regarding the current beneficial ownership of shares of Derma Sciences' Common Stock by: (i) each person known by Derma Sciences to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of Derma Sciences, (iii) each officer of Derma Sciences, and (iv) all directors and officers of Derma Sciences as a group:

                                                                 NUMBER OF SHARES                 PERCENT
             NAME AND ADDRESS OF BENEFICIAL OWNER (1)           BENEFICIALLY OWNED        BENEFICIALLY OWNED(14)
             ----------------------------------------           ------------------        ----------------------
Hambrecht & Quist California (2)..........................            1,225,000                    21.15%
Srini Conjeevaram (3).....................................            1,010,000                    18.96%
Mary G. Clark, RN ........................................              775,474                    16.98%
Aries Funds (4)...........................................              750,000                    14.10%
Edward J. Quilty (5)......................................              670,500                    13.34%
Redwood Asset Management (6)..............................              500,000                     9.87%
John T. Borthwick (7).....................................              339,414                     7.30%
First Taiwan Investment Holding, Inc. (8).................              248,000                     5.43%
Charles F. Caudell, III (9) ..............................              160,000                     3.41%
Richard S. Mink (9) ......................................              157,500                     3.36%
Stephen T. Wills, CPA (10)................................              134,166                     2.88%
Laurence F. Lane (11).....................................               24,000                     (*)
Timothy J. Patrick (12)...................................               10,000                     (*)
All directors and officers as a group (8 persons) (13) ...            2,505,580                    40.14%

___________________
(*)   Less than one percent

(1) Except as otherwise noted, the address of each of the persons listed is 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540.
(2) Hambrecht & Quist California can be reached at: One Bush Street, San Francisco, California 94104. Ownership consists of 612,500 shares of Class A Convertible Preferred Stock ("Preferred Stock") which is directly convertible to Common Stock and 612,500 warrants to purchase Common Stock exercisable at $0.90 per share ("Warrants").
(3) Srini Conjeevaram is a general partner of the Galen III Partnerships. He and the Galen III Partnerships can be reached at: 610 Fifth Avenue, Fifth Floor, New York, New York 10020. Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Galen's Ownership consists of 250,000 shares of Common Stock, 375,000 shares of Preferred Stock and 375,000 Warrants. Mr. Conjeevaram
     also has 10,000 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days of June 30, 1998.
(4) The Aries Funds can be reached at: Paramount Capital, Inc., The Aries Fund, 787 Seventh Avenue, 48th Floor, New York, New York 10019. Includes shares owned by The Aries Fund, A Cayman Islands Trust and Aries Domestic Fund, L.P. Ownership consists of 375,000 shares of Preferred Stock and 375,000 Warrants.
(5)  Includes   460,000  shares  subject  to  options  and  Warrants   currently
     exercisable. No additional shares subject to options will become exercisable within 60 days of June 30, 1998.
(6) Redwood Asset Management can be reached at: Ovre Ullorn Terrasse 32, 0358 Oslo, Norway. Ownership consists of 250,000 shares of Preferred Stock and 250,000 Warrants.
(7) Includes 80,000 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days of June 30, 1998.
(8) First Taiwan Investment Holding, Inc. can be reached at: 15/F, 563, Chung Hsiao, East Road, Section 4 Taipei, Taiwan R.O.C.
(9)  Includes   126,250  shares  subject  to  options  and  Warrants   currently
     exercisable. No additional shares subject to options will become exercisable within 60 days of June 30, 1998.
(10) Includes 86,083 shares subject to options and Warrants currently exercisable and 9,333 shares subject to options that will become exercisable within 60 days of June 30, 1998.
(11) Includes 16,000 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days of June 30, 1998.

(12) Includes 10,000 shares subject to options currently exercisable. No additional shares subject to options will become exercisable within 60 days of June 30, 1998.
(13) Includes 1,673,916 shares subject to options, Preferred Stock conversion capability and Warrants currently exercisable and exercisable within 60 days of June 30, 1998 by directors and officers of the Company.
(14) The percent beneficially owned by each entity or individual assumes the exercise of all exercisable options (including those that would be exercisable within 60 days of June 30, 1998), conversion of all Preferred Stock into Common Stock and the exercise of all Warrants owned by such entity or individual.

            DIRECTORS AND OFFICERS OF DERMA SCIENCES AND GENETIC LABS

     The Derma Sciences Board of Directors consists of the following individuals: Edward J. Quilty, Chairman, John T. Borthwick, Srini Conjeevaram, Laurence F. Lane and Timothy J. Patrick. The executive officers of Derma
Sciences are: Edward J. Quilty, Chairman and Principal Executive Officer, Richard S. Mink, Chief Operating Officer; Steven T. Wills, Vice President and Chief Financial Officer, and Charles F. Caudell, III, Executive Vice President for Field Operations.

     Information relative to these individuals is incorporated by reference herein to Derma Sciences' Annual Meeting Proxy Statement.

    PROPOSAL TO AMEND AND RESTATE THE DERMA SCIENCES, INC. STOCK OPTION PLAN

SUMMARY OF THE PLAN

General Purpose

     Derma Sciences' Board of Directors believes that providing selected persons with an opportunity to invest in Derma Sciences will give such persons additional incentive to increase their efforts on behalf of Derma Sciences and will enable Derma Sciences and its subsidiaries to attract and retain the best available associates, officers, directors, consultants and advisors. Derma Sciences' Board of Directors has approved amendments to the Derma Sciences, Inc. Stock Option Plan (the "Plan"): (i) to increase the number of shares of Derma Sciences' Common Stock reserved for issuance upon the exercise of options granted under the Plan from 450,000 shares to 1,500,000 shares, and (ii) to allow associates, officers, directors, consultants and advisors of Derma Sciences' subsidiaries eligibility for Plan options.

     The Plan was adopted in July 1991, and amended in January, 1994 and November 21, 1995. The amendments increasing the number of shares of the Corporation's common stock issuable under the Plan and broadening the eligibility of the recipients of options pursuant the Plan were adopted by Derma Sciences' Board of Directors on July 15, 1998. The options may either meet the requirements of Section 422 ("Incentive Stock Options") of the Internal Revenue Code of 1986, as amended (the "Code") or not meet such requirements ("Nonqualified Stock Options"). Key employees, officers, and directors of, and consultants and advisors who render services to Derma Sciences are eligible to receive options under the Plan.

Amendment and Restatement

     The Board of Directors has approved an amendment and restatement of the Plan including the following two changes requiring approval by the shareholders at the Derma Sciences Special Meeting: (i) increase the number of shares available for issuance under the Plan from 450,000 to 1,500,000, and (ii) allow officers, directors, employees, consultants associates and advisors of Derma Sciences' subsidiaries to participate in the Plan.

     Currently Derma Sciences has issued 381,000 shares pursuant to the Plan, leaving only 69,000 shares available for future issuance. The Board believes that an increase in shares available for issuance is necessary for two reasons:
(i) to enable Derma Sciences to convert 259,900 outstanding Genetic Labs Incentive Options to Derma Sciences Incentive Options pursuant to the Merger Agreement; and (ii) to have the ability to issue more options to attract and retain the best available personnel to Derma Sciences and its subsidiaries.

     Pursuant to the Merger Agreement, if shareholders approve the above amendments, Derma Sciences will convert 259,900 shares of Genetic Labs Incentive Options to Derma Sciences Incentive Options under the Plan. In order to make these options available to Genetic Labs officers, directors, employees, consultants, associates and advisors, and in order to make options available in the future to personnel of other subsidiaries Derma Sciences may acquire, the Plan must be amended to broaden eligibility to receive options thereunder.

     Approval of these amendments require the affirmative vote of the holders of a majority of the shares of Derma Sciences' common stock represented at the Special Meeting. The following summary does not purport to be complete and is qualified in its entirety by the terms of the Derma Sciences, Inc. Amended and Restated Stock Option Plan which is attached hereto as Appendix C.

Administration of the Plan

     The Plan is administered by a committee of disinterested directors designated by the Board of Directors (the "Compensation Committee"). Subject to the restrictions of the Plan, the Compensation Committee determines who is eligible to receive stock options, the nature, amount and timing of options granted under the Plan, the exercise price and vesting schedule of any options granted, and all other terms and conditions of the options to be granted.

     An Incentive Option may not have an exercise price less than fair market value of the common stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions apply to the grant of Nonqualified Options which may have an exercise price less than the fair market value of the underlying common stock on the date of grant and may be exercisable for an indeterminate period of time.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The Plan permits the granting of Incentive Stock Options as well as Nonqualified Stock Options. Generally, no income is recognized when either type of option is granted to the option holder, but the subsequent tax treatment differs widely.

     Nonqualified Stock Options. Generally, upon the exercise of a Nonqualified Stock Option, the excess of the fair market value of the shares on the date of exercise over the option price is ordinary income to the option holder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

     Incentive Stock Options. Generally, no regular taxable income is recognized upon the exercise of an Incentive Stock Option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of an Incentive Stock Option may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the "Holding Periods"). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a capital gain or loss.

     Alternative Minimum Tax. For purposes of determining the option holder's alternative minimum taxable income subject to the alternative minimum tax, the exercise of an Incentive Stock Option by an option holder will result in the recognition of taxable income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The alternative minimum tax is paid only if it exceeds an individual's regular tax. It is imposed at a rate of 26% on the first $175,000 of alternative minimum taxable income in excess of the applicable exemption amount and at a rate of 28% for any additional alternative minimum taxable income. The exemption amount is phased out for higher income taxpayers.

     Exercise with Previously-Owned Shares. All options granted under the Plan may be exercised with payment either in cash or, if authorized in its sole discretion by Derma Sciences' Board of Directors, in previously-owned shares of Derma Sciences Common Stock at their then fair market value, or in a combination of both. When previously-owned shares ("Old Shares") are used to purchase shares

("New Shares") upon the exercise of an Incentive Stock Option or a Nonqualified Stock Option, no gain or loss is recognized by the option holder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is not regular taxable income to the option holder if the option exercised is an Incentive Stock Option and the Holding Periods discussed above are met for the Old Shares at the time of exercise. The New Shares would also be subject to the Holding Periods discussed above. On the other hand, if the option exercised is a Nonqualified Stock Option, the excess amount is taxable as ordinary income.

     The Corporation Deduction. No deduction is available to Derma Sciences in connection with the exercise of an Incentive Stock Option if the Holding Periods discussed above are met. Derma Sciences, however, is entitled to a deduction in connection with the exercise of an Incentive Stock Option if the Holding Periods discussed above are not met in an amount equal to the ordinary income recognized by the option holder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations). Derma Sciences is entitled to a tax deduction in connection with the exercise of a Nonqualified Stock Option equal to the ordinary income recognized by the option holder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

     1997 Tax Act. Under recently enacted legislation, capital gains recognized by option holders generally will be subject to a maximum federal income tax rate of 20%, provided the shares sold or exchanged are held for more than eighteen
(18) months. If the shares are held for more than one year but less than eighteen months, then the capital gains recognized by option holders will be taxed at a maximum federal income tax rate of 28%.

     In general, Derma Sciences will not be required to withhold income or payroll taxes on exercise of an Incentive Stock Option that qualifies as an Incentive Stock Option as of the exercise date.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE DERMA SCIENCES, INC. STOCK OPTION PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE PLAN.

                     OWNERSHIP OF GENETIC LABS COMMON STOCK

     The following table sets forth as of June 30, 1998 certain information regarding the current beneficial ownership of shares of Genetic Labs' Common Stock by: (i) each person known by Genetic Labs to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of Genetic Labs,
(iii) each officer of Genetic Labs, and (iv) all directors and officers of Genetic Labs as a group:

                                                                       NUMBER OF SHARES              PERCENT
             NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 BENEFICIALLY OWNED      BENEFICIALLY OWNED (9)
             ----------------------------------------                 ------------------      ----------------------
Robert A. Ersek, M.D. (2).......................................           481,898                      19.72%
Arthur A. Beisang (3)...........................................           412,000                      16.91%
H. James Thompson (4)...........................................           143,650                       5.78%
Patrick W. Hopper (5)...........................................           129,898                       5.40%
Brian Gardow (6) ...............................................            29,000                       1.20%
John H. Olson (7)...............................................            26,100                       1.07%
All directors and executive officers as a group (5 persons) (8).         1,092,648                      42.09%

___________________
(1) Except as otherwise noted, the address of each of the persons listed is 2726 Patton Road, St. Paul, MN 55113.
(2) Includes 442,898 shares held by various trusts deemed to be beneficially owned by Dr. Ersek. Also includes 39,000 shares subject to options currently exercisable. No additional shares are exercisable within 60 days of June 30, 1998.
(3) Includes 178,920 shares owned jointly by Mr. Beisang and his wife with respect to which Mr. Beisang may be deemed to have shared voting and investment power. Also includes 27,000 shares subject to options currently exercisable. No additional shares are exercisable within 60 days of June 30, 1998.

(4) Includes 80,000 shares subject to options currently exercisable. No additional shares are exercisable within 60 days of June 30, 1998.
(5)  Mr. Hopper can be reached at: 2624  Pebblegold  Avenue,  Henderson,  Nevada
     89014.
(6) Includes 20,000 shares subject to options currently exercisable. No additional shares are exercisable within 60 days of June 30, 1998.
(7) Mr. Olson can be reached at: 1944 North Lexington, Roseville, Minnesota 55113. Includes 26,000 shares subject to options currently exercisable. No additional shares are exercisable within 60 days of June 30, 1998.
(8) Includes 192,000 shares subject to options currently exercisable. No additional shares are exercisable within 60 days of June 30, 1998.
(9) The percent beneficially owned by each entity or individual assumes the exercise of all exercisable options (including those that would be exercisable within 60 days of June 30, 1998).

                                  LEGAL OPINION

     Matters relating to the legality of the securities being offered hereby are being passed upon by Hedger & Hedger, 1800 Linglestown Road, Suite 206, Harrisburg, Pennsylvania, 17110.

                                     EXPERTS

     The financial statements of Derma Sciences, Inc. appearing in its Annual Report (Form 10-KSB) for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Genetic Laboratories Wound Care, Inc. appearing in its Annual Report (Form 10-KSB) for the year ended May 31, 1997 have been audited by McGladrey & Pullen, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to the management, executive compensation, various benefit plans (including stock plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Derma Sciences and Genetic Labs may be set forth in or incorporated herein by reference to, in the case of Derma Sciences, its Annual Report on Form 10-KSB for the year ended December 31, 1997, and, in the case of Genetic Labs, its Annual Report on Form 10-KSB for the fiscal year ended May 31, 1997, which are incorporated by reference in this Joint Proxy Statement-Prospectus. All documents filed by Derma Sciences or Genetic Labs pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meetings, in the case of Genetic Labs, or the date on which the offering terminates, in the case of Derma Sciences, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. See "Incorporation By Reference." Derma Sciences and Genetic Labs shareholders who wish to obtain copies of these documents may contact Derma Sciences or Genetic Labs, as applicable, at its address or telephone number set forth under "Incorporation by Reference."

                                                                      APPENDIX A








                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              DERMA SCIENCES, INC.

                            DERMA MERGING CORPORATION

                                       AND

                      GENETIC LABORATORIES WOUND CARE, INC.

                            DATED AS OF JULY 7, 1998

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
 ARTICLE I        THE MERGER............................................     A-1

  Section 1.1   The Merger .............................................     A-1
  Section 1.2   Effective Time of the Merger ...........................     A-1
  Section 1.3   Closing ................................................     A-1

 ARTICLE II       THE SURVIVING CORPORATION ............................     A-2

  Section 2.1   Articles of Incorporation ..............................     A-2
  Section 2.2   By-Laws ................................................     A-2
  Section 2.3   Directors and Officers of Surviving Corporation ........     A-2

 ARTICLE III      CONVERSION OF SHARES .................................     A-2

  Section 3.1   Exchange Ratio .........................................     A-2
  Section 3.2   Exchange of Genetic Labs Common Stock; Procedures ......     A-3
  Section 3.3   No Fractional Securities ...............................     A-4
  Section 3.4   Closing of Genetic Labs Transfer Books .................     A-4

 ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF THE
                  GENETIC LABS..........................................     A-4

  Section 4.1   Corporate Organization; Related Entities ...............     A-4
  Section 4.2   Capitalization  ........................................     A-4
  Section 4.3   Authority Relative to This Agreement ...................     A-5
  Section 4.4   Consents and Approvals; No Violations ..................     A-5
  Section 4.5   Reports and Financial Statements .......................     A-6
  Section 4.6   Absence of Certain Changes or Events ...................     A-6
  Section 4.7   Litigation .............................................     A-6
  Section 4.8   Absence of Undisclosed Liabilities .....................     A-7
  Section 4.9   No Default .............................................     A-7
  Section 4.10  Taxes ..................................................     A-7
  Section 4.11  Intellectual Property ..................................     A-9
  Section 4.12  Stockholder Rights Plan ................................    A-10
  Section 4.13  Information in Disclosure Documents and Registration
                    Statement...........................................    A-10
  Section 4.14  Employee Benefit Plans; ERISA ..........................    A-11
  Section 4.15  Vote Required ..........................................    A-12
  Section 4.16  Affiliate Transactions .................................    A-12
  Section 4.17  Brokers ................................................    A-12

 ARTICLE V        REPRESENTATIONS AND WARRANTIES OF DERMA
                  SCIENCES .............................................    A-12

  Section 5.1   Organization ...........................................    A-12
  Section 5.2   Capitalization .........................................    A-13
  Section 5.3   Authority Relative to This Agreement ...................    A-14
  Section 5.4   Consents and Approvals; No Violations ..................    A-14
  Section 5.5   Reports and Financial Statements; ......................    A-14
  Section 5.6   Absence of Certain Changes or Events;
                    Material Agreements ................................    A-15
  Section 5.7   Absence of Undisclosed Liabilities .....................    A-15
  Section 5.8   No Default .............................................    A-15

                                                                            PAGE
                                                                            ----
  Section 5.9   Information in Disclosure Documents and
                    Registration Statement .............................    A-15
  Section 5.10  Taxes ..................................................    A-16
  Section 5.11  Intellectual Property ..................................    A-17
  Section 5.12  Stockholder Rights Plan ................................    A-19
  Section 5.13  Employee Benefit Plans; ERISA...........................    A-19
  Section 5.14  Vote Required...........................................    A-20
  Section 5.15  "Beneficial Owner" Status ..............................    A-20

 ARTICLE VI       CONDUCT OF BUSINESS PENDING THE MERGER ...............    A-20

  Section 6.1   Conduct of Business by Genetic Labs.....................    A-20
  Section 6.2   Conduct of Business by Derma Sciences ..................    A-22
  Section 6.3   Conduct of Business by Derma Merging ...................    A-23

 ARTICLE VII      ADDITIONAL AGREEMENTS ................................    A-23

  Section 7.1   Access and Information .................................    A-23
  Section 7.2   No Other Negotiations ..................................    A-23
  Section 7.3   Registration Statement .................................    A-24
  Section 7.4   Proxy Statement-Prospectus; Stockholder Approvals ......    A-25
  Section 7.5   Compliance with the Securities Act .....................    A-25
  Section 7.6   Best Efforts ...........................................    A-26
  Section 7.7   Genetic Labs Stock Options .............................    A-26
  Section 7.8   Public Announcements ...................................    A-27
  Section 7.9   Directors' and Officers' Indemnification ...............    A-27
  Section 7.10  Expenses ...............................................    A-28
  Section 7.11  Listing Application ....................................    A-28
  Section 7.12  Supplemental Disclosure ................................    A-28
  Section 7.13  Letters of Accountants .................................    A-28
  Section 7.14  Conveyance Taxes .......................................    A-28
  Section 7.15  Non-solicitation of Employees...........................    A-29

 ARTICLE VIII     CONDITIONS TO CONSUMMATION OF THE MERGER..............    A-29

  Section 8.1   Conditions to Each Party's Obligation to Effect
                    the Merger .........................................    A-29
  Section 8.2   Conditions to Obligations of Derma Sciences and
                    Derma Merging to Effect the Merger .................    A-30
  Section 8.3   Conditions to Obligation of the Genetic Labs to
                    Effect the Merger ..................................    A-31

 ARTICLE IX       TERMINATION ..........................................    A-33

  Section 9.1   Termination ............................................    A-33
  Section 9.2   Effect of Termination  .................................    A-34

 ARTICLE X        GENERAL PROVISIONS ...................................    A-34

  Section 10.1  Amendment and Modification .............................    A-34
  Section 10.2  Waiver .................................................    A-34
  Section 10.3  Survivability; Investigations ..........................    A-35
  Section 10.4  Notices ................................................    A-35
  Section 10.5  Descriptive Headings; Interpretation ...................    A-36
  Section 10.6  Entire Agreement; Assignment ...........................    A-36
  Section 10.7  Governing Law ..........................................    A-36

                                                                            PAGE
                                                                            ----
  Section 10.8  Severability ...........................................    A-36
  Section 10.9  Counterparts ...........................................    A-36


Exhibit

A - Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT  AND  PLAN  OF  MERGER,  dated  as  of  July  7,  1998  (this
"Agreement"), by and among Derma Sciences, Inc., a Pennsylvania corporation ("Derma Sciences"), Derma Merging Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Derma Sciences ("Derma Merging"), and Genetic Laboratories Wound Care, Inc., a Minnesota corporation ("Genetic Labs").

         WHEREAS, the Boards of Directors of Derma Sciences, Derma Merging and Genetic Labs deem it advisable and in the best interests of their respective stockholders that Derma Sciences acquire Genetic Labs pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors (and Derma Sciences as the sole stockholder of Derma Merging) have approved this Agreement and the merger of Derma Merging with and into Genetic Labs in accordance with the terms of this Agreement and, in the case of Derma Sciences and Derma Merging, the Pennsylvania Business Corporation Law of 1988 (the "PBCL") and, in the case of Genetic Labs, the Minnesota Business Corporation Act (the "MBCA"); and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

SECTION 1.1 THE MERGER. In accordance with the provisions of this Agreement, the MBCA and the PBCL, at the Effective Time (as defined in Section 1.2), Derma Merging shall be merged with and into Genetic Labs (the "Merger"), the separate existence of Derma Merging shall thereupon cease, and Genetic Labs shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Minnesota. The Merger shall have the effects set forth in Section 302A.641 of the MBCA.

SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the time of filing of properly executed Articles of Merger in the form required by and executed in accordance with the provisions of Section 302A.641 of the MBCA. The parties hereto shall cause such filing to be made as soon as practicable after the Closing (as defined in Section 1.3). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

SECTION 1.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Derma Sciences, Inc., Princeton, New Jersey, at 10:00 a.m., local time, on the day on which all of the conditions set forth in Article VIII are satisfied or waived or on such other date and at such other time and place as Derma Sciences and Genetic Labs shall agree (such date, the "Closing Date").

                                   ARTICLE II

                            THE SURVIVING CORPORATION

SECTION 2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Genetic Labs in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

SECTION 2.2 BY-LAWS. The By-Laws of Genetic Labs as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

SECTION 2.3 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

         (a) The directors of the Surviving Corporation at the Effective Time shall be Edward J. Quilty, Arthur A. Beisang and Robert A. Ersek, M.D., each of whom shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

         (b) The officers of the Surviving Corporation at the Effective Time shall be Edward J. Quilty, Chairman of the Board of Directors, Arthur A.
Beisang,  Chief  Executive  Officer,  H.  James  Thompson,  President  and Chief
Operating Officer, and Robert A. Ersek, M.D., Medical Director, each of whom shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

                                   ARTICLE III

                              CONVERSION OF SHARES

SECTION 3.1 EXCHANGE RATIO. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) Each share of Genetic Labs Common Stock, par value $.01 per share (the "Genetic Labs Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters rights shall have been duly demanded and such demand has been properly perfected pursuant to Sections 302A.471 and 302A.473 of the MBCA ("Dissenting Shares")) shall be converted into the right to receive 0.7 shares (the "Exchange Ratio") of Derma Sciences Common Stock, par value $.01 per share (the "Derma Sciences Common
Stock"), in accordance with Sections 3.2 and 3.3 hereof upon the surrender of the certificate formerly representing such share of Genetic Labs Common Stock in accordance with Section 3.2 hereof.

         (b) The share of Common Stock, $.01 par value per share (Derma Merging Common Stock"), of Derma Merging issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

         (c) Each  outstanding  option to purchase  Genetic  Labs  Common  Stock
(each, a "Genetic Labs Stock Option") shall be converted into an option to purchase shares of Derma Sciences Common Stock as more specifically provided in
Section 7.7.

         (d) The holders of Dissenting Shares, if any, shall be entitled to payment by the Surviving Corporation (or at the election of Derma Sciences, by Derma Sciences or an affiliate of Derma Sciences) of the fair value of such shares in cash to the extent permitted by and in accordance with the provisions of Sections 302A.471 and 302A.473 of the MBCA; provided, however, that (i) if any holder of Dissenting Shares shall deliver a written withdrawal of such holder's demand for fair value of such shares, or (ii) if any holder fails to establish such holder's entitlement to rights to payment as provided in such
Section 302A.473, such holder or holders (as the case may be) shall forfeit such right to payment for such shares and such shares shall thereupon be deemed to have been converted into the right to receive shares of Derma Sciences Common Stock pursuant to Section 3.1(a) as of the Effective Time. Unless Derma Sciences shall have made the election referred to in the first sentence of this Section 3.1(d), the Surviving Corporation shall be solely responsible for, and shall pay out of its own funds, any amounts which become due and payable to holders of Dissenting Shares, and such amounts shall not be paid directly or indirectly by Derma Sciences. Genetic Labs shall notify Derma Sciences of each demand for dissenters' rights under the MBCA promptly after such demand is received by Genetic Labs.

SECTION 3.2 EXCHANGE OF GENETIC LABS COMMON STOCK; PROCEDURES.

         (a) Prior to the Closing Date, Derma Sciences shall designate a bank, trust company or transfer agent to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Derma Sciences shall deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Derma Sciences Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Genetic Labs Common Stock, which shares of Derma Sciences Common Stock shall be deemed to have been issued at the Effective Time.

        (b) As soon as practicable after the Effective Time, Derma Sciences shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Genetic Labs Common Stock (the "Certificates") that were converted pursuant to Section 3.1 into the right to receive shares of Derma Sciences Common Stock (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and
(ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Derma Sciences Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Derma Sciences Common Stock which such holder has the right to receive pursuant to the provisions of this Article III, and (B) any dividends or distributions to which such holder may be entitled. In the event of a transfer of ownership of Genetic Labs Common Stock which is not registered in the transfer records of Genetic Labs, a certificate representing the proper number of shares of Derma Sciences Common Stock may be issued to a transferee if the Certificate representing such Genetic Labs Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Derma Sciences Common Stock and any dividends or distributions which may be payable relative thereto.


SECTION 3.3 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Derma Sciences Common Stock shall be issued upon the surrender for exchange of Certificates and any such fractional interests shall be rounded to the next highest number of whole shares of Derma Sciences Common Stock.

SECTION 3.4 CLOSING OF GENETIC LABS TRANSFER BOOKS. At the Effective Time, the stock transfer books of Genetic Labs shall be closed and no transfer of shares of Genetic Labs Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF GENETIC LABS

Genetic Labs represents and warrants to Derma Sciences and Derma Merging as follows:

SECTION 4.1 CORPORATE ORGANIZATION; RELATED ENTITIES.

         (a) Genetic Labs is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Genetic Labs is duly qualified or licensed as a foreign corporation to do business and is in good standing in, every jurisdiction where the character of Genetic Labs' properties (owned or leased) or the nature of its activities makes such qualification or licensure necessary, except for failures, if any, to be so qualified or licensed which would not in the aggregate have a Material Adverse Effect (as hereinafter defined).

         (b) Genetic Labs does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any business, joint venture, partnership or other entity.

         (c) The copies of the Articles of Incorporation and By-Laws of Genetic Labs heretofore delivered to Derma Sciences are complete and correct copies of such instruments as presently in effect.

         (d) As used in this Article IV, any reference to any event, change or effect having a "Material Adverse Effect" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of Genetic Labs or to the ability of Genetic Labs to consummate the Merger and the other transactions contemplated by this Agreement. For purposes of this Article IV, "material" shall be determined in a manner consistent with the standards consistently applied by Genetic Labs' regular independent accountants in conducting its audit of Genetic Labs' financial statements.

SECTION 4.2 CAPITALIZATION.

         (a) As of May 31, 1998, the authorized capital stock of Genetic Labs consists of 12,000,000 shares of Genetic Labs Common Stock, 2,403,150 of which are issued and outstanding. As of May 31, 1998, 260,900 shares of Genetic Labs

Common Stock are reserved for issuance pursuant to Genetic Labs Stock Option Plans and all other employee benefit plans of Genetic Labs (the stock options issued pursuant thereto being herein referred to as "Genetic Labs Stock Options"). All of the issued and outstanding shares of Genetic Labs Common Stock are validly issued, fully paid and nonassessable.

         (b) Except for the Genetic Labs Stock  Options and as disclosed in this
Section 4.2 there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Genetic Labs any of the outstanding authorized but unissued shares of the capital stock or any other security of Genetic Labs, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which Genetic Labs is a party or is bound with respect to the voting of the capital stock of Genetic Labs.

         (c) None of the awards, grants or other agreements pursuant to which Genetic Labs Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" or similar events.

SECTION 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject to shareholder approval as contemplated by Section 7.4(a) of this Agreement, Genetic Labs has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Genetic Labs and the consummation by Genetic
Labs of the transactions contemplated on its part hereby have been duly authorized by the Genetic Labs' Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by
Section 7.4(a) with respect to this Agreement, no other corporate proceedings on the part of Genetic Labs are necessary to authorize this Agreement or for Genetic Labs to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Genetic Labs and constitutes a valid and binding agreement of Genetic Labs enforceable against Genetic Labs in accordance with its terms.

SECTION 4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery and performance of this Agreement by Genetic Labs, nor the consummation by Genetic Labs of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the charter, By-Laws or other organizational documents of Genetic Labs, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission (a "Governmental Entity"), except for the filing of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to Derma Sciences Common Stock to be offered to Genetic Labs stockholders, the filing of the Proxy Statement-Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filings or approvals required under state securities or "blue sky" laws and the By-Laws of the National Association of Securities Dealers (the "NASD") and the filing and recordation of Articles of Merger as required by the MBCA, (iii) to the best knowledge of Genetic Labs result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("Liens"), on any property or asset of Genetic Labs pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (each, a "Contract") to which Genetic Labs is a party or by which it or any of its properties or assets may be bound or (iv) to the best knowledge of Genetic Labs violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Genetic Labs or any of its properties or assets, except, in the case of clauses (ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in the aggregate, a Material Adverse Effect.

SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. Genetic Labs has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act since January, 1988 (collectively, "Genetic Labs SEC Reports"), and has previously made available to Derma Sciences true and complete copies of all such Genetic Labs SEC Reports. Such Genetic Labs SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Genetic Labs SEC Reports, as of their respective dates, contained to the best knowledge of Genetic Labs any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Genetic Labs included in Genetic Labs SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present in all material respects (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the financial position of Genetic Labs as at the dates thereof and the results of operations and cash flows of Genetic Labs for the periods then ended. Since January, 1988, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Genetic Labs.

SECTION 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Genetic Labs SEC Reports filed as of the date of this Agreement, since May 31, 1997, (a) Genetic Labs has not conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.1 and (b) there has not been any fact, event, circumstance or change affecting or relating to Genetic Labs which has had or is to the best knowledge of Genetic Labs reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 4.6 or as would not represent Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which Genetic Labs is a party.

SECTION 4.7 LITIGATION. Except for litigation disclosed in the notes to the financial statements included in Genetic Labs' Annual Report to Stockholders for the fiscal year ended May 31, 1997 or in Genetic Labs SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the best knowledge of Genetic Labs, either threatened against Genetic Labs or with respect to which Genetic Labs could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which could reasonably be expected to have a Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Genetic Labs having, or which, insofar as can reasonably be foreseen, in the future may have a Material Adverse Effect.

SECTION 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. To the best knowledge of Genetic Labs except for liabilities or obligations which are accrued or reserved against in Genetic Labs' financial statements (or reflected in the notes thereto) included in Genetic Labs SEC Reports or which were incurred after February 28, 1998 in the ordinary course of business and consistent with past practice, Genetic Labs has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.9 NO DEFAULT. Genetic Labs is not in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) Genetic Labs' Articles of Incorporation or By-Laws, or (b) to the best knowledge of Genetic Labs (i) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Genetic Labs or any of its properties or assets or (ii) any Contract to which Genetic Labs is a party or by which Genetic Labs or any of its properties or assets may be bound, except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, would not have a Material Adverse Effect. Genetic Labs has, and is in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable it to own its business and conduct its business as currently conducted and as currently proposed to be conducted by Genetic Labs and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (A) would render legally impermissible the transactions contemplated hereby or (B) could reasonably be expected to result in the material impairment of the continued use or exercise by Genetic Labs after the date hereof of any material right used or exercised (or reasonably expected to be used or exercised) by Genetic Labs, in the conduct of Genetic Labs' business as currently conducted and as currently proposed to be conducted by Genetic Labs or (C) could reasonably be expected to have a Material Adverse Effect.

SECTION 4.10 TAXES.

         (a) Genetic Labs has heretofore delivered or, as to fiscal year ending May 31, 1998, will make available to Derma Sciences when completed, true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed, or to be filed, by Genetic Labs for the years ended May 31, 1996, 1997 and 1998, inclusive.

         (b)(i) All returns, declarations, reports, estimates, statements, schedules or other information or document with respect to Taxes (as hereinafter defined) (collectively, "Tax Returns") required to be filed by Genetic Labs have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete in all material respects. To the best knowledge of Genetic Labs, Genetic Labs is not required to file any state Tax Returns other than in the State of Minnesota.

         (ii) Genetic Labs has timely paid all Taxes due or claimed to be due from it by any federal, state, local, foreign or other taxing authority.

         (iii) There are no Liens for Taxes upon the assets of Genetic Labs except Liens for Taxes not yet due and payable.

         (iv) Genetic Labs has not received notice of any examination by the Internal Revenue Service (the "Service"). No deficiency for any Taxes has been proposed, asserted or assessed against Genetic Labs which has not been resolved and paid in full. There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by Genetic Labs (including the time for filing of Tax Returns or paying Taxes).

         (v) Genetic Labs has not made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which could reasonably be expected to have a Material Adverse Effect.

         (vi) Genetic Labs has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

         (vii) No audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of Genetic Labs and Genetic Labs has not received a written notice of any pending audits or proceedings.

         (viii) Genetic Labs is not a party to, is not bound by and has no obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

         (ix) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Genetic Labs.

         (x) Except as previously disclosed, no power of attorney granted by Genetic Labs with respect to any Taxes is currently in force.

         (xi) Genetic Labs has not, with regard to any assets or property held, acquired or to be acquired, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Genetic Labs.

         (xii) Genetic Labs has identified for Derma Sciences all agreements, contracts and arrangements with Genetic Labs, and has provided to Derma Sciences all such information as of the date hereof concerning Genetic Labs and its employees as may be necessary to enable Derma Sciences to determine the amount, if any, of any "excess parachute payment" within the meaning of Section 280G of the Code that could result solely from the transactions contemplated by this Agreement.

         (xiii) Genetic Labs is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code a "United States real property holding company" (as defined in Section 897(c)(2) of the Code).

         (xiv) Genetic Labs has not participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

         (xv) The charges, accruals and reserves for Taxes reflected on the books of Genetic Labs are adequate under GAAP to cover the Tax liabilities accruing or payable by Genetic Labs in respect of periods prior to the date hereof.

         (xvi) Genetic Labs is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

         (xvii) Genetic Labs is not subject to liability for Taxes of any other person, including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of Tax law.

         (c) For purposes of this Agreement, "Taxes" (including, with correlative meaning, the term "Tax") shall include all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

SECTION 4.11 INTELLECTUAL PROPERTY. Genetic Labs owns, licenses or otherwise has such rights to use, sell, license or dispose of all industrial and intellectual property rights, including without limitation all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, technology, know-how, trade secrets, proprietary processes and formulae (collectively, "Intellectual Property") as are material to the conduct of the business of Genetic Labs as currently conducted. Set forth on Schedule 4.11 is a true and complete listing of (i) all products currently marketed by Genetic Labs, whether owned by Genetic Labs or licensed from others, indicating which are owned by Genetic Labs and, for any that are licensed from others, the identity of the licensor, (ii) all of Genetic Labs' registered trademarks and pending applications for trademark registrations, (iii) trademarks that are used in conjunction with the products currently marketed by Genetic Labs and are licensed from third parties, indicating the identity of the licensor, and (iv) Genetic Labs' registered copyrights and pending applications for copyright registration. The rights of Genetic Labs to all such Intellectual Property are in full force except as set forth on Schedule 4.11.

         (a) Genetic Labs has the rights to bring actions for the infringement of its rights to the Intellectual Property necessary to protect such rights in the Intellectual Property, with such exceptions as could not reasonably be expected to have in the aggregate a Material Adverse Effect; and the consummation of the transactions contemplated hereby will not (i) give rise to any right of termination, amendment, renegotiation, cancellation or acceleration with respect to any license or other agreement to use, sell, license or dispose of such Intellectual Property which could reasonably be expected to have in the aggregate a Material Adverse Effect or (ii) in any way impair any currently existing right of Genetic Labs to use, sell, license or dispose of or to bring any action for the infringement of any of the rights of Genetic Labs to the Intellectual Property or any portion thereof.

         (b) None of the former or present employees, officers or directors of Genetic Labs holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property owned by Genetic Labs and Genetic Labs does not license from any present or, to Genetic Labs' knowledge, former employees, officers or directors of Genetic Labs any Intellectual

Property which is necessary for the business of Genetic Labs as presently conducted; Genetic Labs is not a party to any employment contract, patent disclosure agreement or any other contract or agreement with any employee of Genetic Labs relating to any Intellectual Property.

         (c) Each license and other agreement with respect to the use of any Intellectual Property currently used in Genetic Labs' business is a valid, legally binding obligation of Genetic Labs and, to the best knowledge of Genetic Labs, all other parties thereto, enforceable in accordance with its terms, with such exceptions as could not reasonably be expected to have in the aggregate a Material Adverse Effect and except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and Genetic Labs is not in breach, violation or default thereof (and no event has occurred which with the giving of notice or the passage of time or both would constitute such a breach, violation or default or give rise to any right of termination, amendment, renegotiation, cancellation or acceleration under any such license or agreement), and Genetic Labs has no reason to believe that any other party to any such license or other agreement is in breach, violation or default thereof, other than, in each case, such breaches, violations and defaults as could not reasonably be expected to have in the aggregate a Material Adverse Effect.

         (d) The manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by Genetic Labs or in the manner currently proposed to be used, sold, licensed or disposed of by Genetic Labs does not and will not violate any license or agreement between Genetic Labs and any third party or, to the knowledge of Genetic Labs based on representations and warranties from third parties from whom Intellectual Property is licensed by Genetic Labs, infringe on the rights of any person, nor has such an infringement been alleged within three years preceding the date of this Agreement (other than such as have been resolved); except as previously disclosed, there is no pending or to the best knowledge of Genetic Labs threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any Intellectual Property in the manner in which currently used, sold, licensed or disposed of by Genetic Labs, nor to the best knowledge of Genetic Labs is there a valid basis for any such claim or litigation, nor to the best knowledge of Genetic Labs has Genetic Labs received any notice asserting that the proposed use, sale, license or disposition by Genetic Labs of any of the Intellectual Property of Genetic Labs conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case, with such exceptions as could not reasonably be expected in the aggregate to have a Material Adverse Effect; and Genetic Labs has not asserted any claim of infringement, misappropriation or misuse within the past three years.

SECTION 4.12 STOCKHOLDER RIGHTS PLAN. Genetic Labs has not proposed, adopted, approved or implemented any stockholder rights plan, or authorized the issuance of any similar dividend or the distribution of any securities to its stockholders, or entered into any agreement with respect to the foregoing (any such plan, authorization, dividend, distribution or agreement being referred to herein as a "Stockholder Rights Plan"), which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement.

SECTION 4.13 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by Genetic Labs for inclusion in (i) the Registration Statement to be filed with the SEC by Derma Sciences on Form S-4 under the Securities Act for the purpose of registering the shares of Derma Sciences Common Stock to be issued in connection with the Merger (the "Registration Statement") or (ii) the joint proxy statement-prospectus to be distributed in connection with Derma Sciences' and Genetic Labs' meetings of stockholders to vote upon this Agreement (the "Proxy Statement-Prospectus") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of Derma Sciences and Genetic Labs to be held in connection with the Merger, contain to the best knowledge of Genetic Labs any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by Genetic Labs with respect to statements made therein based on information supplied by Derma Sciences or its representatives for inclusion in the Proxy Statement-Prospectus or with respect to information concerning Derma Sciences incorporated by reference in the Proxy Statement-Prospectus.

SECTION 4.14 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Schedule 4.14 hereto sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained, or was maintained or contributed to at any time during the six (6) calendar years preceding the date of this Agreement ("Genetic Labs Plans"), by Genetic Labs or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Genetic Labs would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither Genetic Labs nor any ERISA Affiliate has any formal plan or commitment to create any additional plan or modify any existing Genetic Labs Plan.

         (b) To the best knowledge of Genetic Labs, (i) each of Genetic Labs Plans that is subject to ERISA is in compliance with ERISA in all material respects; (ii) each of Genetic Labs Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; (iii) no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 401(a) of the Code; no Genetic Labs Plan has an accumulated or waived funding deficiency within the meaning of
Section 412 of the Code; (iv) neither Genetic Labs nor an ERISA Affiliate has incurred, directly or indirectly, any material liability (including any material contingent liability) to or on account of a Genetic Labs Plan pursuant to Title IV of ERISA; (v) no proceedings have been instituted to terminate any Genetic Labs Plan that is subject to Title IV of ERISA; (vi) no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Genetic Labs Plan; and (vii) no condition exists that presents a material risk to Genetic Labs or an ERISA Affiliate of incurring a liability to or on account of a Genetic Labs Plan pursuant to Title IV of ERISA.

         (c) The current value of the assets of each of Genetic Labs Plans that are subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used by Genetic Labs Plans, equals or exceeds the present value of the accrued benefits under each such Genetic Labs Plan; no Genetic Labs Plan is a multi-employer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Genetic Labs Plan is a multiple employer plan as defined in Section 413 of the Code; and all contributions or other amounts payable by Genetic Labs as of the Effective Time with respect to each Genetic Labs Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of Genetic Labs. There are no pending or to the best knowledge of Genetic Labs, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of Genetic Labs Plans or any trusts related thereto.

        (d) To the best knowledge of Genetic Labs, neither Genetic Labs nor any ERISA Affiliate, nor any Genetic Labs Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Genetic Labs or any ERISA Affiliate, any Genetic Labs Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Genetic Labs Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. No amounts payable under Genetic Labs Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Except for those benefits granted under Genetic Labs previously disclosed executive contracts, no Genetic Labs Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of Genetic Labs or any ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA. Except for those benefits granted under Genetic Labs previously disclosed executive contracts, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Genetic Labs or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

SECTION 4.15 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Genetic Labs Common Stock is the only vote of the holders of any class or series of Genetic Labs' capital stock necessary to approve the Merger. The Board of Directors of Genetic Labs (at a meeting duly called and held or by duly executed written action) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the holders of Genetic Labs Common Stock and (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption.

SECTION 4.16 AFFILIATE TRANSACTIONS. Except as disclosed in Genetic Labs SEC Reports, there are no material contracts or other transactions between the Genetic Labs, on the one hand, and any (i) officer or director of the Genetic Labs, (ii) record or beneficial owner of five percent or more of the voting securities of Genetic Labs or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

SECTION 4.17 BROKERS. No broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Genetic Labs.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF DERMA SCIENCES

Derma Sciences represents and warrants to Genetic Labs as follows:

SECTION 5.1 ORGANIZATION.

         (a) Derma Sciences is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Derma Sciences is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect (as hereinafter defined). Derma Merging is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Derma Merging has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

         (b) Other than Derma Merging, Derma Sciences has no subsidiaries which would be required to be described in Derma Sciences' Annual Report on Form 10-KSB pursuant to the rules and regulations under the Exchange Act.

         (c) The copies of the Articles of Incorporation and By-Laws of Derma Sciences heretofore delivered to Genetic Labs are complete and correct copies of such instruments as presently in effect.

         (d) As used in this Article V, any reference to any event, change or effect having a "Material Adverse Effect" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of Derma Sciences or to the ability of Derma Sciences to consummate the Merger and the other transactions contemplated by this Agreement. For purposes of this Article V, "material" shall be determined in a manner consistent with the standards consistently applied by Derma Sciences' regular independent accountants in conducting its audit of Derma Sciences' financial statements.

SECTION 5.2 CAPITALIZATION.

         (a) As of the date of this Agreement, the authorized capital stock of Derma Sciences consists of 15,000,000 shares of Derma Sciences Common Stock, of which 4,567,632 shares are issued and outstanding, and 1,750,000 shares of Series A Convertible Preferred Stock, par value $.01 per share ("Preferred Stock"), all of which are issued and outstanding. As of the date of this Agreement, options to acquire 1,191,000 shares of Derma Sciences Common Stock (the "Derma Sciences Stock Options") are outstanding under all stock option plans and contracts of Derma Sciences; warrants to purchase 2,300,000 shares of Derma Sciences Common Stock (the "Derma Sciences Warrants") are outstanding under all warrant agreements of Derma Sciences; and 5,241,000 shares of Derma Sciences Common Stock are reserved for issuance pursuant to the Preferred Stock, the Derma Sciences Stock Options and the Derma Sciences Warrants. All of the shares of Derma Sciences Common Stock issuable in exchange for shares of Genetic Labs Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

         (b) The authorized capital stock of Derma Merging consists of one share of Derma Merging Common Stock, which share, as of the date hereof, is issued and outstanding, owned by Derma Sciences and is validly issued, fully paid and nonassessable.

         (c) Except as disclosed in this Section 5.2 or in the Derma Sciences SEC Reports (as hereinafter defined), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Derma Sciences or Derma Merging any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Derma Sciences or Derma Merging, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock.

SECTION 5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Derma Sciences and Derma Merging has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Derma Sciences and Derma Merging and the consummation by Derma Sciences and Derma Merging of the transactions contemplated on their part hereby have been duly authorized by their respective Boards of Directors, and by Derma Sciences as the sole stockholder of Derma Merging, and, except for the approval of Derma Sciences' stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b), no other corporate proceedings on the part of Derma Sciences or Derma Merging are necessary to authorize this Agreement or for Derma Sciences and Derma Merging to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Derma Sciences and Derma Merging and constitutes a valid and binding agreement of each of Derma Sciences and Derma Merging, enforceable against Derma Sciences and Derma Merging in accordance with its terms.

SECTION 5.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery and performance of this Agreement by Derma Sciences or Derma Merging, nor the consummation by Derma Sciences or Derma Merging of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Derma Sciences or of Derma Merging Derma Sciences(ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except for the filing of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to Derma Sciences Common Stock to be offered to Genetic Labs stockholders, the filing of the Proxy Statement-Prospectus under the Exchange Act, filings or approvals required under state securities or "blue sky" laws and the By-Laws of the NASD and the filing and recordation of Articles of Merger as required by the PBCL, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Derma Sciences or Derma Merging pursuant to, any of the terms, conditions or provisions of any material contract to which Derma Sciences or Derma Merging is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Derma Sciences, Derma Merging or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), where the failure to make such filing or obtain such authorization, consent or approval would not have, or where such violations, breaches or defaults or Liens would not have, in any such case, a Material Adverse Effect.

SECTION 5.5 REPORTS AND FINANCIAL STATEMENTS. Derma Sciences has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act since May, 1994 (collectively, the "Derma Sciences SEC Reports"), and has previously made available to Genetic Labs true and complete copies of all such Derma Sciences SEC Reports. Such Derma Sciences SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Derma Sciences included in the Derma Sciences SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the financial position of Derma Sciences as at the dates thereof and the results of operations and cash flows of Derma Sciences for the periods then ended. Since May, 1994, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Derma Sciences.

SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; MATERIAL AGREEMENTS. Except as set forth in the Derma Sciences SEC Reports filed as of the date of this Agreement, since December 31, 1994, (i) Derma Sciences has not conducted its business and operations other than in the ordinary course of business and consistent with past practices or taken any actions that, if such actions had then occurred and had been in effect, would have violated or been inconsistent with the provisions of Section 6.2, except as disclosed on Schedule 5.6 and (ii) there has not been any fact, event, circumstance or change affecting or relating to Derma Sciences which has had or is reasonably likely to have a Material Adverse Effect.

SECTION 5.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which are accrued or reserved against in Derma Sciences' financial statements (or reflected in the notes thereto) included in the Derma Sciences SEC Reports filed as of the date of this Agreement or which were incurred after March 31, 1998 in the ordinary course of business and consistent with past practices, Derma Sciences has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) or which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.8 NO DEFAULT. Derma Sciences is not in breach or violation, or in default under (and no event has occurred which with notice or the lapse of time or both would constitute such a breach, default or violation) of any term, condition or provision of (a) the Derma Sciences' Articles of Incorporation or By-Laws, or (b) (i) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Derma Sciences or any of its properties or assets or (ii) any contract to which the Derma Sciences is a party or by which Derma Sciences or any of its properties or assets may be bound except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, would not have a Material Adverse Effect. Derma Sciences has, and is in compliance with, all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities as are necessary in order to enable it to own its business and conduct its business as currently conducted and as currently proposed to be conducted by Derma Sciences and to enter into the transactions contemplated hereby, the lack of which, under applicable law, rule or regulation, (a) would render legally impermissible the transactions contemplated hereby or (b) could reasonably be expected to result in the material impairment of the continued use or exercise by Derma Sciences after the date hereof of any material right used or exercised (or reasonably expected to be used or exercised) by Derma Sciences, in the conduct of Derma Sciences' business as currently conducted and as currently proposed to be conducted by Derma Sciences or (c) could reasonably be expected to have a Material Adverse Effect.

SECTION 5.9 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by Derma Sciences or Derma Merging for inclusion in (i) the Registration Statement or (ii) the Proxy Statement-Prospectus will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of Derma Sciences to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration

Statement and the Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by Derma Sciences with respect to statements made therein based on information supplied by Genetic Labs or its representatives for inclusion in the Registration Statement or the Proxy Statement-Prospectus or with respect to information concerning Genetic Labs incorporated by reference in the Registration Statement or the Proxy Statement-Prospectus.

SECTION 5.10 TAXES.

          (a)Derma Sciences has heretofore delivered or will make available to Genetic Labs when completed true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed, or to be filed. by Derma Sciences for the years ended 1995, 1996, and 1997.

         (b)(i) All returns, declarations, reports, estimates, statements, schedules or other information or document with respect to Taxes (as hereinafter defined) (collectively, "Tax Returns") required to be filed by Derma Sciences have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete in all material respects. Derma Sciences is not required to file any state Tax Returns other than in the States of Pennsylvania and New Jersey.

         (ii) Derma Sciences has timely paid all Taxes due or claimed to be due from it by any federal, state, local, foreign or other taxing authority.

         (iii) There are no Liens for Taxes upon the assets of Derma Sciences except Liens for Taxes not yet due and payable.

         (iv) Derma Sciences has not received notice of any examination by the Internal Revenue Service (the "Service"). No deficiency for any Taxes has been proposed, asserted or assessed against Derma Sciences which has not been resolved and paid in full. There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by Derma Sciences (including the time for filing of Tax Returns or paying Taxes).

         (v) Derma Sciences has not made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which could reasonably be expected to have a Material Adverse Effect.

         (vi) Derma Sciences has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

         (vii) No audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of Derma Sciences and Derma Sciences has not received a written notice of any pending audits or proceedings.

         (viii) Derma Sciences is not a party to, is not bound by and has no obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

         (ix) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Derma Sciences .

         (x) Except as previously disclosed, no power of attorney granted by Derma Sciences with respect to any Taxes is currently in force.

         (xi) Derma Sciences has not, with regard to any assets or property held, acquired or to be acquired, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Derma Sciences.

         (xii) Derma Sciences has identified for Genetic Labs all agreements, contracts and arrangements with Derma Sciences, and has provided to Genetic Labs all such information as of the date hereof concerning Derma Sciences and its employees as may be necessary to enable Genetic Labs to determine the amount, if any, of any "excess parachute payment" within the meaning of Section 280G of the Code that could result solely from the transactions contemplated by this Agreement.

         (xiii) Derma Sciences is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code a "United States real property holding company" (as defined in Section 897(c)(2) of the Code).

         (xiv) Derma Sciences has not participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

         (xv) The charges, accruals and reserves for Taxes reflected on the books of Derma Sciences are adequate under GAAP to cover the Tax liabilities accruing or payable by Derma Sciences in respect of periods prior to the date hereof.

         (xvi) Derma Sciences is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

         (xvii) Derma Sciences is not subject to liability for Taxes of any other person, including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of Tax law.

5.11 INTELLECTUAL PROPERTY. Derma Sciences owns, licenses or otherwise has such rights to use, sell, license or dispose of all intellectual property rights, including without limitation all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, technology, know-how, trade secrets, proprietary processes and formulae (collectively, "Intellectual Property") as are material to the conduct of the business of Derma Sciences as currently conducted. Set forth on Schedule 5.11 is a true and complete listing of (i) all products currently marketed by Derma Sciences, whether owned by Derma Sciences or licensed from others, indicating which are owned by Derma Sciences and, for any that are licensed from others, the identity of the licensor, (ii) all of Derma Sciences' registered trademarks and pending applications for trademark registrations, (iii) trademarks that are used in conjunction with the products currently marketed by Derma Sciences and are licensed from third parties, indicating the identity of the licensor, and (iv) Derma Sciences' registered copyrights and pending applications for copyright registration. The rights of Derma Sciences to all such Intellectual Property are in full force except as Set forth on Schedule 5.11.

         (a) Derma Sciences has the rights to bring actions for the infringement of its rights to the Intellectual Property necessary to protect such rights in the Intellectual Property, with such exceptions as could not reasonably be expected to have in the aggregate a Material Adverse Effect; and the consummation of the transactions contemplated hereby will not (i) give rise to any right of termination, amendment, renegotiation, cancellation or acceleration with respect to any license or other agreement to use, sell, license or dispose of such Intellectual Property which could reasonably be expected to have in the aggregate a Material Adverse Effect or (ii) in any way impair any currently existing right of Derma Sciences to use, sell, license or dispose of or to bring any action for the infringement of any of the rights of Derma Sciences to the Intellectual Property or any portion thereof.

         (b) None of the former or present employees, officers or directors of Derma Sciences holds any right, title or interest. directly or indirectly, in whole or in part, in or to any Intellectual Property owned by Derma Sciences and Derma Sciences does not license from any present or, to Derma Sciences' knowledge, former employees, officers or directors of Derma Sciences any Intellectual Property which is necessary for the business of Derma Sciences as presently conducted; Derma Sciences is not a party to any employment contract, patent disclosure agreement or any other contract or agreement with any employee of Derma Sciences relating to any Intellectual Property.

         (c) Each license and other agreement with respect to the use of any Intellectual Property currently used in Derma Sciences' business is a valid, legally binding obligation of Derma Sciences and, to the best knowledge of Derma Sciences, all other parties thereto, enforceable in accordance with its terms, with such exceptions as could not reasonably be expected to have in the aggregate a Material Adverse Effect and except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and Derma Sciences is not in breach, violation or default thereof (and no event has occurred which with the giving of notice or the passage of time or both would constitute such a breach, violation or default or give rise to any right of termination, amendment, renegotiation, cancellation or acceleration under any such license or agreement), and Derma Sciences has no reason to believe that any other party to any such license or other agreement is in breach, violation or default thereof, other than, in each case, such breaches, violations and defaults as could not reasonably be expected to have in the aggregate a Material Adverse Effect.

         (d) The manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by Derma Sciences or in the manner currently proposed to be used, sold, licensed or disposed of by Derma Sciences does not and will not violate any license or agreement between Derma Sciences and any third party or, to the knowledge of Derma Sciences based on representations and warranties from third parties from whom Intellectual Property is licensed by Derma Sciences, infringe on the rights of any person, nor has such an infringement been alleged within three years preceding the date of this Agreement (other than such as have been resolved); except as previously disclosed there is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any Intellectual Property in the manner in which currently used, sold, licensed or disposed of by Derma Sciences, nor is there a valid basis for any such claim or litigation, nor has Derma Sciences received any notice asserting that the proposed use, sale, license or disposition by Derma Sciences of any of the Intellectual Property of Derma Sciences conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case, with such exceptions as could not reasonably be expected in the aggregate to have a Material Adverse Effect; and Derma Sciences has not asserted any claim of infringement, misappropriation or misuse within the past three years.

SECTION 5.12 STOCKHOLDER RIGHTS PLAN. Derma Sciences has not proposed, adopted, approved or implemented any stockholder rights plan, or authorized the issuance of any similar dividend or the distribution of any securities to its stockholders, or entered into any agreement with respect to the foregoing (any such plan, authorization, dividend, distribution or agreement being referred to herein as a "Stockholder Rights Plan"), which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement.

SECTION 5.13 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Schedule 5.13 hereto sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained, or was maintained or contributed to at any time during the six (6) calendar years preceding the date of this Agreement ("Derma Sciences Plans"), by Derma Sciences or by any trade or business, whether or not incorporated (an "ERlSA Affiliate"), which together with Derma Sciences would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither Derma Sciences nor any ERISA Affiliate has any formal plan or commitment to create any additional plan or modify any existing Derma Sciences Plan.

         (b) To the best knowledge of Derma Sciences (i) each of Derma Sciences Plans that is subject to ERISA is in compliance with ERISA in all material respects; each of Derma Sciences Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; (ii) no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 401(a) of the Code; no Derma Sciences Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; (iii) neither Derma Sciences nor an ERISA Affiliate has incurred. directly or indirectly, any material liability (including any material contingent liability) to or on account of a Derma Sciences Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Derma Sciences Plan that is subject to Title IV of ERISA; (iv) no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Derma Sciences Plan; and (v) no condition exists that presents a material risk to Derma Sciences or an ERISA Affiliate of incurring a liability to or on account of a Derma Sciences Plan pursuant to Title IV of ERISA.

         (c) The current value of the assets of each of Derma Sciences Plans that are subject to Title IV of ERISA, based upon the actuarial assumptions (to the extent reasonable) presently used by Derma Sciences Plans, equals or exceeds the present value of the accrued benefits under each such Derma Sciences Plan; no Derma Sciences Plan is a multi-employer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Derma Sciences Plan is a multiple employer plan as defined in Section 413 of the Code; and all contributions or other amounts payable by Derma Sciences as of the Effective Time with respect to each Derma Sciences Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of Derma Sciences. There are no pending, or to the best knowledge of Derma Sciences threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of Derma Sciences Plans or any trusts related thereto.

         (d) To the best knowledge of Derma Sciences, neither Derma Sciences nor any ERISA Affiliate, nor any Derma Sciences Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Derma Sciences or any ERISA Affiliate, any Derma Sciences Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Derma Sciences Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code. No amounts payable under Derma Sciences Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. No Derma Sciences Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of Derma Sciences or any ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by applicable law or
(ii) death benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Derma Sciences or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

SECTION 5.14 VOTE REQUIRED. The affirmative vote of the holders of a majority, in the aggregate, of the shares of Derma Sciences Common and Preferred Stock present in person or represented by proxy at the stockholders meeting of Derma Sciences contemplated by Section 7.4(b) (provided that the shares so present or represented constitute a majority, in the aggregate, of the outstanding shares of Derma Sciences Common and Preferred Stock) is the only vote of the holders of any class or series of Derma Sciences capital stock necessary to approve the issuance of shares of Derma Sciences Common Stock pursuant to the Merger. The affirmative vote of Derma Sciences, as the sole stockholder of all outstanding shares of Derma Merging Common Stock, is the only vote of the holders of any class or series of Derma Merging capital stock necessary to approve the Merger. The Board of Directors of Derma Sciences (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of Derma Sciences and the holders of Derma Sciences Common Stock and Preferred Stock, and (iii) determined to cause Derma Sciences, as the sole stockholder of Derma Merging, to approve and adopt this Agreement. The Board of Directors of Derma Merging (by unanimous written consent) has approved this Agreement.

SECTION 5.15 "BENEFICIAL OWNER" STATUS. Derma Sciences is not, and prior to the Effective Time will not be, the "beneficial owner" (as such term is defined in Section 302A.011 of the MBCA) of any shares of Genetic Labs Common Stock.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1 CONDUCT OF BUSINESS BY GENETIC LABS PENDING THE MERGER. Prior to the Effective Time, unless Derma Sciences shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

     (a) Genetic Labs shall conduct its business only in the ordinary and usual course consistent with past practice, and Genetic Labs shall use its reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it; Genetic Labs shall not hire any

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


person to any position within Genetic Labs or as a consultant to Genetic Labs where the total annual compensation payable to such person, whether in cash or otherwise, would exceed $75,000.

         (b) Genetic Labs shall not (i) amend its charter, By-Laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock.

         (c) Genetic Labs shall not (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Genetic Labs Common Stock upon the exercise of Genetic Labs Stock Options outstanding on the date of this Agreement; (ii) merge or consolidate with another entity; (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business and consistent with past practice; (vii) make any loans, advances or capital contributions to, or investments in, any other person; (viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; (ix) permit any insurance policy naming Genetic Labs as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or
(x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

         (d) Genetic Labs shall not (i) adopt, enter into, terminate or amend (except as may be required by applicable law) any Genetic Labs Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation in the ordinary course of business consistent with past practice), or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Genetic Labs Plan (including Genetic Labs Stock Option Plans).

         (e) Genetic Labs shall not take any action with respect to, or make any material change in, its accounting policies or procedures.

         (f) Genetic Labs shall not knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of
Section 368(a)(1)(A) of the Code.

         (g) Genetic Labs shall not propose, adopt, approve or implement any Stockholder Rights Plan which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Voting Agreement, in each case by the respective parties thereto.

SECTION 6.2 CONDUCT OF BUSINESS BY DERMA SCIENCES PENDING THE MERGER. Prior to the Effective Time, unless Genetic Labs shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

         (a) The business of Derma Sciences shall be conducted only in the ordinary and usual course consistent with past practice, and Derma Sciences shall use its reasonable efforts to preserve intact the present business organization, to keep available the services of its present officers and key employees, and preserve the goodwill of those having business relationships with it.

         (b) Derma Sciences shall not declare, set aside or pay any dividend or other distribution payable in cash, stock or property.

         (c)  Derma  Sciences  shall  not  split,   combine  or  reclassify  the
outstanding Derma Sciences Common Stock.

         (d) Neither Derma Sciences nor Derma Merging shall amend its charter, bylaws or other organizational documents.

         (e) Except as disclosed on Schedule 5.6 Derma Sciences shall not (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Derma Sciences Common Stock upon the exercise of Derma Sciences Stock Options outstanding on the date of this Agreement; (ii) merge or consolidate with another entity; (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease. license, waive. release, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business and consistent with past practice; (vii) make any loans, advances or capital contributions to, or investments in, any other person; (viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; (ix) permit any insurance policy naming Derma Sciences as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

         (f) Derma Sciences shall not redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of Derma Sciences or other securities of Derma Sciences.

         (g) Neither Derma Sciences nor Derma Merging shall take any action with respect to, or make any material change in, its accounting policies or procedures.

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


         (h) Neither Derma Sciences nor Derma Merging shall knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

SECTION 6.3 CONDUCT OF BUSINESS OF DERMA MERGING During the period from the date of this Agreement to the Effective Time, Derma Merging shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

SECTION 7.1 ACCESS AND INFORMATION. Each of Genetic Labs and Derma Sciences shall (and shall cause their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents and subject to any confidentiality provisions applicable to communications between any party and its counsel) and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it shall hold in confidence all non-public information so acquired in accordance with the terms of the confidentiality agreement dated May 5, 1998 between Derma Sciences and Genetic Labs (the "Confidentiality Agreement").

SECTION 7.2 NO OTHER NEGOTIATIONS.

         (a) Upon execution of this Agreement, Genetic Labs will not, and will use its best efforts to cause Genetic Labs' officers, directors, employees, agents and affiliates not to, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Genetic Labs or other similar transaction or business combination involving Genetic Labs ("Alternative
Acquisition")  or,  unless the Board of  Directors  of  Genetic  Labs shall have determined, after consultation with its legal counsel, that there is a reasonable likelihood that the Board of Directors of Genetic Labs has a fiduciary duty to do so, (a) participate in any negotiations in connection with or in furtherance of any of the foregoing or (b) permit any person other than Genetic Labs and its representatives to have any access to the facilities of, or furnish to any person other than Derma Sciences and its representatives any nonpublic information with respect to, Genetic Labs in connection with or in furtherance of any of the foregoing. Genetic Labs shall promptly notify Derma Sciences if any such proposal or offer, or contact with any person with respect thereto, is made, and shall promptly provide Derma Sciences with such information regarding such proposal, offer, inquiry or contact as Derma Sciences may request.

Notwithstanding the foregoing, the restrictions set forth in this Agreement shall not prevent the Board of Directors of Genetic Labs (or its agents pursuant to its instructions) from taking any of the following actions: (a) furnishing information concerning Genetic Labs and its business, properties and assets to any third party or (b) negotiating with such third party concerning an Alternative Acquisition provided that all of the following events shall have occurred: (1) such third party has made a written proposal to the Board of Directors of Genetic Labs (which proposal may be conditional) to consummate an Alternative Acquisition which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Genetic Labs, and if consummated, based on the advice of Genetic Labs' investment bankers, the Board of Directors of Genetic Labs has determined is financially more favorable to the stockholders of Genetic Labs than the terms of the Merger (a "Superior Proposal"); (2) Genetic Labs' Board of Directors has determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Superior Proposal; (3) the Board of Directors of Genetic Labs shall have determined, after consultation with its outside legal counsel, that the fiduciary duties of the Board of Directors of Genetic Labs require Genetic Labs to furnish information to and negotiate with such third party; and (4) Derma Sciences shall have been notified in writing of such Superior Proposal, including all of its terms and conditions, and shall have been given copies of such proposal. Notwithstanding the foregoing, Genetic Labs shall not provide any non-public information to such third party unless (1) Genetic Labs has prior to the date thereof provided such information to Derma Sciences' representatives; (2) Genetic Labs has notified Derma Sciences in advance of any such proposed disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed; and
(3) Genetic Labs provides such non-public information pursuant to a nondisclosure agreement with terms which are at least as restrictive as the nondisclosure agreement heretofore entered into between Derma Sciences and Genetic Labs.

In addition to the foregoing, Genetic Labs shall not accept or enter into any agreement concerning an Alternative Acquisition for a period of not less than 48 hours after Derma Sciences' receipt of a copy of such proposal of an Alternative Acquisition. Upon compliance with the foregoing, Genetic Labs shall be entitled to (1) not recommend or change its recommendation concerning the Merger; and (2) enter into an agreement with such third party concerning an Alternative Acquisition provided that Genetic Labs shall immediately make payment in full to Derma Sciences of the Termination Fee as defined in Section 9.2(b) below.

         (b) If Genetic Labs receives any unsolicited offer or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, Genetic Labs shall notify Derma Sciences thereof within twenty-four hours of Genetic Labs' receipt thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

Genetic Labs shall be entitled to provide copies of this Section 7.2 to third parties who on an entirely unsolicited basis after the date hereof, contact Genetic Labs concerning an Alternative Acquisition; provided that Derma Sciences shall concurrently be notified of such contact and the delivery of such copy.

SECTION 7.3 REGISTRATION STATEMENT. As promptly as practicable, Derma Sciences and Genetic Labs shall in consultation with each other prepare and file with the SEC the Proxy Statement-Prospectus and Derma Sciences, in consultation with Genetic Labs, shall prepare and file with the SEC the Registration Statement. Each of Derma Sciences and Genetic Labs shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable. Derma Sciences shall also use its reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Derma Sciences Common Stock pursuant to this Agreement in the Merger. Genetic Labs shall furnish Derma Sciences with all information

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concerning Genetic Labs and the holders of its capital stock and shall take such other action as Derma Sciences may reasonably request in connection with the Registration Statement and the issuance of shares of Derma Sciences Common Stock. If at any time prior to the Effective Time any event or circumstance relating to Derma Sciences, Genetic Labs, or their respective officers or directors, should be discovered by such party which should be set forth in an
amendment  or  a  supplement  to  the   Registration   Statement  or  the  Proxy
Statement-Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

SECTION 7.4 PROXY STATEMENT-PROSPECTUS; STOCKHOLDER APPROVALS.

         (a) Genetic Labs, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Articles of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Genetic Labs Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of the Board of Directors of
Genetic Labs under applicable law as advised by outside legal counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Genetic Labs and include in the Proxy Statement-Prospectus such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approval.

         (b) Derma Sciences, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Articles of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of the holders of Derma Sciences Common Stock and Preferred Stock for the purpose of voting to approve the issuance of the shares of Derma Sciences Common Stock to be issued in the Merger, and, subject to the fiduciary duties of the Board of Directors of Derma Sciences under applicable law as advised by outside counsel, (i) recommend approval of such issuance by the stockholders of Derma Sciences and include in the Proxy Statement-Prospectus such recommendation, and (ii) take all reasonable and lawful action to solicit and obtain such approval.

         (c) Derma Sciences and Genetic Labs, as promptly as practicable (or with such other timing as Derma Sciences and Genetic Labs mutually agree), shall cause the definitive Proxy Statement-Prospectus to be mailed to Derma Sciences' and Genetic Labs' stockholders.

         (d) At or prior to the Closing, each of Derma Sciences and Genetic Labs shall deliver to the other a certificate of its Secretary setting forth the voting results from its stockholder meeting.

SECTION 7.5 COMPLIANCE WITH THE SECURITIES ACT.

         (a) At least 30 days prior to the Effective Time, Genetic Labs shall cause to be delivered to Derma Sciences a list identifying all persons who were, in its reasonable judgment, at the record date for Genetic Labs' stockholders' meeting convened in accordance with Section 7.4(a) hereof, "affiliates" of Genetic Labs as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

         (b) Genetic Labs shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in
Section 7.5(a) above to deliver to Derma Sciences (with a copy to Genetic Labs), at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit A, (the "Affiliate Letters").

         (c) If any Affiliate of Genetic Labs refuses to provide an Affiliate Letter, Derma Sciences may place appropriate legends on the certificates evidencing the shares of Derma Sciences Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Derma Sciences Common Stock to the effect that the shares of Derma Sciences Common Stock received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 145 promulgated under the Securities Act, or (iii) pursuant to another exemption under the Securities Act.

SECTION 7.6 BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Subject to the Confidentiality Agreement, Genetic Labs will furnish to Derma Sciences and Derma Merging, and Derma Sciences and Derma Merging will furnish to Genetic Labs, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, Genetic Labs will provide Derma Sciences and Derma Merging, and Derma Sciences and Derma Merging will provide Genetic Labs, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Derma Sciences and the Surviving Corporation shall take all such necessary action.

SECTION 7.7 GENETIC LABS STOCK OPTIONS. At the Effective Time, each Genetic Labs Stock Option which is outstanding and unexercised immediately prior to the Effective Time shall at the Effective Date be converted automatically into an option to purchase shares of Derma Sciences Common Stock on the same terms and conditions as were applicable under such Genetic Labs Stock Option (a "New Option") in an amount and at an exercise price determined as provided below:

         (a) The number of shares of Derma Sciences Common Stock to be subject to the New Option shall be equal to the product of the number of shares of Genetic Labs Common Stock remaining subject (as of immediately prior to the Effective Time) to the original option and the Exchange Ratio, provided that any fractional shares of Derma Sciences Common Stock resulting from such multiplication shall be rounded down to the nearest share.

         (b) The exercise price per share of Derma Sciences Common Stock under the New Option shall be equal to the exercise price per share of Genetic Labs Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

         (c) Derma Sciences shall register the shares of Derma Sciences Common Stock issuable upon exercise of any of the New Options after the Effective Time in a Registration Statement on Form S-8 and maintain the effectiveness of such registration statement and take such other action as may be necessary to permit, beginning promptly after the Effective Time, resales of shares under applicable federal and state securities laws of Derma Sciences Common Stock issued upon the exercise of the New Options, and shall cause such shares, when issued, to be listed on the Nasdaq SmallCap Market.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Genetic Labs Stock Option immediately prior to the Effective Time.

SECTION 7.8 PUBLIC ANNOUNCEMENTS. Each of Derma Sciences, Derma Merging, and Genetic Labs agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with the Nasdaq or any national securities exchange and (ii) the party making such disclosure has first used its best efforts to consult with the other party about the form and substance of such disclosure.

SECTION 7.9 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

         (a) From and after the Effective Time, Derma Sciences shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or becomes prior to the Effective Time, an officer, director, employee or agent of Genetic Labs (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgements or amounts that are paid in settlement (which settlement shall require the prior written consent of Derma Sciences, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was director, officer, employee or agent of Genetic Labs if such Claim pertains to any matter or fact arising, existing or occurring on or prior to Effective Time (including, without limitation, the transactions contemplated hereby), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time ("Indemnified Liabilities") to the fullest extent permitted by Derma Sciences' charter and by-laws and applicable Pennsylvania law. Any Indemnified Party wishing to claim indemnification under this Section 7.9(a), upon learning of any Claim, shall notify Derma Sciences (but the failure so to notify purchaser shall not relieve it from any liability which purchaser may have under this Section 7.9(a) except to the extent such failure prejudices Derma Sciences) and shall deliver to purchaser any undertaking required by Pennsylvania law. The obligations of Derma Sciences described in this Section 7.9(a) shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; and provided further that nothing in this Section 7.9(a) shall be deemed to modify applicable Pennsylvania law regarding indemnification of former officers and directors.

         (b) From and after the Effective Time, the directors, officers and employees of Genetic Labs who become directors, officers or employees of Derma

Sciences, Derma Merging or any other of Derma Sciences' subsidiaries shall also have indemnification rights with prospective application. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of Derma Sciences or Derma Merging are entitled under the provisions of the charter, by-laws or similar governing documents of Derma Sciences or Derma Merging, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

         (c) Derma Sciences shall maintain or cause Genetic Labs and any successor thereto to maintain directors and officers liability insurance comparable to that being maintained by Derma Sciences on the date hereof, or continue the existing insurance being maintained by Genetic Labs, in either case for the benefit of the current and former directors and officers of Genetic Labs for a period of three (3) years after the Effective Time, which insurance shall provide coverage for acts and omissions occurring on or prior to the Effective Time; provided, further, that officers and directors of Genetic Labs may be required to make application and provide customary representations and warranties to Derma Sciences' insurance carrier for the purpose of obtaining such insurance.

         (d) The  contractual  obligations  of  Derma  Sciences  provided  under
Section 7.9(a) through 7.9(c) hereof are intended to benefit, and be enforceable against Derma Sciences directly by, the Indemnified Parties, and shall be binding on all respective successors and assigns of Derma Sciences.

SECTION 7.10 EXPENSES. Except as otherwise set forth in Section 9.2(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 7.11 LISTING APPLICATION. Derma Sciences will use its reasonable best efforts to cause the shares of Derma Sciences Common Stock to be issued pursuant to this Agreement in the Merger to be listed for quotation on the Nasdaq SmallCap Market.

SECTION 7.12 SUPPLEMENTAL DISCLOSURE. Genetic Labs shall give prompt notice to Derma Sciences, and Derma Sciences shall give prompt notice to Genetic Labs, of
(i)  the  occurrence,   or  non-occurrence  of  any  event  the  occurrence,  or
non-occurrence, of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of Genetic Labs or Derma Sciences, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.13 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in
Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

SECTION 7.13 LETTERS OF ACCOUNTANTS.

         (a) Derma Sciences shall use all reasonable efforts to cause to be delivered to Genetic Labs a letter of Ernst & Young LLP, Derma Sciences' independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Genetic Labs, in form and substance reasonably satisfactory to Genetic Labs and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the

Registration  Statement,  which letter  shall be brought  down to the  Effective
Time.

         (b) Genetic Labs shall use all reasonable best efforts to cause to be delivered to Derma Sciences a letter of McGladrey & Pullen, LLP, Genetic Labs' independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Derma Sciences, in form and substance reasonably satisfactory to Derma Sciences and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

SECTION 7.14 CONVEYANCE TAXES. Derma Sciences and Genetic Labs shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer, and stamp taxes, (ii) any recording, registration and other fees, and (iii) any similar taxes or fees that become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on, after or before the Effective Time.

SECTION 7.15 NON-SOLICITATION OF EMPLOYEES. Each of Derma Sciences and Genetic Labs agree, for a period of one year from the date hereof, not to directly or indirectly solicit any employee of the other or to induce or encourage any employee of the other to terminate such employee's employment.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote (as described in Section 4.15) of the stockholders of Genetic Labs in accordance with applicable law and this Agreement and the issuance of the shares of Derma Sciences Common Stock to be issued in the Merger shall have been approved by the requisite vote (as described in Section 5.14) of the stockholders of Derma Sciences in accordance with the requirements of the rules of Nasdaq.

         (b) Nasdaq Listing for Quotation. The shares of Derma Sciences Common Stock issuable to the holders of Genetic Labs Common Stock pursuant to this Agreement in the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

         (c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

         (d) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

         (e) Approvals. Other than the filing of Merger documents in accordance with the MBCA and PBCL, all authorizations, consents, waivers, orders or approvals, or the failure of which to obtain, make or occur would have a material adverse effect at or after the Effective Time on Derma Sciences or the Surviving Corporation, shall have been obtained, been filed or have occurred. Derma Sciences shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Derma Sciences Common Stock pursuant to this Agreement in the Merger.

SECTION 8.2 CONDITIONS TO OBLIGATIONS OF DERMA SCIENCES AND DERMA MERGING TO EFFECT THE MERGER. The obligations of Derma Sciences and Derma Merging to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Derma
Sciences:

         (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of Genetic Labs set forth in this Agreement does not and will not have a material adverse effect on the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities) condition (financial or other) or results of operations of Genetic Labs and (ii) the representations and warranties of Genetic Labs that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time, and Derma Sciences shall have received a certificate signed on behalf of Genetic Labs by the chief executive officer or the chief financial officer of Genetic Labs to such effect.

         (b) Performance of Obligations of Genetic Labs. Genetic Labs shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Derma Sciences shall have received a certificate signed on behalf of Genetic Labs by the chief executive officer or the chief financial officer of Genetic Labs to such effect.

         (c) Affiliate Letters. Derma Sciences shall have received the Affiliate Letters from each of the Affiliates of Genetic Labs as contemplated in Section 7.5.

         (d) Officer Certificate of Genetic Labs. Genetic Labs shall have furnished to Derma Sciences a certificate of the Chief Executive Officer or the President and the Chief Financial Officer of Genetic Labs, dated as of the Effective Time, in which such officers shall certify to the best of their knowledge that all of the conditions set forth in Section 8.2 have been fulfilled.

         (e) Genetic Labs Secretary's Certificate. Genetic Labs shall have furnished to Derma Sciences (i) copies of the text of resolutions by which the corporate action on the part of Genetic Labs necessary to approve this Agreement, and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Time executed on behalf of Genetic Labs by its corporate secretary or one of its assistant corporate secretaries certifying to Derma Sciences that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Time executed on behalf of Genetic Labs by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Genetic Labs executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto by Genetic Labs.

         (f) Opinion of Counsel. Derma Sciences shall have received an opinion of Mackall, Crounse & Moore to the effect that, based on the representation and warranty contained in Section 5.15 to the effect that Derma Sciences is not, and prior to the Effective Time will not be, the "beneficial owner" (as such term is defined in Section 302A.011 of the MBCA) of any shares of Genetic Labs Common Stock and on such representations and certificates as such counsel may require and rely upon in rendering such opinion, the Merger and the other transactions contemplated hereby will not be subject to the provisions of Section 302A.671 or
Section 302A.673 of the MBCA.

SECTION 8.3 CONDITIONS TO OBLIGATION OF GENETIC LABS TO EFFECT THE MERGER. The obligation of Genetic Labs to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

         (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of Derma Sciences set forth in this Agreement does not and will not have a material adverse effect on the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Derma Sciences and (ii) the representations and warranties of Derma Sciences contained in this Agreement that are qualified with reference to a Material Adverse Effect or materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, and Genetic Labs shall have received a certificate signed on behalf of Derma Sciences by the chief executive officer or the chief operating officer of Derma Sciences to such effect.

         (b) Performance of Obligations of Derma Sciences and Derma Merging. Each of Derma Sciences and Derma Merging shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Genetic Labs shall have received a certificate signed on behalf of Derma Sciences by the chief executive officer or the chief operating officer of Derma Sciences to such effect.

         (c) Officer Certificate of Derma Sciences and Derma Merging. Each of Derma Sciences and Derma Merging shall have furnished to Genetic Labs a certificate of the Chief Executive Officer or the President and the Chief Financial Officer of each Derma Sciences and Derma Merging , dated as of the Effective Time, in which such officers shall certify to the best of their knowledge that all of the conditions set forth in Section 8.3 have been fulfilled.

         (d) Derma Sciences and Derma Merging Secretary's Certificate. Each Derma Sciences and Derma Merging shall have furnished to Genetic Labs (i) copies of the text of resolutions by which the corporate action on the part of each Derma Sciences and Derma Merging necessary to approve this Agreement, and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Time executed on behalf of Derma Sciences and Derma Merging by its corporate secretary or one of its assistant corporate secretaries certifying to Genetic Labs that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Time executed on behalf of each Derma Sciences and Derma Merging by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Derma Sciences or Derma Merging executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto by Derma Sciences or Derma Merging, as the case may be.

         (e) Opinion of Counsel to Derma Sciences and Derma Merging. Genetic Labs shall have received an opinion letter dated as of the Effective Time addressed to Genetic Labs from Hedger & Hedger, counsel to Derma Sciences and Derma Merging, based on customary reliance and subject to customary qualifications to the effect that:

         (i) Derma Sciences and Derma Merging each is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania.

         (ii) Derma Sciences and Derma Merging each has the corporate power to consummate the transactions on its part contemplated by this Agreement. Each Derma Sciences and Derma Merging each has taken all requisite corporate action to authorize this Agreement, and all transaction contemplated herein. This Agreement and all documents and instruments contemplated herein have been duly executed and delivered by each of Derma Sciences and Derma Merging and, assuming they are valid and binding obligation of Genetic Labs, constitute the valid and binding obligations of Derma Sciences and Derma Merging each to which it is a party enforceable in accordance with their terms, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance.

         (iii) The execution and delivery of this Agreement by each of Derma Sciences and Derma Merging and the consummation of the transactions contemplated hereby will not constitute a breach, default or violation under their respective charters or bylaws or, to the knowledge of counsel, (a) any material agreement, arrangement or understanding to which either Derma Sciences or Derma Merging is a party, (b) any material license, franchise or permit affecting Derma Sciences or Derma Merging, or (c) any law, regulation, order, judgement or decree applicable to either Derma Sciences or Derma Merging.

         (iv) No authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by Derma Sciences or Derma Merging of the transaction contemplated hereby which has not been obtained or made.

         (v) The shares of Derma Sciences Common Stock to be issued pursuant to the Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable.

         (f) Tax Opinion of Counsel. Derma Sciences and Genetic Labs shall have received an opinion of Hedger & Hedger dated on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of Genetic Labs, which opinion shall be in form and substance satisfactory to counsel for Genetic Labs, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

In rendering such opinion, Hedger & Hedger may require and rely upon representations contained in certificates of officers of Derma Sciences, Derma Merging and Genetic Labs, certain stockholders and others dated on or before the date of such opinion and which shall not have been withdrawn or modified in any material respect; provided, however, that the condition set forth in this

Section 8.2(d) shall be deemed to be satisfied if Hedger & Hedger is unable to render such opinion solely by reason of the holders of five percent (5%) or more of Genetic Labs Common Stock refusing or failing to provide Hedger & Hedger with requested representations. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to Hedger & Hedger.

         (g) Amendments to Stock Option Plan. Derma Sciences shall have made such amendments to its Stock Option Plan, which amendments shall have been approved by the shareholders of Derma Sciences, as may be necessary or desirable, in the reasonable opinion of counsel to Genetic Labs, to issue the New Options under such Stock Option Plan so as to effect the conversion of the Genetic Labs Stock Options as contemplated by Section 7.7 and preserve the Incentive Stock Option status of the New Options in accordance with Section 7.7.

         (h) Executive Contract Guarantees. Derma Sciences shall have guaranteed, which guarantees shall be in form and substance acceptable to counsel for Genetic Labs, the performance of Genetic Labs under those three executive agreements each dated May 1, 1998, between Genetic Labs and Arthur A. Beisang, Robert A. Ersek, M.D.
and H. James Thompson.

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Derma Sciences or Genetic Labs:

         (a) By mutual consent of Derma Sciences and Genetic Labs expressed by majority vote of each entity's board of directors.

         (b) By either Derma Sciences or Genetic Labs, if the Merger shall not have been consummated before December 31, 1998 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement).

         (c) By either Derma Sciences or Genetic Labs, if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable.

         (d) By Derma Sciences, if (i) there has been a breach of any representations or warranties of Genetic Labs set forth herein the effect of which is a Material Adverse Effect under Article IV, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Genetic Labs, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Derma Sciences to Genetic Labs, or (iii) the Board of Directors of Genetic Labs (A) fails to recommend approval and adoption of this Agreement and the Merger by the stockholders of Genetic Labs or withdraws or amends or modifies in a manner adverse to Derma Sciences and Derma Merging its recommendation or approval in respect of this Agreement or the Merger, (B) makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition, or (C) takes any action prohibited by Section 7.2, or (iv) the shareholders of Derma Sciences do not vote to approve the Merger in the manner set forth in Section 5.14.

         (e) By Genetic Labs, if (i) there has been a breach of any representations or warranties of Derma Sciences set forth herein the effect of which is a Material Adverse Effect under Article V, (ii) there has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Derma Sciences, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Genetic Labs to Derma Sciences or (iii) such termination is necessary to allow Genetic Labs to enter into an agreement with respect to a Superior Proposal (provided that the termination described in this clause (iii) shall not be effective unless and until Genetic Labs shall have paid to Derma Sciences in full the fee and expense reimbursement described in Section 9.2(b)) , or (iv) the shareholders of Genetic Labs do not vote to approve the Merger in the manner set forth in Section 4.15.

SECTION 9.2 EFFECT OF TERMINATION.

         (a) In the event of  termination  of this  Agreement  pursuant  to this
Article IX, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, without liability on the part of any party hereto, except as provided in this Section 9.2, Section 7.1 and Section 7.10, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

         (b)(i) If Derma Sciences shall have terminated this Agreement pursuant to Section 9.1(d)(iii) or Genetic Labs shall have terminated this Agreement pursuant to Section 9.1(e)(iii), then in any such case Genetic Labs shall promptly, but in no event later than two business days after the date of such termination, pay Derma Sciences a termination fee of Five Hundred Thousand Dollars ($500,000).

         (ii) If this Agreement is terminated pursuant to Section 9.1(a) or 9.1(b) and the Board of Directors of Derma Sciences (A) withdraws or amends or modifies in any manner adverse to Genetic Labs its recommendation with respect to this Agreement or (B) makes any recommendation with respect to any proposed acquisition of Derma Sciences (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (an "Acquisition Transaction") other than a recommendation to reject such Acquisition Transaction and in either such case the stockholders of Derma Sciences shall not approve the issuance of the shares of Derma Sciences Common Stock in the Merger, then Derma Sciences shall promptly, but in no event later than two business days after the date of such termination, pay Genetic Labs a termination fee of Five Hundred Thousand Dollars ($500,000).

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.1 AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Derma Sciences, Derma Merging and Genetic Labs with respect to any of the terms contained herein; provided, however, that after any approval and adoption of this Agreement by the stockholders of Derma Sciences or Genetic Labs, no such amendment, modification or supplementation shall be made which under applicable law requires the approval of such stockholders without the further approval of such stockholders.

SECTION 10.2 WAIVER. At any time prior to the Effective Time, Derma Sciences and Derma Merging, on the one hand, and Genetic Labs, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and
(iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

SECTION 10.3 SURVIVABILITY; INVESTIGATIONS. The respective representations and warranties of Derma Sciences and Genetic Labs contained herein or in any certificates or other documents delivered prior to or as of the Effective Time
(i) shall not be deemed waived or otherwise affected by any investigation made by any party hereto and (ii) shall not survive beyond the Effective Time.

SECTION 10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

         (a) If to Derma Sciences or Derma Merging, to:

         Derma Sciences, Inc.
         214 Carnegie Center
         Suite 100
         Princeton, NJ  08540
         Telecopier No.:  609-520-0712

         with a copy to:

         Hedger & Hedger
         1800 Linglestown Road
         Suite 206
         Harrisburg, PA 17110
         Attn: Raymond C. Hedger, Jr., Esq.
         Telecopier No.:  717-238-1828

         and

         (b) if to Genetic Labs, to:

         Genetic Laboratories Wound Care, Inc.
         2726 Patton Road
         St. Paul, MN 55113-1136
         Telecopier No.:  612-633-3188
         with a copy to:

         Mackall Crounse & Moore PLC
         1400 AT&T Tower
         901 Marquette Avenue
         Minneapolis, MN  5542-2859
         Attn.:  William J. O'Brien, Esq.
         Telecopier No.:  612-305-1414

SECTION 10.5 DESCRIPTIVE HEADINGS; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, an association, a trust, a Governmental Entity or an unincorporated organization or other entity.

SECTION 10.6 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Schedules and other documents and instruments referred to herein), together with the Confidentiality Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Except for Sections 7.7 and 7.9, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that Derma Sciences or Derma Merging may assign its rights and obligations hereunder to a direct or indirect subsidiary of Derma Sciences, but no such assignment shall relieve Derma Sciences or Derma Merging, as the case may be, of its obligations hereunder.

SECTION 10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the provisions thereof relating to conflicts of law.

SECTION 10.8 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

SECTION 10.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREFORE, each of Derma Sciences, Derma Merging and Genetic Labs has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                     DERMA SCIENCES, INC.


                                     By:/s/  Edward J. Quilty
                                        ----------------------
                                        Edward J. Quilty
                                        Chairman and Principal Executive Officer


                                     DERMA MERGING CORPORATION


                                     By:/s/  Edward J. Quilty
                                        ----------------------
                                        Edward J. Quilty
                                        President and Chief Executive Officer


                                     GENETIC LABORATORIES WOUND CARE, INC.


                                     By:/s/  Arthur A. Beisang
                                        -----------------------
                                        Arthur A. Beisang
                                        Chairman and Chief Executive Officer

                                    EXHIBIT A

                            FORM OF AFFILIATE LETTER

_________, 1998

Derma Sciences, Inc.
214 Carnegie Center, Suite 100
Princeton, NJ  08540

Gentlemen:

I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Genetic Laboratories Wound Care, Inc., a Minnesota corporation ("Genetic Labs"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

Pursuant to the terms of the Agreement and Plan of Merger dated as of July 7, 1998 (the "Agreement"), by and among Derma Sciences, Inc., a Pennsylvania corporation ("Derma Sciences"), Derma Merging Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Derma Sciences, ("Derma Merging") and Genetic Labs, Derma Sciences will acquire all of the issued and outstanding shares of common stock, par value $.01 per share, of Genetic Labs ("Genetic Labs Common Stock") and Derma Merging will merge with and into Genetic Labs (the "Merger").

As a result of the Merger, I may receive shares of Common Stock, par value $.01 per share of Derma Sciences ("Derma Sciences Common Stock") in exchange for shares owned by me of Genetic Labs Common Stock.

I represent, warrant and covenant to Derma Sciences that in the event I receive Derma Sciences Common Stock as a result of the Merger:

     A. I shall not make any sale, transfer or other disposition of the Derma Sciences Common Stock in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Derma Sciences Common Stock, to the extent I felt necessary, with my counsel or counsel for Genetic Labs.

     C. I have been advised that the issuance of Derma Sciences Common Stock to me pursuant to the Merger has been registered with the Commission under the Act by a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of Genetic Labs, (a) I may be deemed to be an affiliate of Genetic Labs and (b) the distribution by me of the Derma Sciences Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Derma Sciences Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Derma Sciences, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. I understand that Derma Sciences is under no obligation to register the sale, transfer or other disposition of the Derma Sciences Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

     E. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Derma Sciences reserves the right to put the following legend on the certificates issued to any transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

It is understood and agreed that the legends set forth in paragraph E above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Derma Sciences a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Derma Sciences, to the effect that such legend is not required for purposes of the Act.

Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Genetic Labs as described in the first paragraph of this letter, as or a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.

Very truly yours,



-------------------------------------
Name:

Accepted this _____ day of ______________, 1998, by

DERMA SCIENCES, INC.



By:___________________________________
    Edward J. Quilty
    Chairman of the Board

                                  SCHEDULE 4.6

                    THIRD PARTY CONSENTS OR NOTICES REQUIRED


1.    Lease Agreement with Roseville Properties

2.    Line of Credit with North Star Bank

3.    CE certification by AMTAC Certification Services, Ltd.

                                  SCHEDULE 4.11

                              INTELLECTUAL PROPERTY


1.    PRODUCTS BEING MARKETED BY GENETIC LABS

NAME OF PRODUCT                        OWNER

Suture Strip(R)Plus                    Genetic Laboratories Wound Care, Inc.
SUTURE STRIP(R)                        Genetic Laboratories Wound Care, Inc.
LC STRIP(R)                            Genetic Laboratories Wound Care, Inc.
ACCU-Cleanse(TM)                       Genetic Laboratories Wound Care, Inc.
NG STRIP(R)                            Genetic Laboratories Wound Care, Inc.
UC Strip(R)                            Genetic Laboratories Wound Care, Inc.
CATH-STRIP(R)                          Genetic Laboratories Wound Care, Inc.
PERCU-STAY(R)                          Genetic Laboratories Wound Care, Inc.
FLEXINET(R)                            Genetic Laboratories Wound Care, Inc.
SYSTENET(R)                            Genetic Laboratories Wound Care, Inc.
SYSTENET(R)                            Genetic Laboratories Wound Care, Inc.
BAND-TECH(R)                           Genetic Laboratories Wound Care, Inc.
EKG HOLTER MONITORING VEST             Genetic Laboratories Wound Care, Inc.


2. GENETIC LABS. TRADEMARKS - REGISTERED AND PENDING

Product trademarks set forth above


3. REGISTERED TRADEMARKS FOR PRODUCTS LICENSED BY GENETIC LABS


None


4. GENETIC LABS COPYRIGHTS - REGISTERED AND PENDING

None

                                  SCHEDULE 4.14

                             EMPLOYEE BENEFIT PLANS


1.  GENETIC LABORATORIES WOUND CARE, INC. 401(K) PLAN

Tax qualified salary reduction plan

2.  BLUE CROSS BLUE SHIELD

Medical insurance plan

3.  DELTA DENTAL, MET LIFE

Dental insurance plan

4.  MASSMUTUAL

Long term disability plan

5.  GENETIC LABORATORIES WOUND CARE, INC. FLEXIBLE SPENDING PLAN

Cafeteria Plan

6.  GENETIC LABORATORIES WOUND CARE, INC. STOCK OPTION PLAN

Employee incentive stock option plan

                                  SCHEDULE 5.6

              TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS


1.  CONVERTIBLE DEBENTURE OFFERING

     Derma Sciences, on June 10, 1998, commenced a private offering of up to $4,000,000 in aggregate principal amount of convertible debentures ("Debentures"). Upon shareholder authorization of the Preferred Stock (described below), the Debentures will convert automatically into "Units" at the rate of one Unit for each $1.20 of Debenture principal. Each Unit will consist of one share of Series B convertible preferred stock ("Preferred Stock") and one Common Stock Purchase Warrant (Warrant"). Each Warrant may be exercised to purchase one share of Derma Sciences common stock at $1.35.


     The Preferred Stock will be convertible at the option of the holder thereof into Derma Sciences common stock on a one-for-one basis. Preferred Stock will enjoy a liquidation preference of $1.20 per share and will be entitled to dividend and voting rights similar to Derma Sciences common stock.

     Additional terms and conditions of the Debenture offering are described in Derma Sciences' Confidential Private Placement Memorandum dated June 10, 1998 copies of which have been furnished to Genetic Labs.

2.  SUNSHINE PRODUCTS ACQUISITION

     Derma Sciences and Sunshine Products, Inc., St. Louis, Missouri ("Sunshine"), have signed a non-binding letter of intent whereby Derma Sciences would purchase all the outstanding equity securities of Sunshine for $1.2 million. Each of three Sunshine stock-holders would receive options to purchase 25,000 shares of Derma Sciences common stock at the market value thereof on the option grant date and Sunshine shareholders' loans to Sunshine in the aggregate amount of approximately $25,000 would be paid by Derma Sciences. Consummation of the purchase is contingent upon negotiation and execution of two year executive employment agreements with the three Sunshine shareholders, successful completion of audits of the Sunshine financial statements, successful completion of due diligence investigations by Derma Sciences and various other conditions.

     Additional terms and conditions of the Sunshine Products acquisition are described in the Derma Sciences-Sunshine Products letter of intent dated June 29, 1998 together with supplementary documentation relative to the Sunshine Products acquisition which have been furnished to Genetic Labs.

                                  SCHEDULE 5.11

                              INTELLECTUAL PROPERTY


1. PRODUCTS BEING MARKETED BY DERMA SCIENCES

Name of Product                                        Owner

Dermagran(R)Ointment                           Derma Sciences, Inc.
Dermagran(R)Spray                              Derma Sciences, Inc.
Dermagran II Moisturizing Spray                Derma Sciences, Inc.
Dermagran II Ointment                          Derma Sciences, Inc.
NutraWash(TM)                                  Derma Sciences, Inc.
NutraShield(TM)Perineal Protectant             Derma Sciences, Inc.
NutraCleanse(TM)                               Derma Sciences, Inc.
DermaFilm(TM)                                  Derma Sciences, Inc.
DermaSite(TM)                                  Derma Sciences, Inc.
NutraCol(TM)                                   Derma Sciences, Inc.
DermaCol(TM)                                   Derma Sciences, Inc.
NutraVue(TM)                                   Derma Sciences, Inc.
NutraFill(TM)                                  Derma Sciences, Inc.
NutraGauze(TM)                                 Derma Sciences, Inc.
Dermagran(R)Wet Dressing (Saline)              Derma Sciences, Inc.
NutraDress(TM)                                 Derma Sciences, Inc.
NutraStat(TM)                                  Derma Sciences, Inc.
DermaStat(TM)                                  Derma Sciences, Inc.
Marsupial(R)Pouch                              Turner Healthcare Products, Inc.

2. DERMA SCIENCES TRADEMARKS - REGISTERED AND PENDING

Product trademarks set forth above;
S.T.A.G.E.S. (TM)

3. REGISTERED TRADEMARKS FOR PRODUCTS LICENSED BY DERMA SCIENCES

Marsupial (R) Pouch  -- owned by Turner Healthcare Products, Inc.

4. DERMA SCIENCES COPYRIGHTS - REGISTERED AND PENDING

NONE

                                  SCHEDULE 5.13

                             EMPLOYEE BENEFIT PLANS


1. DERMA SCIENCES, INC. 401(K) PLAN

Tax qualified salary reduction plan

2. AETNA U.S. HEALTHCARE

Medical insurance plan

3. DELTA DENTAL PLAN OF NEW JERSEY

Dental insurance plan

4. EDUCATORS MUTUAL LIFE INSURANCE

Group life insurance plan

5. THE GUARDIAN

Long-term disability plan

                                                                      APPENDIX B

                       MINNEOSOTA BUSINESS CORPORATION ACT

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

         (1)  alters and abolishes a preferential right of the shares;

         (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

         (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

         (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section:

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of the disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

SUBD. 2. BENEFICIAL OWNERS.

     (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

SUBD. 3. RIGHTS NOT TO APPLY.

     (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

SUBDIVISION 1. DEFINITIONS.

     (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

SUBD. 3. NOTICE OF DISSENT. If a proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES.

     (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

         (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

         (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

         (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

         (4)  A  copy  of  section   302A.471  and  this  section  and  a  brief
              description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

SUBD. 5. PAYMENT; RETURN OF SHARES.

     (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

         (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

         (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

         (3)  A  copy  of  section  302A.471  and  this  section,  and  a  brief
              description   of  the   procedure  to  be  followed  in  demanding
              supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph
         (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

SUBD. 8. COSTS; FEES; EXPENSES.

     (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The  court  may  award,  in its  discretion,  fees and  expenses  to an
         attorney  for  the   dissenters  out  of  the  amount  awarded  to  the
         dissenters, if any.

                                                                      APPENDIX C

                              DERMA SCIENCES, INC.

                     AMENDED AND RESTATED STOCK OPTION PLAN


        THIS DERMA SCIENCES, INC. STOCK OPTION PLAN, made, adopted and declared effective the 18th day of July, 1991 by Derma Sciences, Inc. (herein referred to as the "Plan").

         1. PURPOSE. The Plan is intended to enable Derma Sciences, Inc. and its subsidiaries (the "Company") to attract and retain capable officers, other employees, capable outside consultants, advisors and directors, to provide them with incentives to promote the best interests of the Company through the grant of incentive stock options and nonqualified stock options (collectively, "Options").

         As used in the Plan, the term "incentive stock options" means options which are intended to qualify as incentive stock options within the meaning of ss.422 of the Internal Revenue Code of 1986, as amended, (thE "Code"). The term "nonqualified stock options" means options which are not intended to qualify as incentive stock options.

         2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company whose members shall, inter alia, be "non-employee directors" as this term is utilized in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934.

         Subject to the terms of the Plan, the Committee shall have full and final authority in its absolute discretion to select the persons to whom Options shall be granted under the Plan and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of this Plan, for the proper administration of this Plan and Options granted hereunder, and to make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its officers, employees, directors and outside consultants and advisors (including former officers, employees and directors) of the Company, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board of Directors of the Company (the "Board") or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

         3. ELIGIBILITY. The persons eligible to receive options ("Eligible Individuals") under the Plan shall be the directors (excluding members of the Committee), officers and other employees of the Company, outside consultants and advisors.

         4. STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in paragraph 7 hereof, 1,500,000 shares (the "Shares") of $.01 par value common stock (the "Common Stock") shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

         If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

         5. GRANTS, TERMS AND CONDITIONS OF OPTIONS. From time to time until the expiration or earlier termination of the Plan, the Committee may grant Options to Eligible Individuals (such grantees are hereinafter referred to as "Optionees") under the Plan; provided, however, that grants of incentive and nonqualified stock options shall be separate and not in tandem. Options granted pursuant to the Plan shall be in such form as the Committee shall from time to time approve, and shall be subject to the following terms and conditions:

         (A) PRICE. The option price per Share under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion but shall not be less than (i) in the case of an Incentive Stock Option granted to a person who owns more than 10% of the combined voting power of all shares of stock of the Company or any subsidiary on the date of grant, the greater of $.01 or 110% of the fair market value of the Shares on the date of grant of such Option, and (ii) in all other cases the greater of $.01 or 100% of the fair market value of the Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean that amount determined by such method of determining fair market value as shall be permitted by the Code, or the rules or regulations thereunder, and used by the Committee from time to time. For purposes of this paragraph 5 an individual shall be deemed to own any shares of stock of the Company which are attributed to such individual under ss. 424(d) of the Code.

         (B) TERM.  Subject to earlier  termination as provided in subparagraphs
(c) through (f) below and in paragraph 8 hereof, the duration of each Option shall not be more than ten (10) years from the date of grant; provided that the duration of any Option granted to a person who owns more than 10% of the combined voting powers of all shares of stock of the Company on the date of grant of the Option shall not be more than five (5) years from the date of grant.

         (C) EXERCISE AND PAYMENT. Except as otherwise provided in paragraph 8 hereof, options shall be exercisable in such installments and on such dates, as the Committee may specify; provided that the Committee may determine that Options will become immediately exercisable in whole or in part in the event of death, disability or termination of employment. Except as otherwise provided in subparagraphs (d) through (f) below, Optionees must be in the employ of the Company at the time of Option exercise. Any Shares which may be purchased upon exercise of an Option ("Option Shares"), the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to Derma Sciences, Inc. at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

         The purchase price shall be payable: (i) in cash or its equivalent,  or
(ii) if the Committee, in its discretion, so provides in the stock option agreement or, in the case of nonqualified stock options, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part through the transfer of Common Stock previously acquired by the Optionee, provided the Common Stock so transferred has been held for the applicable holding period set forth below:

              (i) If such previously acquired shares of Common Stock were acquired through exercise of an incentive stock option and are being tendered as payment of the option price under an incentive stock option, such shares have been held by the Optionee for a period not less than the holding period described in ss. 422(a)(1) of the Code;

              (ii) If such previously acquired shares of Common Stock were acquired through exercise of an incentive stock option or a nonqualified stock option and are being tendered as payment of the option price under a nonqualified stock option, such shares have been held by the Optionee for more than six months; or

              (iii) If such previously acquired shares of Common Stock were acquired through exercise of a nonqualified stock option and are being tendered as payment of the option price under an incentive stock option, such Shares have been held by the Optionee for more than six months.

         In the event such purchase price is paid, in whole or in part, with shares of Common Stock, the portion of the purchase price so paid shall be equal to the fair market value, as determined by, or in the manner prescribed by, the Committee in accordance with subparagraph (a) above, on the date of exercise of the Option, of the shares of Common Stock so tendered in payment of such purchase price.

         (D) DEATH OF OPTIONEE. If an Optionee's employment is terminated by reason of his death prior to the expiration date of his Option, or if an Optionee whose employment is terminated (as described in subparagraphs (e) and
(f) below) shall die within three (3) months following his termination of employment but prior to the expiration date of his Option or expiration of the period determined under subparagraphs (e) or (f) below, if earlier, such Option may be exercised by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) one year following the date of the Optionee's death, or (ii) the expiration date of such Option (which, in the case of death following a termination of employment pursuant to subparagraphs (e) or
(f) below, shall be deemed to mean the expiration of the exercise period determined thereunder).

         (E) DISABILITY OF OPTIONEE. If an Optionee shall become permanently and totally disabled during his employment with the Company and his employment with the Company is terminated as a consequence of such permanent and total disability prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) one year following the date of the Optionee's termination of employment, or (ii) the expiration date of such Option. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

         (F) TERMINATION OF EMPLOYMENT OF OPTIONEE. If an Optionee's employment with the Company is terminated prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, at any time prior to the later of: (i) three (3) months after the date of termination, or
(ii) the expiration date of such Option; provided, however, if an Optionee's employment is terminated by the Company "for cause" (as defined below), the Optionee shall have no right to exercise his Option on or after the date or such termination. As used herein, termination of an Optionee's employment by the Company shall be "for cause" if the Board reasonably concludes that the Optionee has materially failed to perform his or her responsibilities to the Company, materially failed to follow directives or policies established by or at the direction of the Board, or conducted himself or herself in a manner materially detrimental to the interests of the Company.

         (G) TRANSFERABILITY. No option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, his Options shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

         (H) RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the exercise of such Option and his payment for such Shares.

         (I) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined in accordance with Subparagraph (a) above as of the time an incentive stock option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an Eligible Individual during any calendar year (under the Plan and any other incentive stock option plan of the Company) may not exceed one hundred thousand dollars ($100,000), or such other number as may be in effect under the Code from time to time.

         (J) OPTION AGREEMENT AND FURTHER CONDITIONS. As soon as practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement") which shall state the number of Shares to which the Option pertains and specify whether the Option is intended to be an incentive stock option or a nonqualified stock option. The Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan (and, in the case of incentive stock options, the provisions of ss. 422(b) of the Code) as the Committee shall determine. Without limiting thE generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

         (K) WITHHOLDING. The obligation of the Company to deliver Shares upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state and local tax withholding requirements.

         6. LISTING AND REGISTRATION OF SHARES. Each Option under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Option or Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, or the exercise thereof, then no such Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, on conditions acceptable to the Company. Each Optionee, or his legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

         7. ADJUSTMENTS. The number of Shares which may be issued under the Plan, as stated in paragraph 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options), shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         8. MERGER, LIQUIDATION OR SALE. In the event of a proposed dissolution, liquidation or sale of substantially all of the assets of the Company, or of a merger or consolidation involving a 50% change of ownership or control of the Company, the Committee shall, in its unlimited discretion, have the power prior to such event: (a) to terminate all outstanding Options upon at least seven (7) days prior notice to each Optionee and, if the Committee deems it appropriate, to cause the Company to pay to each Optionee an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the option price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction, or (b) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the option price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to optionees in partial consideration for such exchange. Anything hereinbefore or hereinafter to the contrary notwithstanding, upon the approval of the Board of Directors of the Company to implement a dissolution, liquidation, sale of substantially all of the assets of the Company or merger or consolidation involving a 50% change of ownership or control of the Company, all unexercised Options issued hereunder shall become immediately exercisable.

         9. ACQUISITIONS. Notwithstanding any other provision of this Plan, Options may be granted hereunder in substitution for options held by officers and employees of other corporations who are about to, or have, become employees of the Company as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company. The terms, including the option price, of the substitute options so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

         10. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board at any time, and from time to time, may suspend or discontinue the Plan or amend it and any outstanding Options in any respect whatsoever; provided, however, that without the approval of the holders of at least a majority of the outstanding shares of Common Stock as may be required by applicable law: (a) the maximum number of Shares with respect to which Options may be granted under the Plan shall not be increased except as permitted under paragraph 7 hereof, (b) the lowest price at which Options may be granted shall not be reduced, and (c) the duration of the Plan under paragraph 14 shall not be extended; and provided further, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

         11. ABSENCE OF RIGHTS. The recommendations or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee, and any such grant is subject to the provisions of the Plan. Further, the granting of an Option to a person shall not entitle that person to continued employment by the Company or affect the terms and conditions of such employment, and the Company shall have the absolute right, in its discretion, to retire such person in accordance with its retirement policies or otherwise to terminate his employment, whether or not such termination may result in a partial or total termination of this Option.

         12. APPROVAL. This Plan originally was adopted by the Company on July 10, 1991. This plan was amended January 14, 1994, May 22, 1996 and July 14, 1998.

         13. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

         IN WITNESS WHEREOF, this Plan has been executed the day and year first hereinabove written.

                                                DERMA SCIENCES, INC.



                                                By:____________________________
                                                   Edward J. Quilty
                                                   Chairman

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 empower Derma Sciences, and the bylaws of Derma Sciences provide that it shall have the power, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of Derma Sciences, or is or was serving at the request of Derma Sciences as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or in the case of actions undertaken other than in his official capacity, not opposed to, the best interest of Derma Sciences, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of Derma Sciences, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Derma Sciences unless and only to the extent that the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

ITEM 21. EXHIBITS

Exhibit Number.         Description

  2.1 ........  Agreement and Plan of Merger by and among Derma Sciences,  Derma
                Merging and Genetic Labs dated as of July 7, 1998 (attached as Appendix A to Part I of this Registration Statement)
  5.1 ........  Opinion  of Hedger & Hedger  regarding  legality  of  securities being registered
  8.1 ........  Opinion of Hedger & Hedger as to federal income tax consequences of the Merger
 23.1 ........  Consent of Ernst & Young LLP
 23.2 ........  Consent of McGladrey & Pullen, LLP
 23.3 ........  Consent  of  Hedger  & Hedger  (contained  in  opinion  filed as
                Exhibit 5.1)
 23.4 ........  Consent  of  Hedger  & Hedger  (contained  in  opinion  filed as
                Exhibit 8.1)
 24.1 ........  Power  of  Attorney  (included  on the  signature  page  of this
                Registration Statement)

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

(3)  that  every  prospectus  (i)  that  is  filed  pursuant  to  paragraph  (2)
     immediately  preceding,  or (ii) that purports to meet the  requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to such request; and

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 16th day of July, 1998.

                                      DERMA SCIENCES, INC.


                                      By:/s/ Edward J. Quilty
                                         ----------------------
                                         Edward J. Quilty, Chairman of the Board


                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Edward J. Quilty as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      SIGNATURE                    CAPACITY IN WHICH SIGNED            DATE


/s/ Edward J. Quilty          Chairman of the Board and Director   July 16, 1998
--------------------------    (Principal Executive Officer)
Edward J. Quilty

/s/ Stephen T. Wills          Vice President and Chief Financial   July 16, 1998
--------------------------    Officer (Principal Financial and
Stephen T. Wills, CPA, MST    Accounting Officer)

/s/ John T. Borthwick         Director                             July 16, 1998
--------------------------
John T. Borthwick

/s/ Laurence F. Lane          Director                             July 16, 1998
--------------------------
Laurence F. Lane

/s/ Timothy J. Patrick        Director                             July 16, 1998
--------------------------
Timothy J. Patrick

/s/ Srini Conjeevaram         Director                             July 16, 1998
--------------------------
Srini Conjeevaram